 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-290475
PROSPECTUS SUPPLEMENT
(To Prospectus dated September 23, 2025)
35,000,000 Equity Units
(Initially Consisting of 35,000,000 Corporate Units)

This is an offering of Equity Units (“Equity Units”) by Duke Energy Corporation (“Duke Energy” or the “Company” or “our” or “we” or “us”). Each Equity Unit will have a stated amount of $50 and initially will be in the form of a Corporate Unit (“Corporate Unit”) consisting of (i) a purchase contract issued by us, (ii) a 1/40, or 2.5%, undivided beneficial ownership interest in $1,000 principal amount of our Remarketable Senior Notes due 2032 (“2032 RSNs”) and (iii) a 1/40, or 2.5%, undivided beneficial ownership interest in $1,000 principal amount of our Remarketable Senior Notes due 2036 (“2036 RSNs” and, together with the 2032 RSNs, the “RSNs”). Each series of RSNs will initially bear interest at the rate of 4.85% per annum, payable quarterly, subject to reset following a successful remarketing as described herein.
We intend to apply to list the Corporate Units on The New York Stock Exchange and expect trading to commence within 30 days of the date of initial issuance of the Corporate Units under the symbol “DUKU”, but there is no guarantee that such listing will be approved. Prior to this offering, there has been no public market for the Corporate Units.
Our common stock is listed on The New York Stock Exchange under the symbol “DUK.” The last reported sale price of our common stock on The New York Stock Exchange on August 10, 2026 was $121.19 per share.

Investing in the Equity Units involves certain risks. See the “Risk Factors” section beginning on page S-26 of this prospectus supplement, as well as under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025 and our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2026 and June 30, 2026, which are incorporated by reference herein, for more information.
Neither the Securities and Exchange Commission (“SEC”) nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Corporate Unit	Total
Public offering price	$50.00	$1,750,000,000
Underwriting discounts and commissions	$0.8750	$30,625,000
Proceeds to Duke Energy Corporation, before expenses	$49.1250	$1,719,375,000
We have granted the underwriters the option to purchase from us, within the 13-day period beginning on, and including, the date we first issue the Equity Units, up to an additional 5,000,000 Equity Units, initially in the form of Corporate Units, at the public offering price per Corporate Unit, less the underwriting discounts and commissions, solely for the purpose of covering over-allotments.
We expect that delivery of the Corporate Units will be made to investors in book-entry form through The Depository Trust Company on or about August 13, 2026, which will be the second business day following the initial trade date for the Corporate Units (this settlement cycle being referred to as “T+2”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Corporate Units prior to the business day preceding the settlement date will be required, by virtue of the fact that the Corporate Units initially will settle T+2, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Corporate Units who wish to trade the Corporate Units prior to the business day preceding the settlement date should consult their own advisors.
This prospectus supplement and the accompanying prospectus are not intended to constitute an offer to, and the Equity Units should not be purchased, held or otherwise acquired by a “specified foreign entity” as defined in Section 7701(a)(51)(B) of the Internal Revenue Code of 1986, as amended (“specified foreign entity”). By purchasing the Equity Units, any investor in the Equity Units (including all affiliated entities that participate in such purchase) will be deemed to represent and warrant to us that it is not, and will not be, for its taxable year that includes the date of the original issuance of the Equity Units, a specified foreign entity.

Book-Running Managers
Barclays	BofA Securities	Mizuho
Citigroup	Goldman Sachs & Co. LLC	J.P. Morgan
Morgan Stanley	Truist Securities	Wells Fargo Securities
CIBC Capital Markets	RBC Capital Markets	Santander	Scotiabank	TD Securities

August 10, 2026

(continued from cover)
•
The purchase contract will obligate you to purchase from us on August 1, 2029, or if such day is not a business day, on the following business day (the “purchase contract settlement date”), for a price of $50 in cash, the following number of shares of our common stock, subject to anti-dilution adjustments:

•
if the applicable market value, which is the average of the volume-weighted average price of our common stock on each trading day during the 20 consecutive scheduled trading day period ending on, and including, the third scheduled trading day prior to the purchase contract settlement date, subject to adjustment as described herein if a market disruption event occurs during such period, equals or exceeds $151.4693, 0.3301 shares of our common stock;

•
if the applicable market value is less than $151.4693 but greater than $121.1827, a number of shares of our common stock equal to $50 divided by the applicable market value, rounded to the nearest ten thousandth of a share; and

•
if the applicable market value is less than or equal to $121.1827, 0.4126 shares of our common stock.

•
We will pay you quarterly contract adjustment payments at a rate of 2.90% per year on the stated amount of $50 per Equity Unit, or $1.4500 per year, in respect of each purchase contract, subject to our right to defer these payments, as described in this prospectus supplement. No deferral period will extend beyond the purchase contract settlement date. The contract adjustment payments are payable quarterly on February 1, May 1, August 1 and November 1 of each year, commencing on November 1, 2026. The contract adjustment payments will rank junior and be subordinated in right of payment and upon liquidation to all of our “Senior Indebtedness” (as defined under “Description of the Purchase Contracts — Contract Adjustment Payments”) and will be structurally subordinated to all liabilities of our subsidiaries.

•
The 2032 RSNs will initially bear interest at a rate of 4.85% per year, and the 2036 RSNs will initially bear interest at a rate of 4.85% per year. We will initially pay interest on the RSNs on February 1, May 1, August 1 and November 1 of each year, commencing on November 1, 2026. The RSNs will be our direct, unsecured and unsubordinated obligations, ranking equally in priority with all of our existing and future unsecured and unsubordinated indebtedness and senior in right of payment to all of our existing and future subordinated debt. The RSNs will be structurally subordinated to all liabilities and any preferred stock of our subsidiaries.

•
The RSNs will be remarketed as described in this prospectus supplement. In connection with the remarketing, we will remarket each series of RSNs as fixed-rate notes and will modify certain other terms of the RSNs. Following any successful remarketing of the RSNs, the interest rate on each series of RSNs will be reset, interest will be payable on a semi-annual basis and we will cease to have the ability to redeem the RSNs at our option, all as described under “Description of the Purchase Contracts — Remarketing.”

•
Your ownership interest in each series of RSNs (or after a successful optional remarketing or tax credit event redemption, a portion of your related ownership interest in the Treasury portfolio or, in certain circumstances, cash) or the Treasury securities discussed below, as the case may be, will be pledged to us to secure your obligation under the related purchase contract.

•
Other than during a blackout period (as defined under “Description of the Equity Units — Creating Treasury Units by Substituting a Treasury Security for the RSNs”) or after a successful remarketing or a tax credit event redemption of the RSNs, you can create Treasury Units (“Treasury Units”) from Corporate Units by substituting Treasury securities for your pledged ownership interest in the RSNs comprising a part of the Corporate Units. You can also recreate Corporate Units from Treasury Units by substituting a 1/40 undivided beneficial ownership interest in each series of RSNs for the Treasury securities previously pledged and comprising a part of your Treasury Units.

•
If the RSNs are redeemed upon the occurrence of a tax credit event and, at such time, you hold Corporate Units, your applicable ownership interest in the tax credit event Treasury portfolio purchased with the proceeds from such redemption (or, in certain circumstances, cash) will be used to satisfy your payment obligation under the purchase contract. If there is a successful optional remarketing of the RSNs and, at such time, you hold Corporate Units, your applicable ownership interest in the remarketing Treasury portfolio purchased with the proceeds from the remarketing (or, in certain circumstances, cash) will be used to satisfy your payment obligation under the purchase contract. If there is a successful final remarketing of the RSNs and you hold Corporate Units, the proceeds from the remarketing will be used to satisfy your payment obligation under the purchase contract, unless you have elected to settle with separate cash.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus authorized by us. We have not, and the underwriters have not, authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus authorized by us is accurate as of any date other than the date of the document containing the information or such other date as may be specified therein. Our business, financial condition, liquidity, results of operations and prospects may have changed since those respective dates.

Prospectus Supplement
Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering.
If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in or incorporated by reference in this prospectus supplement.
It is important for you to read and consider all information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the information contained in the documents to which we have referred you in “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus.
Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to “Duke Energy,” “we,” “us” and “our” or similar terms are to Duke Energy Corporation and its subsidiaries.
Notice to Prospective Investors in the European Economic Area
None of this prospectus supplement, the accompanying prospectus or any related free writing prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129, as amended (the “Prospectus Regulation”). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of Equity Units in any Member State of the European Economic Area (the “EEA”) will only be made to a legal entity which is a qualified investor under the Prospectus Regulation (each, an “EEA Qualified Investor”). Accordingly, any person making or intending to make an offer in any Member State of the EEA of Equity Units which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so with respect to EEA Qualified Investors. Neither Duke Energy Corporation nor the underwriters have authorized, nor do they authorize, the making of any offer of Equity Units in the EEA other than to EEA Qualified Investors.
PROHIBITION OF SALES TO EEA RETAIL INVESTORS — The Equity Units are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97, as amended (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not an EEA Qualified Investor. Consequently, no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”) for offering or selling the Equity Units or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Equity Units or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
Notice to Prospective Investors in the United Kingdom
None of this prospectus supplement, the accompanying prospectus or any related free writing prospectus is a prospectus for the purposes of the United Kingdom Financial Conduct Authority’s Prospectus Rules: Admissions to Trading on a Regulated Market (PRM) sourcebook. This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of Equity Units in the United Kingdom will only be made to a legal entity which is a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024 (each, a “UK Qualified Investor”). Accordingly, any person making or intending to make an offer in the United Kingdom of Equity Units which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so with respect to UK Qualified Investors. Neither Duke Energy Corporation nor the underwriters have authorized, nor do they authorize, the making of any offer of Equity Units in the United Kingdom other than to UK Qualified Investors.

PROHIBITION OF SALES TO UNITED KINGDOM RETAIL INVESTORS — The Equity Units are not intended to be offered, sold, distributed or otherwise made available to and should not be offered, sold, distributed or otherwise made available to any retail investor in the United Kingdom. For these purposes, a “retail investor” means a person who is either one (or both) of the following: (i) not a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom (“UK MiFIR”); or (ii) not a UK Qualified Investor. Consequently, no disclosure document required by the FCA Product Disclosure Sourcebook (“DISC”) for offering, selling or distributing the Equity Units or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering, distributing or selling the Equity Units or otherwise making them available to any retail investor in the United Kingdom may be unlawful under DISC and the Consumer Composite Investments (Designated Activities) Regulations 2024.
The communication of this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other document or materials relating to the issue of the Equity Units offered hereby is not being made, and this prospectus supplement, the accompanying prospectus, any related free writing prospectus and such other documents and/or materials have not been approved, by an authorized person for the purposes of Section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”). Accordingly, this prospectus supplement, the accompanying prospectus, any related free writing prospectus and such other documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. This prospectus supplement, the accompanying prospectus, any related free writing prospectus and such other documents and/or materials are for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), (ii) fall within Article 49(2)(a) to (d) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are any other persons to whom it may otherwise lawfully be communicated or distributed under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). This prospectus supplement, the accompanying prospectus, any related free writing prospectus and any such other documents and/or materials are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any such other documents and/or materials relate will be engaged in only with relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus, any related free writing prospectus or any other documents and/or materials relating to the issue of the Equity Units offered hereby or any of their contents.

PROSPECTUS SUPPLEMENT SUMMARY
The following summary is qualified in its entirety by, and should be read together with, the more detailed information that is included elsewhere in this prospectus supplement and the accompanying prospectus, as well as the information that is incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” in this prospectus supplement for information about how you can obtain the information that is incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus. Investing in the Equity Units involves risks. See “Risk Factors” in this prospectus supplement.
Duke Energy Corporation
Duke Energy Corporation, or Duke Energy, together with its subsidiaries, is a diversified energy company with both regulated and nonregulated utility operations. We conduct business through the following operating business segments: Electric Utilities and Infrastructure and Gas Utilities and Infrastructure.
Duke Energy’s Electric Utilities and Infrastructure segment conducts operations primarily through the regulated public utilities of Duke Energy Carolinas, LLC, Duke Energy Progress, LLC, Duke Energy Florida, LLC, Duke Energy Indiana, LLC and Duke Energy Ohio, Inc. Duke Energy’s Electric Utilities and Infrastructure segment provides retail electric service through the generation, transmission, distribution and sale of electricity to approximately 8.7 million customers within the Southeast and Midwest regions of the U.S. The service territory is approximately 90,000 square miles across six states with a total estimated population of 27 million people. The operations include electricity sold wholesale to municipalities, electric cooperative utilities and other load-serving entities. Duke Energy’s Electric Utilities and Infrastructure segment is also a joint owner of certain electric transmission projects.
Duke Energy’s Gas Utilities and Infrastructure segment conducts natural gas operations primarily through the regulated public utilities of Piedmont Natural Gas Company, Inc., Duke Energy Ohio, Inc. and Duke Energy Kentucky, Inc. Duke Energy’s Gas Utilities and Infrastructure segment serves residential, commercial, industrial and power generation natural gas customers, including customers served by municipalities who are wholesale customers. Duke Energy’s Gas Utilities and Infrastructure segment has over 1.8 million total customers, including approximately 1 million customers located in the Carolinas, 205,000 customers in Tennessee and 565,000 customers in southwestern Ohio and northern Kentucky.
Duke Energy is a Delaware corporation. The address of Duke Energy’s principal executive offices is 525 South Tryon Street, Charlotte, North Carolina 28202-1803 and its telephone number is (800) 488-3853. Duke Energy’s common stock is listed and trades on the New York Stock Exchange under the symbol “DUK.”
Recent Developments
On August 5, 2026, Duke Energy Progress, LLC (“DEP”) filed a Comprehensive Revenue Requirement Settlement (the “Comprehensive Settlement”) with the Public Staff – North Carolina Utilities Commission and other intervenors in connection with DEP’s application for adjustment of rates and charges and for Performance Based Regulation filed with the North Carolina Utilities Commission (“NCUC”) on November 20, 2025. Testimony consistent with the Comprehensive Settlement was filed on August 7, 2026. The Comprehensive Settlement resolves all revenue requirement items in the case including, among other things, (i) a return on equity of 9.8% based on a capital structure of 53% equity component in the capital structure, (ii) a retail rate base of approximately $17.8 billion for the historic base case, (iii) approximately $3.4 billion of capital in the multi-year rate plan (“MYRP”) along with an annual MYRP refund mechanism, and (iv) an agreement to evaluate a one-year rate case stay out under which DEP would not file a base rate case earlier than November 1, 2028, so long as the NCUC grants deferral of cost of certain new generating assets.
The Comprehensive Settlement is subject to review and approval by the NCUC. An evidentiary hearing to review the Comprehensive Settlement and other issues in the case is scheduled to begin on August 11, 2026. There is no assurance that the NCUC will approve the Comprehensive Settlement. Subject to NCUC approval, DEP has requested total Year 1 rates to be in effect no later than January 1, 2027. The Comprehensive Settlement is expected to result in one-time pre-tax accounting charges to DEP of approximately $30 million, to be recognized in 2026. These charges are expected to be treated as special items and excluded from adjusted earnings.
The Offering
What are Equity Units?
Equity Units may be either Corporate Units or Treasury Units, as described below. The Equity Units will initially consist of 35,000,000 Corporate Units (or 40,000,000 Corporate Units if the underwriters exercise their over-allotment option in full), each with a stated amount of $50. You can create Treasury Units from Corporate Units that you own as described below under “How can I create Treasury Units from Corporate Units?”. You can also recreate Corporate Units from Treasury Units that you own as described below under “How can I recreate Corporate Units from Treasury Units?”.
What are the components of a Corporate Unit?
Each Corporate Unit initially consists of a contract to purchase our common stock in the future, a 1/40 undivided beneficial ownership interest in $1,000 principal amount of our 2032 RSNs and a 1/40 undivided beneficial ownership interest in $1,000 principal amount of our 2036 RSNs. The undivided beneficial ownership interest in each series of RSNs corresponds to $25 principal amount of such RSNs. Initially, each series of RSNs will be issued in minimum denominations of $1,000 and integral multiples of $1,000. You will own the undivided beneficial ownership interest in the RSNs comprising part of each of your Corporate Units, but the RSNs will be pledged to us through the collateral agent to secure your obligation under the related purchase contract.
Upon a successful optional remarketing (as described under “What is an optional remarketing?”) or if a tax credit event redemption occurs prior to the purchase contract settlement date, the RSNs comprising part of the Corporate Units will be replaced by the Treasury portfolio described below under “What is the Treasury portfolio?”. Once replaced, the applicable ownership interest in the Treasury portfolio will be pledged to us through the collateral agent to secure your obligation under the related purchase contract.
What is a purchase contract?
Each purchase contract, whether part of a Corporate Unit or Treasury Unit, obligates you to purchase, and obligates us to sell, on August 1, 2029, or if such day is not a business day, the following business day (which is referred to as the “purchase contract settlement date”), for $50 in cash, a number of shares of our common stock equal to the “settlement rate.” You may satisfy your obligation to purchase our common stock under the purchase contracts as described under “How can I satisfy my obligation under the purchase contracts?” below.
The settlement rate will be calculated (subject to adjustment under the circumstances set forth in “Description of the Purchase Contracts — Anti-dilution Adjustments” and “Description of the Purchase Contracts — Early Settlement Upon a Fundamental Change”) as follows:
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if the applicable market value (as defined below) of our common stock is equal to or greater than the “threshold appreciation price” of $151.4693, the settlement rate will be 0.3301 shares of our common stock (this settlement rate is referred to as the “minimum settlement rate”);

•
if the applicable market value of our common stock is less than the threshold appreciation price but greater than the “reference price” of $121.1827, the settlement rate will be a number of shares of our common stock equal to $50 divided by the applicable market value, rounded to the nearest ten thousandth of a share; and

•
if the applicable market value of our common stock is less than or equal to the reference price, the settlement rate will be 0.4126 shares of our common stock (this settlement rate is referred to as the “maximum settlement rate”).

“Applicable market value” means the average of the volume-weighted average price, or VWAP, of our common stock on each trading day during the 20 consecutive scheduled trading day period ending on, and including, the third scheduled trading day immediately preceding the purchase contract settlement date (the “market value averaging period”). The “VWAP” of our common stock means, for the relevant trading day, the per share VWAP on the principal exchange or quotation system on which our common stock is listed or admitted for trading as displayed under the heading Bloomberg VWAP on Bloomberg page “DUK US <EQUITY> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading on the relevant trading day until the scheduled close of trading on the relevant trading day (or if such VWAP is unavailable, the market price of one share of our common stock on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us). Following a fundamental change described in clause (2) of such definition where the holders of our common stock receive only cash in such fundamental change, the “VWAP” shall be equal to the cash amount paid per share of our common stock. A “trading day” means, for purposes of determining a VWAP or closing price, a day (i) on which the principal exchange or quotation system on which our common stock is listed or admitted for trading is scheduled to be open for business and (ii) on which there has not occurred or does not exist a market disruption event, as defined in “Description of the Purchase Contracts — Purchase of Common Stock.” The threshold appreciation price is equal to $50 divided by the minimum settlement rate (such quotient rounded to the nearest $0.0001), which is $151.4693 and represents appreciation of approximately 25.00% over the reference price. The “reference price” is equal to $50 divided by the maximum settlement rate (such quotient rounded to the nearest $0.0001), which is $121.1827 and is approximately equal to the closing price of our common stock on The New York Stock Exchange on the date the Equity Units are priced.
If 20 trading days for our common stock have not occurred during the market value averaging period, all remaining trading days will be deemed to occur on the third scheduled trading day immediately prior to the purchase contract settlement date and the VWAP of our common stock for each of the remaining trading days will be the VWAP of our common stock on that third scheduled trading day or, if such day is not a trading day, the closing price, as defined in “Description of the Purchase Contracts — Purchase of Common Stock,” as of such date.
We will not issue any fractional shares of our common stock upon settlement of a purchase contract. Instead of a fractional share, you will receive an amount of cash equal to the percentage of a whole share represented by such fractional share multiplied by the closing price of our common stock on the trading day immediately preceding the purchase contract settlement date (or the trading day immediately preceding an early settlement date, in the case of early settlement). If, however, a holder surrenders for settlement at one time certificates evidencing more than one purchase contract, then the number of shares of our common stock issuable pursuant to such purchase contracts will be computed based upon the aggregate number of purchase contracts surrendered (including any global security certificate, to the extent permitted by, and practicable under, depository procedures).
Can I settle the purchase contract early?
Prior to 4:00 p.m., New York City time, on the second business day immediately preceding the purchase contract settlement date, subject to certain blackout periods (as described herein), you can settle a purchase contract by paying $50 in cash per Corporate Unit or Treasury Unit (and, under certain circumstances, accrued and unpaid contract adjustment payments payable on the next contract adjustment payment date). If you settle a purchase contract early, your pledged ownership interest in each series of RSNs, the applicable ownership interests in the Treasury portfolio or the Treasury securities underlying the relevant Treasury Unit, as applicable, will be released to you and 0.3301 shares of our common stock, subject to adjustments, will be issued to you pursuant to the purchase contract (subject to adjustment as described below under “Description of the Purchase Contracts — Anti-dilution Adjustments”), subject to the provisions described below under “What happens if there is early settlement upon a fundamental change?” with respect to early settlements upon a fundamental change. You may only elect early settlement in integral multiples of 40 Corporate Units or 20 Treasury Units; provided that, if the Treasury portfolio has replaced the RSNs as a component of the Corporate Units as a result of a successful optional remarketing or as a result of a tax credit event redemption, holders of Corporate Units may settle early only in integral multiples of 160,000 Corporate Units. See “Description of the Purchase Contracts — Early Settlement.”

Your early settlement right is subject to the condition that, if required under the United States federal securities laws, we have a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), in effect and an available prospectus covering any securities deliverable upon settlement of a purchase contract. We have agreed that, if such a registration statement is required, we will use our commercially reasonable efforts to have a registration statement in effect on the applicable early settlement date and to provide a prospectus in connection therewith covering any securities to be delivered in respect of the purchase contracts being settled, subject to certain exceptions. In the event that you seek to exercise your early settlement right and a registration statement is required to be effective in connection with the exercise of such right, but no such registration statement is then effective, your exercise of such right will be void unless and until such a registration statement is effective. For so long as there is a material business transaction or development that has not yet been publicly disclosed, we will not be required to file such registration statement or provide such a prospectus, and the early settlement right will not be available, until we have publicly disclosed such transaction or development; provided that we will use commercially reasonable efforts to make such disclosure as soon as it is commercially reasonable to do so.
What is the Treasury portfolio?
Upon a successful optional remarketing or if a tax credit event redemption described under “Description of the Remarketable Senior Notes — Tax Credit Event Redemption” occurs prior to the purchase contract settlement date, the RSNs will be replaced by the Treasury portfolio. The Treasury portfolio is a portfolio of United States Treasury securities consisting of:
(1)
for a remarketing Treasury portfolio,

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United States Treasury securities (or principal or interest strips thereof) that mature on or prior to the purchase contract settlement date in an aggregate amount at maturity equal to the principal amount of the 2032 RSNs underlying the undivided beneficial ownership interests in the 2032 RSNs included in the Corporate Units on the optional remarketing date;

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United States Treasury securities (or principal or interest strips thereof) that mature on or prior to the purchase contract settlement date in an aggregate amount at maturity equal to the principal amount of the 2036 RSNs underlying the undivided beneficial ownership interests in the 2036 RSNs included in the Corporate Units on the optional remarketing date;

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if the optional remarketing settlement date occurs prior to May 1, 2029, with respect to the originally-scheduled quarterly interest payment dates on the 2032 RSNs that would have occurred on May 1, 2029 and the purchase contract settlement date, U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to (i) May 1, 2029 (in connection with the interest payment date that would have occurred on May 1, 2029) and (ii) August 1, 2029 (in connection with the interest payment date that would have occurred on the purchase contract settlement date), each in an aggregate amount at maturity equal to the aggregate interest payments (assuming no reset of the interest rate) that would have been paid to the holders of the Corporate Units on May 1, 2029 and the purchase contract settlement date, respectively, on the principal amount of the 2032 RSNs underlying the undivided beneficial ownership interests in the 2032 RSNs included in the Corporate Units on the optional remarketing date;

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if the optional remarketing settlement date occurs on or after May 1, 2029, United States Treasury securities (or principal or interest strips thereof) that mature on or prior to the purchase contract settlement date in an aggregate amount at maturity equal to the aggregate interest payment (assuming no reset of the interest rate) that would have been paid to the holders of the Corporate Units on the purchase contract settlement date on the principal amount of the 2032 RSNs underlying the undivided beneficial ownership interests in the 2032 RSNs included in the Corporate Units on the optional remarketing date;

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if the optional remarketing settlement date occurs prior to May 1, 2029, with respect to the originally-scheduled quarterly interest payment dates on the 2036 RSNs that would have occurred on May 1, 2029 and the purchase contract settlement date, U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to (i) May 1, 2029 (in connection with the interest payment date that would have occurred on May 1, 2029) and (ii) August 1, 2029 (in connection with the interest payment date that would have occurred on the purchase contract settlement date), each in an aggregate amount at maturity equal to the aggregate interest payments (assuming no reset of the interest rate) that would have been paid to the holders of the Corporate Units on May 1, 2029 and the purchase contract settlement date, respectively, on the principal amount of the 2036 RSNs underlying the undivided beneficial ownership interests in the 2036 RSNs included in the Corporate Units on the optional remarketing date; and
•
if the optional remarketing settlement date occurs on or after May 1, 2029, United States Treasury securities (or principal or interest strips thereof) that mature on or prior to the purchase contract settlement date in an aggregate amount at maturity equal to the aggregate interest payment (assuming no reset of the interest rate) that would have been paid to the holders of the Corporate Units on the purchase contract settlement date on the principal amount of the 2036 RSNs underlying the undivided beneficial ownership interests in the 2036 RSNs included in the Corporate Units on the optional remarketing date.

If, on the optional remarketing date, United States Treasury securities (or principal or interest strips thereof) that are to be included in the remarketing Treasury portfolio have a yield that is less than zero, then an amount in cash equal to the aggregate principal amount at maturity of the United States Treasury securities described in the bullet points above will be substituted for the RSNs that are components of the Corporate Units and the cash attributable to the first two bullets will be pledged to us through the collateral agent to secure the Corporate Unit holders’ obligation to purchase our common stock under the purchase contracts. In addition, in such case, references to “Treasury security” and “United States Treasury securities (or principal or interest strips thereof)” in connection with the remarketing Treasury portfolio will, thereafter, be deemed to be references to such amount of cash.
(2)
for a tax credit event Treasury portfolio,

•
U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to August 1, 2029 in an aggregate amount at maturity equal to the principal amount of the RSNs that are components of the Corporate Units; and

•
with respect to each scheduled interest payment date on the RSNs that occurs after the tax credit event redemption date and on or prior to August 1, 2029, U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to such scheduled interest payment date in an aggregate amount at maturity equal to the aggregate interest payment that would be due on the aggregate principal amount of the RSNs of each series that would have been components of the Corporate Units on that date (assuming no tax credit event redemption) and assuming that interest accrued from and including the immediately preceding interest payment date to which interest has been paid.

If, in connection with a tax credit event redemption, United States Treasury securities (or principal or interest strips thereof) that are to be included in the tax credit event Treasury portfolio have a yield that is less than zero, then an amount in cash equal to the aggregate principal amount at maturity of the United States Treasury securities described in the bullet points above will be substituted for the RSNs that are components of the Corporate Units and the cash attributable to the first bullet will be pledged to us through the collateral agent to secure the Corporate Unit holders’ obligation to purchase our common stock under the purchase contracts. In addition, in such case, references to “Treasury security” and “United States Treasury securities (or principal or interest strips thereof)” in connection with the tax credit event Treasury portfolio will, thereafter, be deemed to be references to such amount of cash.
What is a Treasury Unit?
A Treasury Unit is a unit created from a Corporate Unit by substituting the pledged undivided beneficial ownership interest in each series of RSNs that secure a holder’s obligation under the purchase contract with a sufficient amount of Treasury securities. A Treasury Unit consists of a purchase contract and a 1/20 undivided beneficial ownership interest in a zero-coupon United States Treasury security with a principal amount at maturity of $1,000 that matures on or prior to August 1, 2029 (for example, CUSIP

No. 912821JL0), which is referred to as a “Treasury security.” The ownership interest in the Treasury security that is a component of a Treasury Unit will be owned by you, but will be pledged to us through the collateral agent to secure your obligation under the related purchase contract.
How can I create Treasury Units from Corporate Units?
Each holder of Corporate Units will have the right, at any time prior to a successful remarketing or a tax credit event redemption and other than during a blackout period, to substitute Treasury securities which must be purchased in the open market at the expense of the Corporate Unit holder (unless otherwise owned by the holder) for the related undivided beneficial ownership interest in RSNs held by the collateral agent. The Treasury securities must have an aggregate principal amount at maturity equal to the aggregate principal amount of the RSNs underlying such holder’s Corporate Units. Because both series of RSNs are issued in minimum denominations of $1,000, holders of Corporate Units may only make these substitutions in integral multiples of 40 Corporate Units. Each of these substitutions will create Treasury Units, and the RSNs underlying the holder’s Corporate Units will be released upon substitution to the holder and will be tradable separately from the Treasury Units.
How can I recreate Corporate Units from Treasury Units?
Each holder of Treasury Units will have the right, at any time prior to a successful remarketing or a tax credit event redemption and other than during a blackout period, to recreate Corporate Units, by substituting for the related Treasury securities held by the collateral agent an equal amount of RSNs of each series having a total aggregate principal amount equal to the aggregate principal amount at maturity of the Treasury securities for which substitution is being made. Because both series of RSNs are issued in minimum denominations of $1,000, holders of Treasury Units may make these substitutions only in integral multiples of 40 Treasury Units. Each of these substitutions will recreate Corporate Units and the applicable Treasury securities will be released to the holder and will be tradable separately from the Corporate Units.
What payments am I entitled to as a holder of Corporate Units?
Subject to any deferral with respect to contract adjustment payments, as described under “Are payments subject to deferral?” below, holders of Corporate Units will be entitled to receive:
•
quarterly cash distributions consisting of their pro rata share of interest payments on each series of RSNs, at the rate of 4.85% per year for the 2032 RSNs and 4.85% per year for the 2036 RSNs, and

•
quarterly contract adjustment payments at the rate of 2.90% per year on the stated amount of $50 per Corporate Unit until the earliest of the occurrence of:

•
“termination event” (as defined under “Description of the Purchase Contracts — Termination” in this prospectus supplement);

•
the purchase contract settlement date;

•
the fundamental change early settlement date (in the case of early settlement upon a fundamental change); or

•
the most recent contract adjustment payment date on or before any early settlement with respect to the related purchase contracts (in the case of early settlement other than upon a fundamental change).

Our obligations with respect to the contract adjustment payments will rank junior and be subordinated in right of payment and upon liquidation to all of our “Senior Indebtedness” (as defined under “Description of the Purchase Contracts — Contract Adjustment Payments”) and will be structurally subordinated to existing or future preferred stock and indebtedness, guarantees and other liabilities, including trade payables, of our subsidiaries.
What payments will I be entitled to if I convert my Corporate Units to Treasury Units?
Subject to any deferral with respect to contract adjustment payments, as described under “Are payments subject to deferral?” below, holders of Treasury Units will be entitled to receive quarterly contract adjustment payments from us at the rate of 2.90% per year on the stated amount of $50 per Treasury Unit. There will be no interest payments in respect of the interest in Treasury securities that is a component of the Treasury Units. To the extent that such holders of Treasury Units continue to hold the RSNs that were released to them when they created the Treasury Units, such holders will continue to receive the scheduled interest payments on each series of their separate RSNs, subject to any modifications made thereto pursuant to a successful remarketing.
Are payments subject to deferral?
We have the right to defer all or part of the contract adjustment payments but not beyond the purchase contract settlement date (or, with respect to an early settlement upon a fundamental change, not beyond the fundamental change early settlement date or, with respect to an early settlement other than upon a fundamental change, not beyond the contract adjustment payment date immediately preceding the early settlement date).
Any deferred contract adjustment payments will accrue additional contract adjustment payments at the rate equal to 7.75% per annum (which is equal to the rate of total distributions on the Corporate Units), compounded on each contract adjustment payment date, to, but excluding, the contract adjustment payment date on which such deferred contract adjustment payments are paid. Additional contract adjustment payments that accrue on deferred contract adjustment payments are referred to as “compounded contract adjustment payments.” We may pay any deferred contract adjustment payments (including compounded contract adjustment payments thereon) on any scheduled contract adjustment payment date.
If we exercise our option to defer the payment of contract adjustment payments, then until the deferred contract adjustment payments (including compounded contract adjustment payments thereon) have been paid, we generally will not declare or pay dividends or distributions on, or redeem, purchase or acquire or make a liquidation payment with respect to, any shares of our capital stock, or make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem any of our debt securities that upon a liquidation ranks on parity with, or junior to, the contract adjustment payments, or make any guarantee payments under any guarantee by us of securities of any of our subsidiaries if our guarantee ranks on parity with, or junior to, the contract adjustment payments, in each case, subject to the exceptions set forth under “Description of the Purchase Contracts — Contract Adjustment Payments.”
We do not have the right to defer payments of interest on the RSNs.
What are the payment dates for the Corporate Units and Treasury Units?
Subject to any deferral with respect to contract adjustment payments, as described under “Are payments subject to deferral?” above, the payments described above in respect of the Corporate Units and the Treasury Units will be payable quarterly in arrears on February 1, May 1, August 1 and November 1 of each year (except that if any such date is not a business day, interest and contract adjustment payments will be payable on the following business day, without adjustment for such delay), commencing November 1, 2026. We will make these payments to the person in whose name the Corporate Unit or the Treasury Unit, as applicable, is registered on the close of business on the record date, subject to certain exceptions described herein. The “record date” means the fifteenth day (whether or not a business day) of the calendar month immediately preceding the calendar month in which the relevant payment date falls.
What is a remarketing?
Each of an “optional remarketing” and a “final remarketing” is referred to as a “remarketing.” In a remarketing, the RSNs of each series that are a part of Corporate Units (except, with respect to a final remarketing, where the holder has elected to settle the purchase contract through payment of separate cash) and any separate RSNs of either series which were formerly part of Corporate Units but are now held by a holder as a separate security (the “separate RSNs”) whose holders have elected to participate in the remarketing will be remarketed as described below under “What is an optional remarketing?” or, if no optional remarketing has occurred or is successful, in a final remarketing as described below under “What is a final remarketing?”. Following any successful remarketing, the RSNs will be our direct, unsecured and unsubordinated obligations.

In consultation with the remarketing agent and without the consent of any holders of RSNs, we will remarket each series of RSNs as fixed-rate notes.
Following any successful remarketing of the RSNs:
•
the interest rate on each series of RSNs may be reset as described below and under “When will the interest rate on the RSNs be reset and what is the reset rate?” below;

•
interest will be payable on the RSNs semi-annually on February 1 and August 1 of each year; and

•
the RSNs will cease to be redeemable at our option, and the provisions described under “Description of the Remarketable Senior Notes — Optional Redemption” and “— Redemption Procedures” will no longer apply to either series of RSNs.

All such modifications will take effect only if the remarketing is successful, without the consent of holders, on the optional remarketing settlement date or the purchase contract settlement date, as the case may be, and will apply to all RSNs of such series, whether or not included in the remarketing.
In order to remarket the RSNs, the remarketing agent, in consultation with us, may, in the case of any series of RSNs successfully remarketed, reset the interest rate on such series of RSNs (either upward or downward) in order to produce the required price in the remarketing, as discussed under “What is an optional remarketing?” and “What is a final remarketing?”.
During the applicable blackout period relating to a remarketing:
•
you may not settle a purchase contract early;

•
you may not create Treasury Units; and

•
you may not recreate Corporate Units from Treasury Units.

We have agreed to enter into a remarketing agreement with one or more remarketing agents, which is referred to as the “remarketing agent,” no later than 20 days prior to the first day of the final remarketing period or, if we elect to conduct an optional remarketing, no later than five business days prior to the first day of the applicable optional remarketing period. We will separately pay a fee to the remarketing agent for its services. The holders of the RSNs included in any remarketing will not be responsible for such fee.
What is an optional remarketing?
Unless a termination event has occurred, we may elect, at our option, to remarket the RSNs on any optional remarketing date occurring during the “period for optional remarketing” beginning on, and including, January 30, 2029 (the second business day immediately preceding the February 1, 2029 interest payment date) and ending on, and including, July 6, 2029 (the tenth calendar day prior to the beginning of the final remarketing period), unless the RSNs have been previously redeemed pursuant to a tax credit event redemption or the RSNs have been previously successfully remarketed. In any optional remarketing, the RSNs of each series that are a part of Corporate Units and any separate RSNs of either series whose holders have elected to participate in the optional remarketing will be remarketed. Any optional remarketing during the period for optional remarketing will occur during one or more periods of up to 15 business days selected by us; any such period of up to 15 business days selected by us for an optional remarketing is referred to as an “optional remarketing period,” a remarketing that occurs during an optional remarketing period as an “optional remarketing” and the date the RSNs are priced in an optional remarketing as the “optional remarketing date.” If we elect to conduct an optional remarketing, the remarketing agent will use its commercially reasonable efforts to obtain a price for the RSNs of each series that results in aggregate proceeds of at least 100% of the aggregate of (i) the price of the remarketing Treasury portfolio described below under “What is the Treasury portfolio?”, which is referred to as the “Treasury portfolio purchase price,” and (ii) the separate RSNs purchase price as defined under “Description of the Remarketable Senior Notes — Remarketing of RSNs That Are Not Included in Corporate Units.” We will request that The Depository Trust Company, or DTC, which is referred to as the “depository,” notify its participants holding Corporate Units, Treasury Units and separate RSNs of our election to conduct an optional remarketing no later than five business days prior to the first day of any optional remarketing period.

An optional remarketing will be considered successful if the remarketing agent is able to remarket the RSNs of each series at a price that results in aggregate proceeds of at least 100% of the remarketing Treasury portfolio purchase price and the separate RSNs purchase price.
Following a successful optional remarketing, on the optional remarketing settlement date (as defined below), the portion of the remarketing proceeds equal to the remarketing Treasury portfolio purchase price will, except as described in the following paragraph, be used to purchase the Treasury portfolio and the remaining proceeds attributable to the RSNs underlying the Corporate Units will be remitted to the purchase contract agent for distribution pro rata to the holders of such Corporate Units. The portion of the proceeds attributable to the separate RSNs sold in the remarketing will be remitted to the custodial agent for distribution on the optional remarketing settlement date pro rata to the holders of such separate RSNs.
Following a successful optional remarketing, each Corporate Unit holder’s applicable ownership interest in the remarketing Treasury portfolio or cash will be substituted for the holder’s undivided beneficial ownership interest in the RSNs of each series as a component of the Corporate Units, and the portions of the remarketing Treasury portfolio described in the first and second bullets of the remarketing Treasury portfolio definition set forth above under “What is the Treasury portfolio?” or such cash will be pledged to us through the collateral agent to secure the Corporate Unit holder’s obligation under the related purchase contract. On the purchase contract settlement date, for each Corporate Unit, $50 of the proceeds from the remarketing Treasury portfolio will automatically be applied to satisfy the Corporate Unit holder’s obligation to purchase common stock under the purchase contract. The proceeds from the portions of the remarketing Treasury portfolio described in the third and fifth bullets (if the optional remarketing settlement date occurs prior to May 1, 2029) or fourth and sixth bullets (if the optional remarketing settlement date occurs on or after May 1, 2029), as applicable, of the remarketing Treasury portfolio definition set forth above under “What is the Treasury portfolio?”, which will equal the interest payments (assuming no reset of the interest rate) that would have been paid on May 1, 2029 (if the optional remarketing settlement date occurs prior to such date) and the purchase contract settlement date on the RSNs of each series that were components of the Corporate Units at the time of the remarketing, will be paid to the Corporate Unit holders on such date or dates, as applicable.
If we elect to conduct an optional remarketing and that remarketing is successful:
•
settlement with respect to the remarketed RSNs will occur on the second business day following the optional remarketing date, unless the remarketed RSNs are priced after 4:30 p.m., New York City time, on the optional remarketing date, in which case settlement will occur on the third business day following the optional remarketing date (such settlement date is referred to as the “optional remarketing settlement date”);

•
in the case of any series of RSNs successfully remarketed, the interest rate on such series of RSNs will be reset by the remarketing agent in consultation with us on the optional remarketing date and will become effective on the optional remarketing settlement date, if applicable;

•
the other modifications to the terms of the RSNs, as described under “What is a remarketing?” above, will become effective;

•
after the optional remarketing settlement date, the Corporate Units will consist of a purchase contract and the applicable ownership interest in the remarketing Treasury portfolio or cash, as described above; and

•
holders may no longer create Treasury Units or recreate Corporate Units from Treasury Units.

If we do not elect to conduct an optional remarketing, or no optional remarketing succeeds for any reason, the RSNs will continue to be a component of the Corporate Units or will continue to be held separately and the remarketing agent will use its commercially reasonable efforts to remarket the RSNs during the final remarketing period, as described under “What is a final remarketing?” below.
At any time and from time to time during any optional remarketing period prior to the announcement of a successful optional remarketing, we have the right to postpone any remarketing in our sole and absolute discretion.

What is a final remarketing?
Unless a termination event or a successful optional remarketing has previously occurred or the RSNs have been previously redeemed pursuant to a tax credit event redemption, we will remarket the RSNs during the ten business day period ending on, and including, July 27, 2029 (the third business day immediately preceding the purchase contract settlement date). Such period is referred to as the “final remarketing period,” the remarketing during this period as the “final remarketing” and the date the RSNs are priced in the final remarketing as the “final remarketing date.” In the final remarketing, the RSNs of each series that are a part of Corporate Units (except where the holder thereof has elected to settle the purchase contract through payment of separate cash) and any separate RSNs of either series whose holders have elected to participate in the final remarketing will be remarketed. The remarketing agent will use its commercially reasonable efforts to obtain a price for the RSNs of each series to be remarketed that results in proceeds of at least 100% of the aggregate principal amount of all the RSNs offered in the remarketing. We will request that the depository notify its participants holding Corporate Units, Treasury Units and separate RSNs of the final remarketing no later than seven calendar days prior to the first day of the final remarketing period. We have the right to postpone the final remarketing in our sole and absolute discretion on any day prior to the last three business days of the final remarketing period.
A remarketing during the final remarketing period will be considered successful if the remarketing agent is able to remarket the RSNs for at least 100% of the aggregate principal amount of all the RSNs offered in the remarketing.
Upon a successful final remarketing, settlement with respect to the remarketed RSNs will occur on the purchase contract settlement date. On the final remarketing date, if applicable, the interest rate on such series of RSNs will be reset by the remarketing agent in consultation with us and will become effective on the purchase contract settlement date and the other modifications to the terms of the RSNs, as described under “What is a remarketing?” above, will become effective.
Following a successful final remarketing, the collateral agent will remit the portion of the proceeds equal to the total principal amount of the RSNs of each series underlying the Corporate Units to us to satisfy in full the Corporate Unit holders’ obligations to purchase common stock under the related purchase contracts. Any excess proceeds attributable to RSNs underlying Corporate Units that were remarketed will be remitted to the purchase contract agent for distribution pro rata to the holders of such RSNs. Proceeds from the final remarketing attributable to the separate RSNs remarketed will be remitted to the custodial agent for distribution pro rata to the holders of the separate RSNs that were remarketed.
What happens if the RSNs are not successfully remarketed?
If, in spite of using its commercially reasonable efforts, the remarketing agent cannot remarket the RSNs during the final remarketing period at a price at least equal to 100% of the aggregate principal amount of RSNs offered in the remarketing, a condition precedent set forth in the remarketing agreement has not been fulfilled or a successful remarketing has not occurred for any other reason, in each case resulting in a “failed remarketing,” holders of all RSNs will have the right to put their RSNs to us for an amount equal to the principal amount of their RSNs. A holder of Corporate Units will be deemed to have automatically exercised this put right with respect to both series of RSNs underlying the Corporate Units unless, prior to 4:00 p.m., New York City time, on the second business day immediately prior to the purchase contract settlement date, the holder provides written notice of an intention to settle the related purchase contracts with separate cash and, on or prior to the business day immediately preceding the purchase contract settlement date, delivers to the securities intermediary (as defined below) $50 in cash per purchase contract. This settlement with separate cash may only be effected in integral multiples of 40 Corporate Units. Unless a holder of Corporate Units has elected to settle the related purchase contracts with separate cash and delivered the separate cash on or prior to the business day immediately preceding the purchase contract settlement date, the holder will be deemed to have elected to apply the proceeds of the put option against the holder’s obligations to us under the related purchase contracts, thereby satisfying the holder’s obligations in full, and the RSNs underlying such Corporate Units will be delivered to us and cancelled.

Do I have to participate in the remarketing?
No. You may elect not to participate in any remarketing and to retain the RSNs underlying the undivided beneficial ownership interests in RSNs of each series comprising part of your Corporate Units by (1) creating Treasury Units at any time other than during a blackout period, (2) settling the related purchase contracts early at any time other than during a blackout period or (3) in the case of a final remarketing, notifying the purchase contract agent prior to 4:00 p.m., New York City time, on the second business day immediately prior to the first day of the final remarketing period of your intention to settle your obligation under the related purchase contracts on the purchase contract settlement date in cash and delivering such cash payment required under the purchase contracts to the securities intermediary on or prior to 4:00 p.m., New York City time, on the business day immediately prior to the first day of the final remarketing period. You can only elect to satisfy your obligation in cash in increments of 40 Corporate Units. See “Description of the Purchase Contracts — Notice to Settle with Cash.”
Which provisions will govern the RSNs following the remarketing?
The RSNs will continue to be governed by the Indenture (as defined herein). However, following any successful remarketing of the RSNs, the interest rate on each series of the RSNs will be reset, interest will be payable semi-annually and we will cease to have the ability to redeem such RSNs at our option, all as described under “What is a remarketing?” above.
If I am holding separate RSNs, can I still participate in a remarketing of the RSNs?
Yes. If you hold separate RSNs, you may elect to have your RSNs of either series remarketed by the remarketing agent along with the RSNs of each series underlying the Corporate Units as described under “Description of the Remarketable Senior Notes — Remarketing of RSNs That Are Not Included in Corporate Units.” You may also participate in any remarketing by recreating Corporate Units at any time prior to the remarketing, other than during a blackout period.
How can I satisfy my obligation under the purchase contracts?
You may satisfy your obligation under the purchase contracts as follows:
•
on an early settlement date as described under “Can I settle the purchase contract early?” above and under “What happens if there is early settlement upon a fundamental change?” below;

•
on the purchase contract settlement date if you own Corporate Units:

•
through the automatic application of the portion of the proceeds of a successful remarketing during the final remarketing period equal to the total principal amount of both series of RSNs underlying the Corporate Units, as described under “What is a final remarketing?” above;

•
in the case of a successful optional remarketing, through the automatic application of the portion of the proceeds from the remarketing Treasury portfolio or cash equal to the total principal amount of both series of RSNs if the remarketing Treasury portfolio or cash has replaced the RSNs as a component of the Corporate Units as a result of a successful optional remarketing, as described under “What is an optional remarketing?” above;

•
if the RSNs have been redeemed in connection with a tax credit event, through the automatic application of the portion of the proceeds from the tax credit event Treasury portfolio or cash equal to the total principal amount of both series of RSNs if the tax credit event Treasury portfolio or cash has replaced the RSNs as a component of the Corporate Units as a result of such tax credit event redemption;

•
through cash settlement as described under “Do I have to participate in the remarketing?” above or through exercise of the put right or cash settlement as described under “What happens if the RSNs are not successfully remarketed?” above; or

•
on the purchase contract settlement date if you own Treasury Units through the automatic application of the proceeds of the interest in Treasury securities underlying the Treasury Units.

In addition, the purchase contract and pledge agreement that governs the Equity Units provides that your obligation under the purchase contract will be terminated without any further action or notice upon the occurrence of a termination event, as defined under “Description of the Purchase Contracts —  Termination.”
If you settle a purchase contract early (other than pursuant to your fundamental change early settlement right), you will be entitled to receive any accrued and unpaid contract adjustment payments (including any accrued and unpaid deferred contract adjustment payments and compounded contract adjustment payments thereon) to, but excluding, the contract adjustment payment date immediately preceding the early settlement date; provided that, under certain circumstances, you will be required to pay all contract adjustment payments payable on the contract adjustment payment date next succeeding the early settlement date to us in order to exercise the early settlement right. See “Description of the Purchase Contracts — Early Settlement.” If you settle a purchase contract early pursuant to your fundamental change early settlement right, you will be entitled to receive any accrued and unpaid contract adjustment payments (including any accrued and unpaid deferred contract adjustment payments and compounded contract adjustment payments thereon) to, but excluding, the fundamental change early settlement date, unless the date on which the fundamental change early settlement right is exercised occurs following any record date and prior to the related scheduled contract adjustment payment date, and we are not deferring the related contract adjustment payment, in which case we will instead pay accrued and unpaid contract adjustment payments to the holder of the purchase contract as of such record date. If the date on which the fundamental change early settlement right is exercised occurs following any record date and prior to the related scheduled contract adjustment payment date and we are deferring such contract adjustment payment, we will pay you any accrued and unpaid contract adjustment payments (including any accrued and unpaid deferred contract adjustment payments and compounded contract adjustment payments thereon) to, but excluding, the fundamental change early settlement date on the fundamental change early settlement date. See “Description of the Purchase Contracts — Early Settlement Upon a Fundamental Change.”
If the purchase contracts are terminated as a result of a termination event, you will not have any right to receive accrued and unpaid contract adjustment payments (including any deferred contract adjustment payments and compounded contract adjustment payments thereon). See “Description of the Purchase Contracts — Termination.”
What interest payments will I receive on the RSNs or on the undivided beneficial ownership interests in the RSNs?
The 2032 RSNs will bear interest at the rate of 4.85% per year and the 2036 RSNs will bear interest at the rate of 4.85% per year, in each case from the first date of original issuance to the purchase contract settlement date or, if earlier, the optional remarketing settlement date, payable quarterly in arrears on February 1, May 1, August 1 and November 1 of each year, commencing on November 1, 2026 (except that if any such date is not a business day, interest will be payable on the following business day, without adjustment for such delay). On and after the purchase contract settlement date or, if earlier, the optional remarketing settlement date, interest on each RSN will be payable at the relevant reset rate (as defined under “When will the interest rate on the RSNs be reset and what is the reset rate?” below), or, if the interest rates have not been reset, at the initial interest rate of 4.85% per year for the 2032 RSNs and at the initial interest rate of 4.85% per year for the 2036 RSNs. If a remarketing is successful, interest on the RSNs thereafter will be payable semi-annually. See “What is a remarketing?” above.
When will the interest rate on the RSNs be reset and what is the reset rate?
The interest rate on each series of RSNs may be reset in connection with a successful remarketing as described above under “What is an optional remarketing?” and “What is a final remarketing?”. In connection with the remarketing, we will remarket each series of RSNs as fixed-rate notes. The “reset rate” will be the interest rate determined by the remarketing agent, in consultation with us, as the rate that each series of RSNs should bear in order for the remarketing agent to remarket the RSNs of each series on the remarketing date for a price that results in aggregate proceeds of at least 100% of the remarketing Treasury portfolio purchase price plus the separate RSNs purchase price, if any, in the case of an optional remarketing, or at least 100% of the aggregate principal amount of each series of RSNs being offered in the remarketing, in the case of a final remarketing. In any case, the reset rate may be higher or lower than the initial interest rate on such series of RSNs depending on the results of the remarketing and market conditions at that time. The interest rates on the RSNs will not be reset if there is not a successful remarketing and each series of RSNs will continue to bear interest at the applicable initial interest rate. Any reset rate will not exceed the maximum rate permitted by applicable law.
When may the RSNs be redeemed?
We may redeem either series of RSNs at our option if there has been a failed final remarketing. In that event, any RSNs of either series that remain outstanding after the purchase contract settlement date will be redeemable on or after August 1, 2031, in each case, at our option, in whole or in part, at any time and from time to time, at a redemption price equal to the principal amount thereof plus accrued and unpaid interest, if any, to but excluding the relevant redemption date.
In addition, each series of the RSNs is redeemable at our option, in whole but not in part, upon the occurrence and continuation of a tax credit event under the circumstances described in this prospectus supplement under “Description of the Remarketable Senior Notes — Tax Credit Event Redemption.” Following such redemption of a series of the RSNs (referred to as a “tax credit event redemption”), holders of Corporate Units will own the applicable ownership interest in the tax credit event Treasury portfolio as a component of their Corporate Units. If there is a tax credit event redemption with respect to one series of RSNs, we will be required to redeem the other series of RSNs at the same time even if we would be unable to otherwise effect a tax credit redemption with respect to such other series.
What happens if there is early settlement upon a fundamental change?
If we are involved in a transaction that constitutes a fundamental change (as defined below) prior to the 30th scheduled trading day preceding the purchase contract settlement date, you will have the right, subject to certain conditions, to accelerate and settle a purchase contract early at the settlement rate determined as described under “Description of the Purchase Contracts — Early Settlement Upon a Fundamental Change,” plus an additional make-whole amount of shares, or the “make-whole shares,” so long as at such time, if required under the United States federal securities laws, there is in effect a registration statement covering any securities to be issued and delivered in connection with such fundamental change early settlement. This right is referred to as the “fundamental change early settlement right.”
A “fundamental change” means (1) except in connection with transactions described in clause (2), a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than us, our direct or indirect wholly owned subsidiaries and our and their employee benefit plans, has become, and files a Schedule TO (or any successor schedule, form or report) or any schedule, form or report under the Exchange Act that discloses that such “person” or “group” has become, the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of shares of our common stock representing more than 50% of the voting power of our common stock, unless such beneficial ownership arises solely as a result of a revocable proxy delivered in response to a public proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act and is not also then reportable on Schedule 13D or Schedule 13G (or any successor schedule) under the Exchange Act regardless of whether such a filing has actually been made; provided that no “person” or “group” shall be deemed to be the beneficial owner of any securities tendered pursuant to a tender or exchange offer made by or on behalf of such “person” or “group” until such tendered securities are accepted for purchase or exchange under such offer; (2) the consummation of (A) any recapitalization, reclassification or change of our common stock (other than a change to par value, or from par value to no par value, or changes resulting from a subdivision or combination) as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of us pursuant to which our common stock will be converted into cash, securities or other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than one or more of our direct or indirect wholly owned subsidiaries; (3) our common stock (or other common stock underlying the purchase contracts) ceases to be listed or quoted on any of The New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market (or any of their respective successors) (each, a “permitted exchange”) unless our common stock has been accepted for listing or admitted for trading on another permitted exchange; or (4) our stockholders approve any plan or proposal for the liquidation or dissolution of us; provided that a transaction or transactions described in clause (2) above will not constitute a fundamental change, however, if at least 90% of the consideration received or to be received by our common stockholders, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights, in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of The New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions the purchase contracts relate to such consideration, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights. If any transaction in which our common stock is replaced by the common stock or other common equity of another entity occurs, following the completion of the related fundamental change exercise period, references to us in the “fundamental change” definition shall instead be references to such other entity.
We will provide each of the holders of Equity Units with a notice of the completion of a fundamental change within four scheduled trading days after the effective date of such fundamental change. The notice will specify (1) a date (subject to postponement, as described below, the “fundamental change early settlement date”), which will be at least 26 scheduled trading days after the date of such notice and one business day before the purchase contract settlement date, on which date we will deliver shares of our common stock to holders who exercise the fundamental change early settlement right, (2) the date by which holders must exercise the fundamental change early settlement right, which will be no earlier than the second scheduled trading day before the fundamental change early settlement date, (3) the first scheduled trading day of the deemed market value averaging period, which shall be the 22nd scheduled trading day prior to the fundamental change early settlement date, (4) the reference price, the threshold appreciation price and the fixed settlement rates, (5) the amount and kind (per share of common stock) of the cash, securities and other consideration receivable upon settlement and (6) the amount of accrued and unpaid contract adjustment payments (including any deferred contract adjustment payments and compounded contract adjustment payments thereon), if any, that will be paid upon settlement to holders exercising the fundamental change early settlement right. To exercise the fundamental change early settlement right with respect to any purchase contracts, you must deliver to the purchase contract agent at the corporate trust office of the purchase contract agent or its agent, in each case, in Jacksonville, Florida during the period beginning on, and including, the date we deliver notice to holders that a fundamental change has occurred and ending at 4:00 p.m., New York City time, on the second scheduled trading day before the fundamental change early settlement date (such period, subject to extension as described below, the “fundamental change exercise period”), payment of $50 for each purchase contract being settled in immediately available funds.
If you exercise the fundamental change early settlement right, we will deliver to you on the fundamental change early settlement date for each purchase contract with respect to which you have elected fundamental change early settlement, a number of shares (or exchange property units (as defined herein), if applicable) equal to the settlement rate described above, plus the number of make-whole shares determined by reference to the table set forth under “Description of the Purchase Contracts — Early Settlement Upon a Fundamental Change.” In addition, on the fundamental change early settlement date, we will pay you the amount of any accrued and unpaid contract adjustment payments (including any deferred contract adjustment payments and compounded contract adjustment payments thereon) to, but excluding, the fundamental change early settlement date, unless the date on which the fundamental change early settlement right is exercised occurs following any record date and prior to the related scheduled contract adjustment payment date, and we are not deferring the related contract adjustment payment, in which case we will instead pay all accrued and unpaid contract adjustment payments to the holder as of such record date. If the date on which the fundamental change early settlement right is exercised occurs following any record date and prior to the related scheduled contract adjustment payment date and we are deferring such contract adjustment payment, we will pay you any accrued and unpaid contract adjustment payments (including any accrued and unpaid deferred contract adjustment payments and compounded contract adjustment payments thereon) to, but excluding, the fundamental change early settlement date on the fundamental change early settlement date. The RSNs or applicable ownership interests in the Treasury portfolio or Treasury securities underlying the Corporate Units or Treasury Units, as the case may be, with respect to which you are effecting a fundamental change early settlement, will be released from the pledge under the purchase contract and pledge agreement and delivered to you on the fundamental change early settlement date. If you do not elect to exercise your fundamental change early settlement right, your Corporate Units or Treasury Units will remain outstanding and be subject to normal settlement on the purchase contract settlement date.
We have agreed that, if required under the United States federal securities laws, we will use our commercially reasonable efforts to (1) have in effect throughout the fundamental change exercise period a registration statement covering the common stock and other securities, if any, to be delivered in respect of the purchase contracts being settled and (2) provide a prospectus in connection therewith, in each case in a form that may be used in connection with the fundamental change early settlement, subject to certain exceptions. In the event that a holder seeks to exercise its fundamental change early settlement right and a registration statement is required to be effective in connection with the exercise of such right but no such registration statement is then effective or a blackout period is continuing, the holder’s exercise of such right will be void unless and until the registration statement is effective and no blackout period is continuing. The fundamental change exercise period will be extended by the number of days during such period on which no such registration statement is effective or a blackout period is continuing (provided that the fundamental change exercise period will not be extended beyond the third scheduled trading day preceding the purchase contract settlement date) and the fundamental change early settlement date will be postponed to the third scheduled trading day following the end of the fundamental change exercise period. We will provide each of the holders and the purchase contract agent with a notice of any such extension and postponement at least 23 scheduled trading days prior to the postponed fundamental change early settlement date.
Unless the Treasury portfolio has replaced the RSNs as a component of the Corporate Units as a result of a successful optional remarketing or as a result of a tax credit event redemption, holders of Corporate Units may exercise the fundamental change early settlement right only in integral multiples of 40 Corporate Units. If the Treasury portfolio has replaced the RSNs as a component of Corporate Units, holders of the Corporate Units may exercise the fundamental change early settlement right only in integral multiples of 160,000 Corporate Units.
A holder of Treasury Units may exercise the fundamental change early settlement right only in integral multiples of 20 Treasury Units.
What is the ranking of the RSNs?
The RSNs will be our direct, unsecured and unsubordinated obligations, ranking equally in priority with all of our existing and future unsecured and unsubordinated indebtedness and senior in right of payment to all of our existing and future subordinated debt. The RSNs will be structurally subordinated to all liabilities and any preferred stock of our subsidiaries. See “Description of the Remarketable Senior Notes — General” herein.
How will the RSNs be evidenced?
The RSNs that form a part of the Corporate Units will be issued in fully registered form and will be registered in the name of the purchase contract agent. The RSNs that do not form a part of the Corporate Units will be evidenced by one or more global notes registered in the name of DTC’s nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC.
In a few special situations described in “Description of the Remarketable Senior Notes — Book-Entry Issuance — The Depository Trust Company,” book-entry securities representing each series of RSNs will terminate and interests in them will be exchanged for physical certificates representing the RSNs.
What are the U.S. federal income tax considerations related to the Equity Units and RSNs?
Although the Internal Revenue Service (the “IRS”) has issued a revenue ruling (the “Revenue Ruling”) addressing the treatment of units similar to the Equity Units, no statutory, judicial or administrative authority directly addresses all aspects of the treatment of the Equity Units or instruments similar to the Equity Units for U.S. federal income tax purposes. Accordingly, no assurance can be given that the conclusions in the Revenue Ruling would apply to the Equity Units. As a result, the U.S. federal income tax consequences of the purchase, ownership and disposition of the Equity Units are not entirely clear. In addition, there can be no assurance that the IRS or a court will agree with the characterization of the RSNs as indebtedness for U.S. federal income tax purposes.
Based on the Revenue Ruling, the terms of the Equity Units and certain representations, a beneficial owner of Equity Units should be treated for U.S. federal income tax purposes as separately owning the purchase contract and the RSNs, the Treasury portfolio or the Treasury securities constituting the Equity Unit, as applicable. By purchasing the Corporate Units, you will be deemed to have agreed to treat the Equity Units in that manner for all U.S. federal income tax purposes. In addition, you will be deemed to have agreed to allocate the purchase price of the Corporate Units between the RSNs and the purchase contract in proportion to their respective fair market values, which will establish your initial tax basis in the RSNs and the purchase contract. With respect to each Corporate Unit purchased in the offering, you will be deemed to have agreed to allocate $25 to the undivided beneficial interest in each of the 2032 RSNs and 2036 RSNs and $0 to the purchase contract.
Because of certain features relating to the remarketing and reset of the RSNs, we intend to take the position that both the 2032 RSNs and the 2036 RSNs are classified as “contingent payment debt instruments” under the applicable Treasury regulations, and the remaining discussion assumes this treatment is respected. Consequently, through the reset effective date, and possibly thereafter, a U.S. holder of Corporate Units or RSNs will generally be required to include original issue discount (“OID”) in gross income in an amount in excess of the interest actually received in respect of such applicable RSNs, regardless of the holder’s usual method of tax accounting, and will generally be required to recognize ordinary income, rather than capital gain, on the sale, exchange or other disposition of the RSNs or the Corporate Units, to the extent such income is allocable to the RSNs.
A beneficial owner of Treasury Units will be required to include in gross income any OID (and in certain cases, acquisition discount) with respect to the Treasury securities as it accrues on a constant yield to maturity basis. If the remarketing or tax credit event Treasury portfolio has replaced the RSNs as a component of the Corporate Units as a result of a successful optional remarketing or as a result of a tax credit event redemption, a beneficial owner of Corporate Units may be required to include in gross income its allocable share of acquisition discount on the applicable ownership interest in the remarketing or tax credit event Treasury portfolio as it accrues on a constant yield to maturity basis on the applicable ownership interest in the remarketing or tax credit event Treasury portfolio.
To the extent we are required to file information returns with respect to contract adjustment payments or deferred contract adjustment payments, we intend to treat such payments as taxable ordinary income to beneficial owners of Equity Units, but you should consult with your tax advisor concerning possible alternative characterizations. Moreover, if we are the applicable withholding agent, we intend to treat any contract adjustment payments paid to a non-U.S. holder (as defined under “Material United States Federal Income and Estate Tax Consequences”) as payments generally subject to U.S. federal withholding tax at a 30% rate, unless an income tax treaty reduces or eliminates such tax and the holder satisfies the relevant certification requirements.
For a more comprehensive discussion of the U.S. federal income tax consequences of an investment in the Equity Units, please see “Material United States Federal Income and Estate Tax Consequences.” Prospective investors in Equity Units should consult their tax advisors regarding the particular tax consequences to them of the purchase, ownership and disposition of Equity Units (including the application and effects of any state, local, or foreign and other tax laws).
What are the uses of proceeds from the offering?
We estimate that the net proceeds from this offering will be approximately $1,719 million (or $1,965 million if the underwriters exercise their over-allotment option in full), after deducting the underwriting discounts and commissions, but before deducting other offering expenses. These net proceeds are intended to be used (i) to redeem the outstanding $500 million aggregate principal amount of our 3.25% Junior Subordinated Debentures due 2082 (the “Junior Subordinated Debentures”), (ii) to repay a portion of our outstanding commercial paper and (iii) for general corporate purposes. At August 5, 2026, we had approximately $2.1 billion of commercial paper outstanding with a weighted average interest rate of approximately 3.91% per year. We issue commercial paper from time to time to fund our working capital and other needs and those of our subsidiaries. A portion of the net proceeds may be invested temporarily in short-term interest-bearing accounts, securities or similar investments until they are used for their intended purposes.
This prospectus supplement shall not constitute a notice of redemption of the Junior Subordinated Debentures or an obligation to issue a notice of redemption.
We currently intend to use the proceeds from the settlement of the purchase contracts for general corporate purposes. We do not intend to use such proceeds to repurchase shares of our common stock.
What are the risks relating to the Equity Units?
See “Risk Factors” and the risk factors set forth in the documents and reports filed with the SEC that are incorporated by reference in this prospectus supplement and in the accompanying prospectus, including the risk factors set forth under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025 and our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2026 and June 30, 2026 before you make an investment decision pursuant to this prospectus supplement and the accompanying prospectus.
The Offering — Explanatory Diagrams
The following diagrams illustrate some of the key features of the purchase contracts and the undivided beneficial ownership interests in RSNs, Corporate Units and Treasury Units.
Corporate Units
A Corporate Unit consists of three components as described below:
Purchase Contract	1/40 Ownership Interest in 2032 RSNs(2)	1/40 Ownership Interest in 2036 RSNs(2)
(Owed to Holder)	(Owed to Holder)	(Owed to Holder)
Duke Energy’s common stock at Purchase Contract Settlement Date (August 1, 2029)	Interest	Interest
+ Contract Adjustment Payments 2.90% per annum paid quarterly(1)	4.85% per annum paid quarterly (following a successful remarketing as fixed-rate notes, interest will be payable at a reset rate and will be payable semi-annually)(3)	4.85% per annum paid quarterly (following a successful remarketing as fixed-rate notes, interest will be payable at a reset rate and will be payable semi-annually)(3)
(Owed to Duke Energy) $50 at Purchase Contract Settlement Date (August 1, 2029)	(Owed to Holder) $25 at Maturity (August 1, 2032)(4)	(Owed to Holder) $25 at Maturity (August 1, 2036)(4)

(1)
Contract adjustment payments may be deferred as described under “Description of the Purchase Contracts — Contract Adjustment Payments” below.

(2)
Each owner of an undivided beneficial ownership interest in RSNs of each series will be entitled to 1/40 of each interest payment paid on each series in respect of a $1,000 principal amount RSN.

(3)
In connection with any successful remarketing of the RSNs, the optional redemption provisions will cease to apply to either series of RSNs.

(4)
Each series of RSNs will be issued in minimum denominations of $1,000, except in limited circumstances following a termination event, in which case we will issue RSNs in denominations of $25 and integral multiples thereof. Each undivided beneficial ownership interest in RSNs of a series represents a 1/40 undivided beneficial ownership interest in an RSN of that series having a principal amount of $1,000.

The holder of a Corporate Unit owns the 1/40 undivided beneficial ownership interest in RSNs of each series having a principal amount of $1,000 that form a part of the Corporate Unit, but will pledge such interests to us through the collateral agent to secure the holder’s obligations under the related purchase contract.
If the remarketing Treasury portfolio has replaced the RSNs as a result of a successful optional remarketing, the applicable ownership interests in the Treasury portfolio or cash, as applicable, will replace the RSNs as a component of the Corporate Unit. If the tax credit event Treasury portfolio has replaced the RSNs as a result of a redemption of RSNs upon the occurrence of a tax credit event, the applicable ownership interests in the Treasury portfolio or cash, as applicable, will replace the RSNs as a component of the Corporate Unit.
Treasury Units
A Treasury Unit consists of two components as described below:(1)
Purchase Contract	1/20 Ownership Interest in Treasury Security
(Owed to Holder) Duke Energy’s common stock at Purchase Contract Settlement Date (August 1, 2029) + Contract Adjustment Payments 2.90% per annum paid quarterly(2)
(Owed to Duke Energy) $50 at Purchase Contract Settlement Date (August 1, 2029)	(Owed to Holder) $50 at Maturity (on or prior to August 1, 2029)

(1)
Treasury Units may only be created in integral multiples of 40 Corporate Units. As a result, the creation of 40 Treasury Units will release $1,000 principal amount of RSNs of each series held by the collateral agent. During a blackout period or following a successful remarketing or the occurrence of a tax credit event redemption, you may not create Treasury Units or recreate Corporate Units.

(2)
Contract adjustment payments may be deferred as described under “Description of the Purchase Contracts — Contract Adjustment Payments” below.

The holder of a Treasury Unit owns the 1/20 undivided beneficial ownership interest in the Treasury security that forms a part of the Treasury Unit, but will pledge it to us through the collateral agent to secure the holder’s obligation under the related purchase contract.
Purchase Contract
Corporate Units and Treasury Units both include a purchase contract under which the holder agrees to purchase shares of our common stock on the purchase contract settlement date. In addition, the purchase contracts require us to make contract adjustment payments as shown in the diagrams on the preceding pages.

(1)
The “reference price” is equal to $50 divided by the maximum settlement rate (such quotient rounded to the nearest $0.0001), which is $121.1827 and is approximately equal to the closing price of our common stock on The New York Stock Exchange on the date the Equity Units are priced.

(2)
The “threshold appreciation price” is equal to $50 divided by the minimum settlement rate (such quotient rounded to the nearest $0.0001), which is $151.4693 and represents appreciation of approximately 25.00% over the reference price.

(3)
If the applicable market value of our common stock is less than or equal to the reference price of $121.1827, 0.4126 shares of our common stock (subject to adjustment).

(4)
If the applicable market value of our common stock is greater than the reference price and less than the threshold appreciation price of $151.4693, the number of shares of our common stock to be delivered to a holder of an Equity Unit will be calculated by dividing the stated amount of $50 by the applicable market value, rounded to the nearest ten thousandth of a share (subject to adjustment).

(5)
If the applicable market value of our common stock is greater than or equal to the threshold appreciation price, the number of shares of our common stock to be delivered to a holder of an Equity Unit will be 0.3301 shares (subject to adjustment).

(6)
The “applicable market value” means the average of the VWAP of our common stock on each trading day during the 20 consecutive scheduled trading day period ending on, and including, the third scheduled trading day immediately preceding the purchase contract settlement date (subject to adjustment as described herein if a market disruption event occurs during such period).

The RSNs
The 2032 RSNs and the 2036 RSNs have the terms described below:
2032 RSNs	2036 RSNs
(Owed to Holder) Interest 4.85% per annum paid quarterly(1) (following a successful remarketing as fixed-rate notes, interest will be payable at a reset rate and will be payable semi-annually)(2)	(Owed to Holder) Interest 4.85% per annum paid quarterly(1) (following a successful remarketing as fixed-rate notes, interest will be payable at a reset rate and will be payable semi-annually)(2)
(Owed to Holder) $1,000 at Maturity (August 1, 2032)	(Owed to Holder) $1,000 at Maturity (August 1, 2036)

(1)
Interest payment dates may be adjusted in a successful remarketing as described under “Description of the Remarketable Senior Notes — Remarketing.”

(2)
In connection with any successful remarketing of the RSNs, the optional redemption provisions will cease to apply to either series of RSNs.

Transforming Corporate Units into Treasury Units and RSNs

(1)
Each holder will own a 1/40 undivided beneficial ownership interest in, and will be entitled to a corresponding portion of each interest payment payable in respect of, an RSN of each series having a principal amount of $1,000.

(2)
RSNs of each series will be issued in minimum denominations of $1,000 and integral multiples thereof, except in limited circumstances following a termination event.

(3)
Interest payment dates may be adjusted in a successful remarketing as described under “Description of the Remarketable Senior Notes — Remarketing.”

(4)
In connection with any successful remarketing of the RSNs, the optional redemption provisions will cease to apply to either series of RSNs.

(5)
Contract adjustment payments may be deferred as described under “Description of the Purchase Contracts — Contract Adjustment Payments.”

The diagram above describes each of a Corporate Unit, a Treasury Unit and separate RSNs.
•
Because both series of RSNs are issued in minimum denominations of $1,000, holders of Corporate Units may only create Treasury Units in integral multiples of 40 Corporate Units.

•
To create 40 Treasury Units, a holder separates 40 Corporate Units into their three components — 40 purchase contracts, a 2032 RSN having a principal amount of $1,000 and a 2036 RSN having a principal amount of $1,000 — and then combines the purchase contracts with two Treasury securities that mature on or prior to August 1, 2029, each having a principal amount at maturity of $1,000.

•
The RSN of each series, which is no longer a component of Corporate Units, is released from the pledge under the purchase contract and pledge agreement and delivered to the holder and is tradable as a separate security.

•
A holder owns the two Treasury securities that form a part of the 40 Treasury Units but will pledge them to us through the collateral agent to secure the holder’s obligation under the related purchase contracts.

•
Each Treasury security together with the 20 purchase contracts constitute 20 Treasury Units.

•
During a blackout period or following a successful remarketing or the occurrence of a tax credit event redemption, you may not create Treasury Units or recreate Corporate Units.

•
Unless a blackout period is occurring or there has been a successful remarketing or a tax credit event redemption has occurred, the holder can also transform 40 Treasury Units and an RSN of each series having a principal amount of $1,000 into 40 Corporate Units. Following that transformation, the two Treasury securities, which will no longer be a component of the Treasury Units, will be released from the pledge under the purchase contract and pledge agreement and delivered to the holder and will be tradable as separate securities.

Illustrative Remarketing Timeline
The following timeline is for illustrative purposes only. The dates in this timeline are based on the time periods set forth in the purchase contract and pledge agreement and the form of remarketing agreement that will be an exhibit to the purchase contract and pledge agreement. This timeline assumes that we will elect to conduct an optional remarketing during the first permissible time period for an optional remarketing period.
Date	Event
January 23, 2029 (five business days prior to the first day of the optional remarketing period)	We will, or we will request that the depository, notify holders of Corporate Units, Treasury Units and separate RSNs of both series of our election to conduct an optional remarketing. Such notice will specify the first day of the optional remarketing period and the procedures to be followed in the optional remarketing.
January 26, 2029 (two business days prior to the beginning of the optional remarketing period)
•
Last day prior to the optional remarketing to create Treasury Units from Corporate Units and recreate Corporate Units from Treasury Units (holders may once again be able to create and recreate units if the optional remarketing is not successful);

•
Last day prior to the optional remarketing for holders of Corporate Units to settle the related purchase contracts early (holders may once again be able to settle early if the optional remarketing is not successful or after the blackout period has concluded for such optional remarketing); and

Date	Event
• Last day for holders of separate RSNs to give notice of their election or to revoke their election to participate in the optional remarketing.
Any 15 business day period from January 30, 2029 to July 6, 2029
Optional remarketing period:
•
if the optional remarketing is successful, we will issue a press release on the business day after the optional remarketing date, the remarketing agent will purchase the remarketing Treasury portfolio and the settlement date for the optional remarketing will occur on the second business day following the optional remarketing date (unless the remarketed RSNs are priced after 4:30 p.m., New York City time, on the optional remarketing date, in which case settlement will occur on the third business day following the optional remarketing date); and

•
if the optional remarketing is not successful, we will issue a press release at the end of the optional remarketing period.

One or more additional 15 business day periods from January 30, 2029 to July 6, 2029	If we elect to conduct an optional remarketing as described above and such optional remarketing was not successful, we may elect to conduct one or more additional optional remarketings (and will follow procedures similar to those described above for any such additional optional remarketing).
No later than July 9, 2029 (seven calendar days prior to the first day of the final remarketing period)	If there has not been a successful optional remarketing, we will request that the depository notify its participants holding Corporate Units, Treasury Units and separate RSNs of both series of the final remarketing. Such notice will specify the final remarketing period and the procedures to be followed in the final remarketing.
July 9, 2029 (seven calendar days prior to the first day of the final remarketing period)	First day for holders of Corporate Units to give notice of election to settle purchase contracts with separate cash.
July 12, 2029 (two business days prior to the first day of the final remarketing period)
•
Last day to create Treasury Units from Corporate Units and recreate Corporate Units from Treasury Units if no successful optional remarketing has occurred;

•
Last day for holders of Corporate Units to give notice of election to settle the related purchase contracts with separate cash on the purchase contract settlement date (holders may once again be able to settle the related purchase contracts with separate cash on the purchase contract settlement date if the final remarketing is not successful);

Date	Event

•
Last day for holders of separate RSNs to give notice of their election or to revoke their election to participate in the final remarketing; and

•
Last day for holders of Corporate Units to settle the related purchase contracts early.

July 13, 2029 (one business day prior to the first day of the final remarketing period)	Last day for holders of Corporate Units who have elected to settle the related purchase contracts with separate cash on the purchase contract date to pay the purchase price (holders may once again be able to settle the related purchase contracts with separate cash on the purchase contract settlement date if the final remarketing is not successful).
July 16, 2029 to July 27, 2029 (final remarketing period)	If there has not been a successful optional remarketing, we will attempt a remarketing during the final remarketing period. We may elect to postpone the final remarketing on any day other than one of the last three business days of the final remarketing period.
July 30, 2029 (two business days prior to the purchase contract settlement date)
•
If the final remarketing has not been successful, last day for holders of Corporate Units to elect to settle the related purchase contracts with separate cash on the purchase contract settlement date; and

•
Last day for holders of Treasury Units to settle the related purchase contracts early.

July 31, 2029 (one business day prior to the purchase contract settlement date)	If the final remarketing has not been successful, last day for holders of Corporate Units who have elected to settle the related purchase contracts with separate cash on the purchase contract settlement date to pay the purchase price.
August 1, 2029 (or if such day is not a business day, the following business day)	Purchase contract settlement date and settlement date for any successful final remarketing of the RSNs.

RISK FACTORS
Investing in the Equity Units involves a high degree of risk. In addition to the other information contained in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein, you should consider carefully the following factors relating to us and the Equity Units before making an investment in the Equity Units offered hereby. In addition to the risk factors set forth below, please read the information included or incorporated by reference under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025 and our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2026 and June 30, 2026. If any of the following risks or those incorporated by reference actually occur, our business, results of operations, financial condition, cash flows or prospects could be materially adversely affected, which in turn could adversely affect the trading price of the Equity Units and our common stock. As a result, you may lose all or part of your original investment.
The Corporate Units consist of a purchase contract to acquire our common stock and an interest in the 2032 RSNs and 2036 RSNs. When considering an investment in the Corporate Units, you are making an investment decision with respect to our common stock and the RSNs as well as the Corporate Units. You can create Treasury Units from Corporate Units by substituting Treasury securities for both series of RSNs, and you would be making an investment decision with respect to our common stock and the RSNs as well as the Treasury Units in such case. You should carefully review the information in this prospectus supplement and the accompanying prospectus about these securities. As used in this section, “we,” “our,” “us” and the “Company” refer to Duke Energy Corporation and not to any of its subsidiaries.
Risks Relating to the Equity Units
You assume the risk that the market value of our common stock may decline.
The number of shares of our common stock that you will receive upon the settlement of a purchase contract is not fixed but instead will depend on the average of the VWAP of our common stock on each trading day of the 20 consecutive scheduled trading day period ending on, and including, the third scheduled trading day immediately preceding the purchase contract settlement date (subject to adjustment as described herein if a market disruption event occurs during such period), which is referred to as the “applicable market value.” There can be no assurance that the market value of common stock you receive on the purchase contract settlement date will be equal to or greater than the reference price (which is $121.1827, approximately equal to the closing price of our common stock on The New York Stock Exchange on the date the Equity Units are priced). If the applicable market value of the common stock is less than the reference price, the market value of the common stock issued to you pursuant to each purchase contract on the purchase contract settlement date (assuming that the market value on the purchase contract settlement date is the same as the applicable market value of the common stock) will be less than the effective price per share you paid for the common stock. Accordingly, you assume the risk that the market value of our common stock may decline and that the decline could be substantial.
In addition, because the number of shares delivered to you on the purchase contract settlement date will be based upon the applicable market value, which is in turn calculated on the basis of the average of the VWAP per share of our common stock on each trading day of the 20 consecutive scheduled trading day period ending on, and including, the third scheduled trading day immediately preceding the purchase contract settlement date (subject to adjustment as described herein if a market disruption event occurs during such period), the shares of common stock you receive on the purchase contract settlement date may be worth less than the shares of common stock you would have received had the applicable market value been equal to the VWAP per share of our common stock on the purchase contract settlement date or the average of the VWAP of our common stock over a different period of days.
The opportunity for equity appreciation provided by an investment in the Equity Units is less than that provided by a direct investment in our common stock.
Your opportunity for equity appreciation afforded by investing in the Equity Units is less than your opportunity for equity appreciation if you directly invested in our common stock. This opportunity is less because the market value of the common stock to be received by you pursuant to the purchase contract on the purchase contract settlement date (assuming that the market value on the purchase contract settlement date is the same as the applicable market value of the common stock) will only exceed the reference price (which is $121.1827, approximately equal to the closing price of our common stock on The New York Stock Exchange on the date the Equity Units are priced) if the applicable market value of the common stock exceeds the threshold appreciation price (which represents an appreciation of approximately 25.00% over the reference price). If the applicable market value of our common stock exceeds the reference price but does not exceed the threshold appreciation price, you will realize no equity appreciation of the common stock for the period during which you own the purchase contract. Furthermore, if the applicable market value of our common stock equals or exceeds the threshold appreciation price, you would receive on the purchase contract settlement date only approximately 80% of the number of shares of common stock you could have purchased with $50.00 at the closing price of our common stock on the date of the pricing of the Equity Units.
The trading prices of the Corporate Units and Treasury Units are expected to be affected by, among other things, the trading prices of our common stock, the general level of interest rates and our credit quality.
The trading prices of Corporate Units, which we intend to apply to list on The New York Stock Exchange, and Treasury Units in the secondary market are expected to be affected by, among other things, the trading prices of our common stock, the general level of interest rates and our credit quality. It is impossible to predict whether the price of our common stock or interest rates will rise or fall. The price of our common stock could be subject to wide fluctuations in the future in response to many events or factors, including those discussed in the risk factors herein, in the information included or incorporated by reference under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025 and our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2026 and June 30, 2026, many of which events and factors are beyond our control. Fluctuations in interest rates may give rise to arbitrage opportunities based upon changes in the relative value of the common stock underlying the purchase contracts and of the other components of the Equity Units. Any such arbitrage could, in turn, affect the trading prices of the Corporate Units, the Treasury Units, the 2032 RSNs, the 2036 RSNs and our common stock.
If you hold Corporate Units or Treasury Units, you will not be entitled to any rights with respect to our common stock, but you will be subject to all changes affecting our common stock.
If you hold Corporate Units or Treasury Units, you will not be entitled to any rights with respect to our common stock, such as voting rights and rights to receive dividends or other distributions on our common stock. However, you will be subject to all changes affecting our common stock. You will only be entitled to rights with respect to our common stock if and when we deliver shares of common stock in exchange for Corporate Units or Treasury Units on the purchase contract settlement date, or on the settlement date for any early settlement, as the case may be, and the applicable record date, if any, for the exercise of those rights or the receipt of those dividends or distributions occurs after that date. For example, in the event that an amendment is proposed to our amended and restated certificate of incorporation or amended and restated by-laws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the delivery date of our common stock under the stock purchase contracts, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock.
The delivery of make-whole shares upon a fundamental change early settlement may not adequately compensate you.
If a fundamental change (as defined below under “Description of the Purchase Contracts — Early Settlement Upon a Fundamental Change” below) occurs prior to the 30th scheduled trading day preceding the purchase contract settlement date and you exercise your fundamental change early settlement right, you will be entitled to receive additional value in respect of make-whole shares unless the stock price (as defined under “Description of the Purchase Contracts — Early Settlement Upon a Fundamental Change” below) is in excess of $240.00 per share (subject to adjustment). A description of how the number of make-whole shares will be determined is set forth under “Description of the Purchase Contracts — Early Settlement Upon a Fundamental Change — Calculation of Make-Whole Shares.” Although the make-whole shares are designed to compensate you for the lost value of your Equity Units as a result of the fundamental change, this feature may not adequately compensate you for such loss.
In addition, in the event that a holder seeks to exercise its fundamental change early settlement right and a registration statement is required to be effective in connection with the exercise of such right but no such registration statement is then effective or a blackout period is continuing, the holder’s exercise of such right will be void unless and until the registration statement is effective. For so long as there is a material business transaction or development that has not yet been publicly disclosed (but in no event for a period longer than 90 days), we will not be required to file such registration statement or provide a prospectus, and the fundamental change early settlement right will not be available, until we have publicly disclosed such transaction or development; provided that we will use commercially reasonable efforts to make such disclosure as soon as it is commercially reasonable to do so.
The fundamental change early settlement right triggered under certain circumstances by a fundamental change could discourage a potential acquiror.
The fundamental change early settlement right with respect to the purchase contracts triggered under certain circumstances by a fundamental change could discourage a potential acquiror, including potential acquirors that otherwise seek a transaction with us that would be attractive to you.
The Equity Units provide limited fixed settlement rate adjustments, and an event could occur that adversely affects the value of the Equity Units or our common stock but that does not result in an adjustment to the fixed settlement rates.
The number of shares of common stock that you are entitled to receive on the purchase contract settlement date, or as a result of early settlement of a stock purchase contract, is subject to adjustment for certain events arising from stock splits and combinations, stock dividends, certain cash dividends and certain other events. We will not adjust the number of shares of common stock that you are to receive on the purchase contract settlement date, or as a result of early settlement of a purchase contract, for other events, including without limitation issuances and purchases of our common stock in connection with dividend reinvestment plans, direct stock purchase plans, employee stock option grants, ordinary dividends, offerings of common stock by us for cash or in connection with an acquisition, share issuances pursuant to the settlement of forward contracts entered into under our equity distribution agreement dated as of March 6, 2026 outstanding on the date we issue the Equity Units and share issuances pursuant to options and other convertible or exchangeable securities outstanding on the date we issue the Equity Units. See “Description of the Purchase Contracts — Anti-dilution Adjustments.” There can be no assurance that an event that adversely affects the value of the Equity Units or our common stock, but does not result in an adjustment to the settlement rate, will not occur. Further, other than as described under “Underwriting (Conflicts of Interest),” we are not restricted from issuing additional common stock during the term of the stock purchase contracts and have no obligation to consider your interests for any reason. If we issue additional shares of common stock, those issuances may materially and adversely affect the price of our common stock and, because of the relationship of the number of shares holders are to receive on the purchase contract settlement date to the price of our common stock, those issuances may adversely affect the trading prices of the Equity Units.
The secondary market for the Corporate Units, the Treasury Units, the 2032 RSNs or the 2036 RSNs may be illiquid.
It is not possible to predict how Corporate Units, Treasury Units, 2032 RSNs or 2036 RSNs will trade or whether a market for them will be liquid or illiquid. There is currently no market for the Corporate Units, the Treasury Units or either series of RSNs. We intend to apply to list the Corporate Units on The New York Stock Exchange under the symbol “DUKU” and expect trading to commence within 30 days of the date of initial issuance of the Corporate Units, although there is no guarantee that the Corporate Units will be approved for listing. If the Treasury Units or either series of RSNs are separately traded to a sufficient extent that applicable exchange listing or quotation system requirements are met, we may endeavor to list the Treasury Units or such series of RSNs on the same exchange or quotation system as the Corporate Units. However, there can be no assurance that we will list the Treasury Units or either series of RSNs on any exchange or quotation system. There can be no assurance as to the liquidity of any market that may develop for the Corporate Units, the Treasury Units or either series of RSNs, your ability to sell these securities or whether a trading market, if one develops, will continue. In addition, in the event a sufficient number of holders of Equity Units were to convert their Treasury Units to Corporate Units or their Corporate Units to Treasury Units, as the case may be, the liquidity of Corporate Units or Treasury Units could be adversely affected.
There can be no assurance that the Corporate Units, if approved for listing, will not be de-listed from The New York Stock Exchange or that trading in the Corporate Units will not be suspended as a result of holders’ elections to create Treasury Units, which could cause the number of Corporate Units to fall below the requirement for listing securities on The New York Stock Exchange.
Your rights to the pledged securities will be subject to our security interest and may be affected by a bankruptcy proceeding.
Although you will be the beneficial owner of the undivided beneficial ownership interests in each series of RSNs, Treasury securities, the applicable ownership interests in the portions of the remarketing Treasury portfolio described in the first and second bullets of the definition thereof, as set forth under “What is the Treasury portfolio?” on page S-6, or the applicable ownership interests in the portion of the tax credit event Treasury portfolio described in the first bullet of the definition thereof, as set forth under “What is the Treasury portfolio?” on page S-6, as applicable, those securities will be pledged to us through the collateral agent to secure your obligations under the related purchase contracts. Your rights to the pledged securities will be subject to our security interest. Additionally, notwithstanding the automatic termination of the purchase contracts in the event that we become the subject of a case under the United States Bankruptcy Code, the effectiveness of such termination and the delivery of the pledged securities to you may be contested or delayed as a result of the imposition of the automatic stay under Section 362 of the United States Bankruptcy Code or by exercise of the bankruptcy court’s power under Section 105(a) of the United States Bankruptcy Code, and claims arising out of the RSNs, like all other claims in bankruptcy proceedings, will be subject to the equitable jurisdiction and powers of the bankruptcy court.
We may redeem the RSNs upon the occurrence of a tax credit event.
We have the option to redeem the RSNs, in whole but not in part, if a tax credit event occurs and continues under the circumstances described in this prospectus supplement under “Description of the Remarketable Senior Notes — Tax Credit Event Redemption.” If we exercise this option, we will redeem the RSNs at the redemption amount plus accrued and unpaid interest, if any, to, but excluding, the date of redemption. If we redeem the RSNs, we will pay the redemption amount in cash to the holders of RSNs that are not part of the Corporate Units. The redemption price for RSNs that are components of the Corporate Units in the case of a tax credit event redemption will be distributed to the collateral agent, who in turn will purchase the tax credit event Treasury portfolio on behalf of the holders of those Corporate Units and remit the remainder of the redemption price, if any, to the purchase contract agent for payment to the holders. The tax credit event Treasury portfolio will be substituted for RSNs and a portion thereof will be pledged to us through the collateral agent to secure the Corporate Unit holders’ obligations to purchase shares of our common stock under the related purchase contracts. Holders of RSNs that are not components of the Corporate Units will receive redemption payments directly. There can be no assurance as to the impact on the market prices for the Corporate Units if the tax credit event Treasury portfolio is substituted as collateral in place of the RSNs so redeemed. A tax credit event redemption will be a taxable event to the holders of RSNs.
Upon a successful remarketing of the RSNs, the terms of your 2032 RSNs and 2036 RSNs will be modified even if you elect not to participate in the remarketing.
When we attempt to remarket the RSNs, the remarketing agent will agree to use its commercially reasonable efforts to sell the RSNs included in the remarketing and we will remarket each series of RSNs as fixed-rate notes. Following any successful remarketing of the RSNs, the interest rate on each series of RSNs will be reset, interest will be payable on a semi-annual basis and we will cease to have the ability to redeem either series of RSNs at our option, all as described under “Description of the Purchase

Contracts — Remarketing.” If the remarketing is successful, the modified terms of each series of RSNs will apply to all the RSNs of such series, even if they were not included in the remarketing. However, holders of the RSNs must elect to participate in the remarketing before knowing what the modified terms of the RSNs will be. Whenever we remarket the RSNs, we will notify holders of Corporate Units, Treasury Units and separate RSNs of such remarketing. You may determine that the revised terms of the RSNs you receive are not as favorable to you as you would deem appropriate, and the modified terms may be less favorable to you than the initial terms of the RSNs. For example, the interest rate on each series of RSNs may be reduced in connection with the remarketing.
The purchase contract and pledge agreement will not be qualified under the Trust Indenture Act and the obligations of the purchase contract agent are limited.
The purchase contract and pledge agreement among us, the purchase contract agent and the collateral agent will not be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the purchase contract agent and collateral agent will not be required to qualify as a trustee under the Trust Indenture Act. You will not have the benefit of the protection of the Trust Indenture Act with respect to the purchase contract and pledge agreement or the purchase contract agent. Each series of RSNs constituting a part of the Corporate Units will be issued pursuant to the Indenture (as defined under the “Description of the Remarketable Senior Notes” below) that has been qualified under the Trust Indenture Act. Accordingly, if you hold Corporate Units, you will have the benefit of the protections of the Trust Indenture Act only to the extent applicable to the ownership interests in each series of RSNs included in the Corporate Units.
The protections generally afforded the holder of a security issued under an indenture that has been qualified under the Trust Indenture Act include:
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disqualification of the trustee for “conflicting interests,” as defined under the Trust Indenture Act;

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provisions preventing a trustee that is also a creditor of the issuer from improving its own credit position at the expense of the security holders immediately prior to or after a default under such indenture; and

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the requirement that the trustee deliver reports at least annually with respect to certain matters concerning the trustee and the securities.

The trading price of the Corporate Units or any separate RSNs may not fully reflect the value of their accrued but unpaid interest.
The Corporate Units and any separate RSNs may trade at a price that does not fully reflect the value of accrued but unpaid interest on either or both series of RSNs.
You may not be able to exercise your rights to settle a purchase contract prior to the purchase contract settlement date unless a registration statement under the Securities Act is in effect and a prospectus is available covering the shares of common stock and other securities, if any, deliverable upon early settlement of a purchase contract.
The early settlement rights under the purchase contracts are subject to the condition that, if required under the United States federal securities laws, we have a registration statement under the Securities Act in effect on the applicable early settlement date. If such registration statement is so required, we have agreed to use our commercially reasonable efforts to have a registration statement in effect on the applicable early settlement date and have an available prospectus in connection therewith covering the shares of common stock and other securities, if any, deliverable upon settlement of the purchase contract, subject to certain exceptions. In the event that a holder seeks to exercise its early settlement right and a registration statement is required to be effective in connection with the exercise of such right but no such registration statement is then effective, the holder’s exercise of such right will be void unless and until such a registration statement is effective.

The Indenture does not limit us or our subsidiaries from incurring substantial additional indebtedness in the future, restrict dividends or generally restrict highly leveraged transactions; there are no financial covenants in the Indenture.
Neither we nor any of our subsidiaries are restricted from incurring additional debt or other liabilities under the Indenture. At June 30, 2026, we had approximately $27.8 billion of outstanding indebtedness, consisting of approximately $25.8 billion of unsecured and unsubordinated indebtedness and $2.0 billion of unsecured junior subordinated indebtedness. If we incur additional debt or liabilities, our ability to pay our obligations on the RSNs could be adversely affected. We expect that we and our subsidiaries will from time to time incur additional debt and other liabilities. In addition, we are not restricted under the Indenture from paying dividends or issuing or repurchasing our securities.
There are no financial covenants in the Indenture. Except for the covenants described under “Description of the Remarketable Senior Notes — Consolidation, Merger, Conveyance or Transfer,” there are no covenants or any other provisions in the Indenture which may afford you protection in the event of a highly leveraged transaction including one that may or may not result in a change of control of us.
The contract adjustment payments are subordinated to our Senior Indebtedness, and the RSNs are effectively subordinated to our future secured debt and effectively subordinated to all existing and future indebtedness and other liabilities of our subsidiaries.
Our obligations under the contract adjustment payments are subordinated and junior in right of payment to all of our Senior Indebtedness. This means that we cannot make any contract adjustment payments until all holders of our Senior Indebtedness have been paid in full, or provision has been made for such payment, if such Senior Indebtedness is in default (subject to certain exceptions for grace periods and waivers). At June 30, 2026, we had $24.5 billion aggregate principal amount of outstanding long-term senior indebtedness.
The RSNs will be our senior unsecured obligations and will rank senior in right of payment to any of our indebtedness that is expressly subordinated in right of payment to the RSNs; equal in right of priority with our unsecured liabilities that are not so subordinated; effectively subordinated in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally subordinated to all liabilities and preferred stock of our subsidiaries. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure debt ranking senior or equal in right of payment to the RSNs will be available to pay obligations on the RSNs only after the secured debt has been repaid in full from these assets. There may not be sufficient assets remaining to pay amounts due on any or all of the RSNs then outstanding.
At June 30, 2026, our subsidiaries had approximately $62.6 billion of indebtedness, payment upon approximately $650 million of which is guaranteed by us. All of such guarantees were granted to the holders of certain unsecured debt of our subsidiary Duke Energy Carolinas, LLC, in connection with changes in our corporate structure relating to the closing of our merger with Cinergy Corp. in 2006.
Our cash flow and ability to meet our obligations with respect to the RSNs largely depend on the performance of our subsidiaries. As a result, our obligations with respect to the RSNs will be effectively subordinated to all existing and future liabilities of our subsidiaries.
We are a holding company and conduct our operations primarily through subsidiaries. Substantially all of our consolidated assets are held by such subsidiaries. Accordingly, our cash flow and our ability to meet our obligations under the RSNs is largely dependent upon the earnings of these subsidiaries and the distribution or other payment of such earnings to us in the form of dividends, loans or advances or repayment of loans and advances from us. Our subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due on the RSNs or to make any funds available for such payment.
Because we are a holding company, our obligations under the RSNs will be effectively subordinated to all existing and future liabilities of our subsidiaries. Therefore, our rights and the rights of our creditors, including the rights of a holder of any RSN, to participate in the assets of any subsidiary in the event that such a subsidiary is liquidated or reorganized will be subject to the prior claims of such subsidiary’s creditors.

To the extent that we may be a creditor with recognized claims against any such subsidiary, our claims would nevertheless be effectively subordinated to any security interest in, or mortgages or other liens on, the assets of the subsidiary and would be subordinated to any indebtedness or other liabilities of the subsidiary senior to that held by it. Although certain agreements to which our subsidiaries are parties limit their ability to incur additional indebtedness, we and our subsidiaries retain the ability to incur substantial additional indebtedness and other liabilities.
Regulatory actions and other events may adversely affect the trading price and liquidity of the Equity Units.
We expect that many investors in, and potential purchasers of, the Equity Units will employ, or seek to employ, an arbitrage strategy with respect to the Equity Units. Investors would typically implement such a strategy by selling short the common stock underlying the Equity Units and dynamically adjusting their short position while continuing to hold the Equity Units. Investors may also implement this type of strategy by entering into swaps on our common stock in lieu of or in addition to short selling the common stock. As a result, any specific rules regulating equity swaps or short selling of securities or other governmental action that restricts or interferes with the ability of market participants to effect short sales or equity swaps with respect to our common stock could adversely affect the ability of investors in, or potential purchasers of, the Equity Units to conduct such an arbitrage strategy with respect to the Equity Units. This could, in turn, adversely affect the trading price and liquidity of the Equity Units.
The SEC and other regulatory and self-regulatory authorities have implemented various rules and taken certain actions, and may in the future adopt additional rules or take other actions, that may impact those engaging in short selling activity involving equity securities (including our common stock). Such rules and actions include Rule 201 of SEC Regulation SHO, the adoption by the Financial Industry Regulatory Authority, Inc. and the national securities exchanges of a “Limit Up-Limit Down” program, the imposition of market-wide circuit breakers that halt trading of securities for certain periods following specific market declines, and the implementation of certain regulatory reforms required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Any governmental or regulatory action that restricts the ability of investors in, or potential purchasers of, the Equity Units to effect short sales of our common stock, borrow our common stock or enter into swaps on our common stock could adversely affect the trading price and the liquidity of the Equity Units.
We may defer contract adjustment payments under the purchase contracts, and this may have an adverse effect on the trading prices of the Equity Units.
We may, at our option, defer the payment of all or part of the contract adjustment payments under the purchase contracts. If we exercise our right to defer contract adjustment payments, the market price of the Equity Units is likely to be adversely affected. As a result of the existence of our deferral rights, the market price of the Equity Units may be more volatile than would otherwise be the case. In addition, there is a risk that we may not be able to pay such deferred contract adjustment payments (including compounded contract adjustment payments thereon) in the future. If we make such a deferral, you may be required to continue to recognize income for United States federal income tax purposes in respect of the purchase contracts in advance of your receipt of any corresponding cash distributions.
The U.S. federal income tax consequences of the purchase, ownership and disposition of the Equity Units are not entirely clear.
Although the IRS has issued the Revenue Ruling addressing the treatment of units similar to the Equity Units, no statutory, judicial or administrative authority directly addresses all aspects of the treatment of the Equity Units for U.S. federal income tax purposes and no assurance can be given that the conclusions in the Revenue Ruling would apply to the Equity Units. As a result, the U.S. federal income tax consequences of the ownership and disposition of the Equity Units are unclear. In addition, there can be no assurance that the IRS or a court will agree with the characterization of the RSNs as indebtedness for U.S. federal income tax purposes. A different treatment of the Equity Units or the RSNs could be materially adverse to you. You should consult with your tax advisor regarding the tax consequences of an investment in the Equity Units in your particular circumstances. See “Material United States Federal Income and Estate Tax Consequences.”

Because the RSNs will be treated as issued with OID, holders of Corporate Units and RSNs will be required to accrue interest income in excess of interest payments on the RSNs and treat any gain on disposition of the RSNs as ordinary income instead of capital gain.
Because of certain features relating to the remarketing and reset of the RSNs, we intend to take the position that the RSNs are classified as “contingent payment debt instruments” under the applicable Treasury regulations, and the remaining discussion assumes this treatment is respected. As contingent payment debt instruments, the RSNs will be treated as issued with OID. OID will accrue from the issue date of the RSNs and will be included in the gross income of holders of Corporate Units and RSNs for U.S. federal income tax purposes before the holders receive the cash payments to which the income is attributable, regardless of a holder’s regular method of tax accounting. Moreover, prior to any remarketing, the amount of interest that will be included in gross income generally will exceed the actual cash payments to which the income is attributable. The treatment of the RSNs as contingent payment debt instruments will also generally cause any gain recognized on the sale, exchange, redemption or other taxable disposition of the RSNs to be treated as ordinary income rather than capital gain. See “Material United States Federal Income and Estate Tax Consequences.”
You may have to pay taxes with respect to distributions on our common stock even though you do not receive any actual distribution.
As discussed under “Description of Purchase Contracts — Anti-dilution Adjustments,” the number of shares of common stock that you are entitled to receive on a purchase contract settlement date or as a result of early settlement of a purchase contract is subject to adjustment for certain events arising from stock splits and combinations, stock dividends, certain cash dividends and certain other actions by us that modify our capital structure. Certain of these adjustments (or the failure to make certain adjustments) may result in a deemed distribution to owners of Equity Units for U.S. federal income tax purposes even though they do not receive any cash payment. For example, if the settlement rate is adjusted as a result of a distribution that is taxable to our common stockholders, such as a quarterly cash dividend, you would likely be required to include an amount in income for U.S. federal income tax purposes, notwithstanding the fact that you do not actually receive such distribution. If you are a non-U.S. holder (as defined in “Material United States Federal Income and Estate Tax Consequences”), any such deemed dividend will generally be subject to U.S. federal withholding tax at a rate of 30% or such lower rate as may be specified by an applicable treaty, which may be withheld from payments to you on the Equity Units or other amounts received by the applicable withholding agent on your behalf. See “Material United States Federal Income and Estate Tax Consequences — Tax Consequences to U.S. Holders — Purchase Contracts — Constructive Distributions and Dividends” and “Tax Consequences to Non-U.S. Holders — U.S. Federal Income and Withholding Tax.”
Contract adjustment payments may be treated as ordinary income and, if paid to non-U.S. holders, may be subject to 30% withholding tax.
The U.S. federal income tax treatment of contract adjustment payments is unclear. If we are the information reporting and withholding agent with respect to such payments, we intend to treat contract adjustment payments as taxable ordinary income to a U.S. holder (as defined in “Material United States Federal Income and Estate Tax Consequences”) when received or accrued, in accordance with the U.S. holder’s regular method of tax accounting and, if paid to a non-U.S. holder (as defined in “Material United States Federal Income and Estate Tax Consequences”), as amounts generally subject to withholding tax at a 30% rate, unless an income tax treaty reduces or eliminates such tax and the holder satisfies the relevant certification requirements. See “Material United States Federal Income and Estate Tax Consequences.” Persons considering the purchase of Equity Units should consult their own tax advisors concerning the possible alternative characterization and tax treatment of the contract adjustment payments.
Non-U.S. Holders may be subject to U.S. federal income tax on gain realized on a sale, exchange or other disposition of an Equity Unit or our common stock.
Because of the nature of our business assets, we may currently be or may become a “United States real property holding corporation” for U.S. federal income tax purposes. As a result, non-U.S. holders (as defined in “Material United States Federal Income and Estate Tax Consequences”) of the Equity Units or our

common stock that meet certain ownership thresholds may be subject to U.S. federal income tax in respect of a sale, exchange or other disposition of Equity Units or our common stock. Non-U.S. holders should consult their tax advisors with respect to any potential tax consequences of owning and disposing of an Equity Unit or our common stock in their particular circumstances. If we are a United States real property holding corporation at any point during the shorter of (i) the five-year period preceding the sale or other disposition and (ii) a non-U.S. holder’s holding period, and the non-U.S. holder holds an amount of our common stock or Equity Units meeting certain thresholds, the non-U.S. holder would generally be subject to tax on the net gain from the sale or other disposition at the regular graduated U.S. federal income tax rates applicable to U.S. persons and could, under certain circumstances, be subject to U.S. federal withholding tax at a 15% rate on the amount realized.
Credit ratings may not reflect all risks, are not recommendations to buy or hold securities and may be subject to revision, suspension or withdrawal at any time. Such changes may adversely affect the cost and terms and conditions of our financings and could adversely affect the value and trading of the RSNs.
At least one independent credit rating agency is expected to assign credit ratings to the RSNs. If a rating service were to rate the RSNs, and if such rating service were to lower its rating on the RSNs below the rating initially assigned to the RSNs or otherwise announce its intention to put the RSNs on credit watch, the trading price of the RSNs could decline. The ratings may not reflect the potential impact of all risks related to the structure, market, additional risk factors discussed herein and other factors that may affect the value of the RSNs. A credit rating is not a recommendation to buy, sell or hold securities and may be subject to revision, suspension or withdrawal by the rating agency at any time. No assurance can be given that a credit rating will remain constant for any given period of time or that a credit rating will not be lowered or withdrawn entirely by the credit rating agency if, in its judgment, circumstances in the future so warrant. If our credit ratings were to be downgraded, our access to, and cost of, debt financing may be negatively impacted.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION
This prospectus supplement, the accompanying prospectus, and the information incorporated by reference herein and therein, include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are based on management’s beliefs and assumptions and can often be identified by terms and phrases that include “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will,” “potential,” “forecast,” “target,” “guidance,” “outlook” or other similar terminology. Various factors may cause actual results to be materially different than the suggested outcomes within forward-looking statements; accordingly, there is no assurance that such results will be realized. These factors include, but are not limited to:
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The ability to implement our business strategy, including meeting forecasted load growth demand, grid and fleet modernization objectives, and reducing carbon emissions, while balancing customer reliability and keeping costs as low as possible for our customers;

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State, federal and foreign legislative and regulatory initiatives, including costs of compliance with existing and future environmental requirements and/or uncertainty of applicability or changes to such legislative and regulatory initiatives, including those related to climate change, as well as rulings that affect cost and investment recovery or have an impact on rate structures or market prices;

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The extent and timing of costs and liabilities to comply with federal and state laws, regulations and legal requirements related to coal ash remediation, including amounts for required closure of certain ash impoundments, are uncertain and difficult to estimate;

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The ability to timely recover eligible costs, including amounts associated with coal ash impoundment retirement obligations, asset retirement and construction costs related to carbon emissions reductions, and costs related to significant weather events, particularly in periods of heightened customer affordability concerns, bill volatility, or public and political scrutiny, and to earn an adequate return on investment through rate case proceedings and the regulatory process;

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The costs of decommissioning nuclear facilities could prove to be more extensive than amounts estimated and all costs may not be fully recoverable through the regulatory process;

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The impact of extraordinary external events, such as a global pandemic, trade wars or military conflict, and their collateral consequences, including the disruption of global supply chains or the economic activity in our service territories;

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Costs and effects of legal and administrative proceedings, settlements, investigations and claims;

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Industrial, commercial and residential decline in service territories or customer bases resulting from sustained downturns of the economy, storm damage, reduced customer usage due to cost pressures from inflation, tariffs, or fuel costs, worsening economic health of our service territories, reductions in customer usage patterns, or lower than anticipated load growth, particularly if usage of electricity by data centers is less than currently projected, energy efficiency efforts, natural gas building and appliance electrification, and use of alternative energy sources, such as self-generation and distributed generation technologies;

•
Federal and state regulations, laws and other efforts designed to promote and expand the use of energy efficiency measures, natural gas electrification, and distributed generation technologies, such as private solar and battery storage, in Duke Energy service territories could result in a reduced number of customers, excess generation resources as well as stranded costs;

•
Advancements in technology, including artificial intelligence;

•
Additional competition in electric and natural gas markets, municipalization and continued industry consolidation;

•
The influence of weather and other natural phenomena on operations, financial position, and cash flows, including the economic, operational and other effects of severe storms, hurricanes, droughts, earthquakes and tornadoes, including extreme weather associated with climate change;

•
Changing or conflicting investor, customer and other stakeholder expectations and demands, particularly regarding environmental, social and governance matters and costs related thereto;

•
The ability to successfully operate electric generating facilities and deliver electricity to customers including direct or indirect effects to the Company resulting from an incident that affects the United States electric grid or generating resources;

•
Operational interruptions to our natural gas distribution and transmission activities;

•
The availability of adequate interstate pipeline transportation capacity and natural gas supply;

•
The impact on facilities and business from a terrorist or other attack, war, vandalism, cybersecurity threats, data security breaches, operational events, information technology failures or other catastrophic events, such as severe storms, fires, explosions, pandemic health events or other similar occurrences;

•
The inherent risks associated with the operation of nuclear facilities, including environmental, health, safety, regulatory and financial risks, including the financial stability of third-party service providers;

•
The timing and extent of changes in commodity prices, including any impact from increased tariffs, export controls and interest rates, and the ability to timely recover such costs through the regulatory process, where appropriate, and their impact on liquidity positions and the value of underlying assets;

•
The results of financing efforts, including the ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings, interest rate fluctuations, compliance with debt covenants and conditions, an individual utility’s generation portfolio, and general market and economic conditions;

•
Credit ratings of Duke Energy or its subsidiaries may be different from what is expected;

•
Declines in the market prices of equity and fixed-income securities and resultant cash funding requirements for defined benefit pension plans, other post-retirement benefit plans and nuclear decommissioning trust funds;

•
Construction and development risks associated with the completion of Duke Energy’s or its subsidiaries capital investment projects, including risks related to financing, timing and receipt of necessary regulatory approvals, obtaining and complying with terms of permits, meeting construction budgets and schedules, obtaining sufficient skilled labor and satisfying operating and environmental performance standards, as well as the ability to recover costs from customers in a timely manner, or at all;

•
Changes in rules for regional transmission organizations, including changes in rate designs and new and evolving capacity markets, and risks related to obligations created by the default of other participants;

•
The ability to control operation and maintenance costs;

•
The level of creditworthiness of counterparties to transactions;

•
The ability to obtain adequate insurance at acceptable costs and recover on claims made;

•
Employee workforce factors, including the potential inability to attract and retain key personnel;

•
The ability of our subsidiaries to pay dividends or distributions to Duke Energy;

•
The performance of projects undertaken by our businesses and the success of efforts to invest in and develop new opportunities;

•
The effect of accounting and reporting pronouncements issued periodically by accounting standard-setting bodies and the SEC;

•
The impact of United States tax legislation to our financial condition, results of operations or cash flows and our credit ratings;

•
The impacts from potential impairments of goodwill or investment carrying values;

•
Asset or business acquisitions and dispositions may not be consummated or yield the anticipated benefits, which could adversely affect our financial condition, credit metrics or ability to execute strategic and capital plans;

•
The (i) failure to realize the anticipated benefits, synergies and value creation expected from the utility combination by which Duke Energy Progress, LLC will merge into Duke Energy Carolinas, LLC (the “Combination”), including as a result of difficulties or delays in integrating the contributed assets and operations and/or the incurring of significant costs in connection with the Combination; and (ii) the risk that the combined entity may not perform as expected following the consummation of the Combination due to unforeseen liabilities, its level of indebtedness, integration challenges, market conditions, ratings downgrades or other factors beyond the control of the parties; and

•
The actions of activist shareholders could disrupt our operations, impact our ability to execute on our business strategy, or cause fluctuations in the trading price of our common stock.

Additional risks and uncertainties are identified and discussed in our reports filed with the SEC and are available at the SEC’s website. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus might not occur or might occur to a different extent or at a different time than described. Forward-looking statements speak only as of the date they are made and we expressly disclaim an obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS
We estimate that the net proceeds from this offering will be approximately $1,719 million (or $1,965 million if the underwriters exercise their over-allotment option in full), after deducting the underwriting discounts and commissions, but before deducting other offering expenses. These net proceeds are intended to be used (i) to redeem the outstanding $500 million aggregate principal amount of our 3.25% Junior Subordinated Debentures due 2082 (the “Junior Subordinated Debentures”), (ii) to repay a portion of our outstanding commercial paper and (iii) for general corporate purposes. At August 5, 2026, we had approximately $2.1 billion of commercial paper outstanding with a weighted average interest rate of approximately 3.91% per year. We issue commercial paper from time to time to fund our working capital and other needs and those of our subsidiaries. A portion of the net proceeds may be invested temporarily in short-term interest-bearing accounts, securities or similar investments until they are used for their intended purposes.
This prospectus supplement shall not constitute a notice of redemption of the Junior Subordinated Debentures or an obligation to issue a notice of redemption.
We currently intend to use the proceeds from the settlement of the purchase contracts for general corporate purposes. We do not intend to use such proceeds to repurchase shares of our common stock.
Certain of the underwriters or their affiliates may own our outstanding commercial paper or Junior Subordinated Debentures, which are expected to be redeemed with the net proceeds from the sale of the Equity Units, and would receive a portion of the net proceeds from the sale of the Equity Units. See “Underwriting (Conflicts of Interest) — Conflicts of Interest.”

CAPITALIZATION
The following table sets forth our consolidated capitalization as of June 30, 2026:
•
on an actual basis; and

•
on an as adjusted basis to give effect to the issuance and sale of the Equity Units, including the RSNs included therein (assuming no exercise of the underwriters’ over-allotment option).

You should read the data set forth in the table below in conjunction with our unaudited consolidated financial statements, including the related notes, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” from our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2026, incorporated by reference herein.
	June 30, 2026
	Actual	As Adjusted
	(in millions)
Total Short-Term Debt (includes current maturities)	$8,996	$8,996
Total Long-Term Debt (includes $3,221 related to variable interest entities)	82,242	83,992
Total Debt	91,238	92,988
Stockholders’ Equity
Preferred Stock: Series A, $0.001 par value, 40 million depositary shares authorized and outstanding	973	973
Common Stock, par value $0.001 per share; 2 billion shares authorized; 780 million shares outstanding	1	1
Additional Paid-in Capital	47,563	47,422(1)
Retained Earnings	6,005	6,005
Accumulated Other Comprehensive Loss	209	209
Noncontrolling Interests	2,112	2,112
Total Stockholders’ Equity	56,863	56,722
Total Capitalization	$148,101	$149,710

(1)
Reflects an adjustment of approximately $141 million representing the estimated present value of the contract adjustments payable in connection with the Equity Units.

ACCOUNTING TREATMENT
The net proceeds from the sale of the Corporate Units will be allocated between the purchase contracts and each series of RSNs in proportion to their respective fair market values at the time of issuance. The present value of the contract adjustment payments will be initially charged to stockholders’ equity, with an offsetting credit to liabilities. This liability is accreted over the life of the purchase contract by interest charges to the income statement based on a constant rate calculation. Subsequent contract adjustment payments reduce this liability.
The purchase contracts are forward transactions in our common stock. Upon settlement of each purchase contract, we will receive $50 on the purchase contract and will issue the requisite number of shares of our common stock. The $50 that we receive will be credited to stockholders’ equity.
Before the issuance of our common stock upon settlement of the purchase contracts, the purchase contracts will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share (based on the settlement formula applied at the end of the reporting period) is deemed to be increased by the excess, if any, of the number of shares that would be issued upon settlement of the purchase contracts over the number of shares that could be purchased by us in the market (at the average market price during the period) using the proceeds receivable upon settlement. Consequently, we anticipate that there will be no dilutive effect on our earnings per share except during periods when the average market price of our common stock is above the threshold appreciation price of $151.4693.

DESCRIPTION OF THE EQUITY UNITS
The following is a summary of some of the terms of the Equity Units. This summary, together with the summaries of the terms of the purchase contracts, the purchase contract and pledge agreement and the RSNs set forth under the captions “Description of the Purchase Contracts,” “Certain Provisions of the Purchase Contract and Pledge Agreement” and “Description of the Remarketable Senior Notes” in this prospectus supplement, contain a description of the material terms of the Equity Units, but are only summaries and are not complete. This summary is subject to and is qualified by reference to all the provisions of the purchase contract and pledge agreement, the Indenture, the RSNs and the form of remarketing agreement, which has been attached as an exhibit to the purchase contract and pledge agreement, including the definitions of certain terms used therein, forms of which have been or will be filed and/or incorporated by reference as exhibits to the registration statement of which this prospectus supplement and accompanying prospectus form a part.
General
We will issue the Equity Units under the purchase contract and pledge agreement among us and The Bank of New York Mellon Trust Company, N.A., as purchase contract agent (the “purchase contract agent”), collateral agent (the “collateral agent”), custodial agent (the “custodial agent”) and securities intermediary (the “securities intermediary”). The Equity Units may be either Corporate Units or Treasury Units. The Equity Units will initially consist of 35,000,000 Corporate Units (or 40,000,000 Corporate Units if the underwriters exercise their over-allotment option in full), each with a stated amount of $50.
Each Corporate Unit offered will consist of:
•
a purchase contract under which

•
the holder will agree to purchase from us, and we will agree to sell to the holder, on August 1, 2029 (or if such day is not a business day, the following business day), which is referred to as the “purchase contract settlement date,” or earlier upon early settlement, for $50, a number of shares of our common stock equal to the applicable settlement rate described under “Description of the Purchase Contracts — Purchase of Common Stock,” “Description of the Purchase Contracts — Early Settlement” or “Description of the Purchase Contracts — Early Settlement Upon a Fundamental Change,” as the case may be, plus, in the case of an early settlement upon a fundamental change, the number of make-whole shares; and

•
we will pay the holder quarterly contract adjustment payments at the rate of 2.90% per year on the stated amount of $50, or $1.4500 per year, subject to our right to defer such contract adjustment payments as described under “Description of the Purchase Contracts — Contract Adjustment Payments”; and

either:
•
(i) a 1/40, or 2.5%, undivided beneficial ownership interest in $1,000 principal amount of the 2032 RSNs (under which we will pay to the holder 1/40 of the interest payment on such RSN at the initial rate of 4.85%, or $48.50 per year per $1,000 principal amount), and (ii) a 1/40, or 2.5%, undivided beneficial ownership interest in $1,000 principal amount of the 2036 RSNs (under which we will pay to the holder 1/40 of the interest payment on such RSN at the initial rate of 4.85%, or $48.50 per year per $1,000 principal amount); or

•
following a successful optional remarketing or the occurrence of a tax credit event redemption, the applicable ownership interest in a portfolio of United States Treasury securities, which is referred to as the “Treasury portfolio.”

The “applicable ownership interest” means, with respect to the Treasury portfolio:
•
for a remarketing Treasury portfolio,

(1)   a 1/20, or 5%, undivided beneficial ownership interest in $1,000 principal amount at maturity of U.S. Treasury securities (or principal or interest strips thereof) included in the remarketing Treasury portfolio that mature on or prior to the purchase contract settlement date;

(2)   if the optional remarketing settlement date occurs prior to May 1, 2029, with respect to the originally-scheduled interest payment dates on each series of the RSNs that would have occurred on May 1, 2029 and the purchase contract settlement date, an undivided beneficial interest in U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to (i) May 1, 2029 (in connection with the interest payment date that would have occurred on May 1, 2029) and (ii) August 1, 2029 (in connection with the interest payment date that would have occurred on the purchase contract settlement date), each in an aggregate amount at maturity equal to the aggregate interest payments (assuming no reset of the interest rate) that would have been paid on May 1, 2029 and the purchase contract settlement date, respectively, with respect to a 1/40 undivided beneficial ownership interest in $1,000 principal amount of each series of the RSNs; and
(3)   if the optional remarketing settlement date occurs on or after May 1, 2029, with respect to the originally-scheduled interest payment date on each series of the RSNs that would have occurred on the purchase contract settlement date, an undivided beneficial interest in U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to the purchase contract settlement date, in an aggregate amount at maturity equal to the aggregate interest payments (assuming no reset of the interest rate) that would have been paid on the purchase contract settlement date with respect to a 1/40 undivided beneficial ownership interest in $1,000 principal amount of each series of the RSNs.
If United States Treasury securities (or principal or interest strips thereof) that are to be included in the remarketing Treasury portfolio in connection with a successful optional remarketing have a yield that is less than zero, (i) the remarketing Treasury portfolio will consist of an amount in cash equal to the aggregate principal amount at maturity of the United States Treasury securities described in clauses (1) and (2) or (3) above and (ii) references to the “applicable ownership interest in the Treasury portfolio” or clauses (1) and (2) or (3) above will be deemed to be references to an interest in such amount of cash or the applicable portion thereof. If the provisions set forth in this paragraph apply, references to “Treasury security” and “United States Treasury securities (or principal or interest strips thereof)” in connection with the remarketing Treasury portfolio will, thereafter, be deemed to be references to such amount of cash.
•
for a tax credit event Treasury portfolio,

(1)   a 1/20, or 5%, undivided beneficial ownership interest in $1,000 face amount of U.S. Treasury securities (or principal or interest strips thereof) included in the tax credit event Treasury portfolio that mature on or prior to August 1, 2029, and
(2)   with respect to each scheduled interest payment date on the RSNs that would have occurred after the tax credit event redemption date and on or prior to August 1, 2029, an undivided beneficial ownership interest in a $1,000 face amount of U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to such scheduled interest payment date in an aggregate amount at maturity equal to the aggregate interest payment that would be due with respect to a 2.5% beneficial ownership interest in a 2032 RSN in the principal amount of $1,000 and a 2.5% beneficial ownership interest in a 2036 RSN in the principal amount of $1,000 that would have each been components of the Corporate Units on that date (assuming no tax credit event redemption) and assuming that interest accrued from and including the immediately preceding interest payment date to which interest has been paid.
If, in connection with a tax credit event redemption, United States Treasury securities (or principal or interest strips thereof) that are to be included in the tax credit event Treasury portfolio have a yield that is less than zero, then an amount in cash equal to the aggregate principal amount at maturity of the United States Treasury securities described in the bullet points above will be substituted for the RSNs that are components of the Corporate Units and the cash attributable to the first bullet will be pledged to us through the collateral agent to secure the Corporate Unit holders’ obligation to purchase our common stock under the purchase contracts. In addition, in such case, references to “Treasury security” and “United States Treasury securities (or principal or interest strips thereof)” in connection with the tax credit event Treasury portfolio will, thereafter, be deemed to be references to such amount of cash.
So long as the Equity Units are in the form of Corporate Units, the related undivided beneficial ownership interest in a 2032 RSN and in a 2036 RSN, the applicable ownership interest in the remarketing

Treasury portfolio described in clause (1) of the definition thereof above (or $50 in cash, if the paragraph following clause (3) of the definition thereof above applies) or the applicable ownership interest in the tax credit event Treasury portfolio described in clause (1) of the definition thereof above (or $50 in cash, if the paragraph following clause (2) of the definition thereof above applies), as the case may be, will be pledged to us through the collateral agent to secure the holders’ obligations to purchase our common stock under the related purchase contracts.
Creating Treasury Units by Substituting a Treasury Security for the RSNs
Each holder of 40 Corporate Units may create, at any time other than after a successful remarketing or a tax credit event redemption or during a blackout period (as defined below), 40 Treasury Units by substituting for an RSN of each series two zero-coupon United States Treasury securities (for example, CUSIP No. 912821JL0) each with a principal amount at maturity equal to $1,000 and maturing on or prior to August 1, 2029, which is referred to as a “Treasury security.” This substitution would create 40 Treasury Units and the RSN of each series would be released from the pledge under the purchase contract and pledge agreement and delivered to the holder and would be tradable and transferable separately from the Treasury Units. Because both series of RSNs are issued in integral multiples of $1,000, holders of Corporate Units may make the substitution only in integral multiples of 40 Corporate Units. After a successful remarketing or a tax credit event redemption, holders may not create Treasury Units from Corporate Units or recreate Corporate Units from Treasury Units.
Each Treasury Unit will consist of:
•
a purchase contract under which

•
the holder will agree to purchase from us, and we will agree to sell to the holder, on the purchase contract settlement date, or earlier upon early settlement, for $50, a number of shares of our common stock equal to the applicable settlement rate, plus, in the case of an early settlement upon a fundamental change, the number of make-whole shares; and

•
we will pay the holder quarterly contract adjustment payments at the rate of 2.90% per year on the stated amount of $50, or $1.4500 per year, subject to our right to defer the contract adjustment payments; and

•
a 1/20 undivided beneficial ownership interest in a Treasury security.

The term “blackout period” means the period (1) if we elect to conduct an optional remarketing, from 4:00 p.m., New York City time, on the second business day (as defined below) immediately preceding the first day of the applicable optional remarketing period until the settlement date of such optional remarketing or the date we announce that such remarketing was unsuccessful and (2) after 4:00 p.m., New York City time, on the second business day immediately preceding the first day of the final remarketing period.
The term “business day” means a day other than (i) a Saturday or a Sunday, (ii) a day on which banking institutions in that place of payment are authorized or obligated by law or executive order to remain closed or (iii) a day on which the corporate trust office of the trustee is closed for business.
The Treasury Unit holder’s beneficial ownership interest in the Treasury security will be pledged to us through the collateral agent to secure the holder’s obligation to purchase our common stock under the related purchase contracts.
To create 40 Treasury Units, a holder is required to:
•
deposit with the collateral agent two Treasury securities that each have a principal amount at maturity of $1,000, which must be purchased in the open market at the expense of the Corporate Unit holder, unless otherwise owned by the holder; and

•
transfer to the purchase contract agent 40 Corporate Units, accompanied by a notice stating that the holder of the Corporate Units has deposited two Treasury securities with the collateral agent and requesting that the purchase contract agent instruct the collateral agent to release the related RSN of each series.

Upon receiving instructions from the purchase contract agent and receipt of the Treasury securities, the collateral agent will release the related RSN of each series from the pledge and deliver them to the purchase contract agent on behalf of the holder, free and clear of our security interest. The purchase contract agent then will:
•
cancel the 40 Corporate Units;

•
transfer the related RSN of each series to the holder; and

•
deliver 40 Treasury Units to the holder.

The Treasury securities will be substituted for the RSNs and will be pledged to us through the collateral agent to secure the holder’s obligation to purchase shares of our common stock under the related purchase contracts. The RSNs thereafter will trade and be transferable separately from the Treasury Units.
Holders who create Treasury Units will be responsible for any taxes, governmental charges or other fees or expenses (including, without limitation, fees and expenses payable to the collateral agent) attributable to such collateral substitution. See “Certain Provisions of the Purchase Contract and Pledge Agreement — Miscellaneous.”
Recreating Corporate Units
Each holder of 40 Treasury Units will have the right, at any time, other than during a blackout period or after a successful remarketing or a tax credit event redemption, to substitute for the related Treasury securities held by the collateral agent an RSN of each series having a principal amount equal to $1,000. This substitution would recreate 40 Corporate Units and the applicable Treasury securities would be released from the pledge under the purchase contract and pledge agreement and delivered to the holder and would be tradable and transferable separately from the Corporate Units. Because both series of RSNs are issued in integral multiples of $1,000, holders of Treasury Units may make this substitution only in integral multiples of 40 Treasury Units. After a successful remarketing or a tax credit event redemption, holders may not recreate Corporate Units from Treasury Units.
To recreate 40 Corporate Units, a holder is required to:
•
deposit with the collateral agent an RSN of each series having a principal amount of $1,000, which must be purchased in the open market at the expense of the Treasury Unit holder, unless otherwise owned by the holder; and

•
transfer to the purchase contract agent 40 Treasury Units, accompanied by a notice stating that the holder of the Treasury Units has deposited an RSN of each series having a principal amount of $1,000 with the collateral agent and requesting that the purchase contract agent instruct the collateral agent to release the related Treasury securities.

Upon receiving instructions from the purchase contract agent and receipt of an RSN of each series having a principal amount of $1,000, the collateral agent will promptly release the related Treasury securities from the pledge and promptly instruct the securities intermediary to transfer such Treasury securities to the purchase contract agent for distribution to the holder, free and clear of our security interest. The purchase contract agent then will:
•
cancel the 40 Treasury Units;

•
transfer the related Treasury securities to the holder; and

•
deliver 40 Corporate Units to the holder.

The $1,000 principal amount RSN of each series will be substituted for the Treasury securities and will be pledged to us through the collateral agent to secure the holder’s obligation to purchase shares of our common stock under the related purchase contracts. The Treasury securities thereafter will trade and be transferable separately from the Corporate Units.
Holders who recreate Corporate Units will be responsible for any taxes, governmental charges or other fees or expenses (including, without limitation, fees and expenses payable to the collateral agent) attributable to the collateral substitution. See “Certain Provisions of the Purchase Contract and Pledge Agreement — Miscellaneous.”

Payments on the Equity Units
Holders of Corporate Units and Treasury Units will receive quarterly contract adjustment payments payable by us at the rate of 2.90% per year on the stated amount of $50 per Equity Unit. We will make all contract adjustment payments on the Corporate Units and the Treasury Units quarterly in arrears on February 1, May 1, August 1 and November 1 of each year (except that if any such date is not a business day, contract adjustment payments will be payable on the following business day, without adjustment), commencing November 1, 2026. Unless the purchase contracts have been terminated (as described under “Description of the Purchase Contracts — Termination” below), we will make such contract adjustment payments until the earliest of the purchase contract settlement date, the fundamental change early settlement date (in the case of a fundamental change early settlement, as described under “Description of the Purchase Contracts —  Early Settlement Upon a Fundamental Change” below) and the most recent contract adjustment payment date on or before any other early settlement with respect to the related purchase contracts (in the case of an early settlement as described under “Description of the Purchase Contracts — Early Settlement” below). If the purchase contracts have been terminated, our obligation to pay the contract adjustment payments, including any accrued and unpaid contract adjustment payments and deferred contract adjustment payments (including compounded contract adjustment payments thereon), will cease. In addition, holders of Corporate Units will receive quarterly cash distributions consisting of their pro rata share of interest payments on each series of RSNs (or distributions on the applicable ownership interest in the Treasury portfolio, as applicable), equivalent to the rate of 4.85% per year for the 2032 RSNs and 4.85% per year for the 2036 RSNs. There will be no interest payments in respect of the Treasury securities that are a component of the Treasury Units, but to the extent that such holders of Treasury Units continue to hold the RSNs that were delivered to them when they created the Treasury Units, such holders will continue to receive the scheduled interest payments on their separate RSNs for as long as they hold the RSNs, subject to any modifications made thereto pursuant to a successful remarketing.
We have the right to defer payment of quarterly contract adjustment payments as described under “Description of the Purchase Contracts — Contract Adjustment Payments”.
Listing
We intend to apply to list the Corporate Units on The New York Stock Exchange and expect trading to commence within 30 days of the initial issuance of the Corporate Units under the symbol “DUKU”. Except in connection with early settlement, fundamental change early settlement, a termination event or settlement on the purchase contract settlement date with separate cash, unless and until substitution has been made as described in “— Creating Treasury Units by Substituting a Treasury Security for the RSNs” or “ —  Recreating Corporate Units,” neither the RSN of either series or the applicable ownership interest in the Treasury portfolio component of a Corporate Unit nor the Treasury security component of a Treasury Unit will trade separately from Corporate Units or Treasury Units. The RSNs or applicable ownership interest in the Treasury portfolio component will trade as a unit with the purchase contract component of the Corporate Units, and the Treasury security component will trade as a unit with the purchase contract component of the Treasury Units. In addition, if Treasury Units or RSNs of either series are separately traded to a sufficient extent that the applicable exchange listing requirements are met, we may endeavor to cause the Treasury Units or RSNs of either series to be listed on the exchange on which the Corporate Units are then listed, including, if applicable, The New York Stock Exchange. However, there can be no assurance that we will list the Treasury Units or the RSNs of either series on any exchange or quotation system.
Ranking
The RSNs, which are included in the Equity Units, will be our direct, unsecured and unsubordinated obligations, ranking equally in priority with all of our existing and future unsecured and unsubordinated indebtedness and senior in right of payment to all of our existing and future subordinated debt. The RSNs will be structurally subordinated to all liabilities and any preferred stock of our subsidiaries.
In addition, our obligations with respect to contract adjustment payments will rank junior and be subordinated in right of payment and upon liquidation to all of our “Senior Indebtedness” (as defined under “Description of the Purchase Contracts — Contract Adjustment Payments”) and will be structurally subordinated to existing and future liabilities of our subsidiaries.

Our subsidiaries are separate and distinct legal entities from us. Our subsidiaries have no obligation to pay any amounts due on the RSNs or the purchase contracts or to provide us with funds to meet our payment obligations under the RSNs or the purchase contracts, as applicable, whether in the form of dividends, distributions, loans or other payments. Any payment of dividends, distributions, loans or other payments by our subsidiaries to us could be subject to statutory or contractual restrictions and will be contingent upon the subsidiaries’ earnings and business considerations. Our right to receive any assets of any of our subsidiaries upon their bankruptcy, liquidation or similar reorganization, and therefore the right of the holders of the RSNs or purchase contracts to participate in those assets, will be structurally subordinated to the claims of that subsidiary’s creditors, including trade creditors. In addition, even if we are a creditor of any of our subsidiaries, our rights as a creditor would be subordinated to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to that held by us.
At June 30, 2026, we had approximately $27.8 billion of outstanding indebtedness, consisting of approximately $25.8 billion of unsecured and unsubordinated indebtedness and $2.0 billion of unsecured junior subordinated indebtedness. At June 30, 2026, our subsidiaries had approximately $62.6 billion of indebtedness, payment upon approximately $650 million of which is guaranteed by us.
Voting and Certain Other Rights
Prior to the delivery of shares of common stock under each purchase contract, such purchase contract shall not entitle the holder of the Corporate Units or Treasury Units to any rights of a holder of shares of our common stock, including, without limitation, the right to vote or receive any dividends or other payments or distributions or to consent to or to receive notice as a stockholder or other rights in respect of our common stock.
Agreed U.S. Federal Income Tax Treatment
Each beneficial owner of an Equity Unit, by accepting a beneficial interest therein, will be deemed to have agreed for U.S. federal, state and local income tax purposes (unless otherwise required by any taxing authority) (1) to be treated as the owner, separately, of each of the purchase contract, the related RSNs and the applicable ownership interests in the Treasury portfolio or Treasury security, as the case may be, (2) to treat the RSNs as indebtedness and (3) to allocate, as of the issue date, 100% of the purchase price paid for the Corporate Units to the RSNs (50% with respect to its ownership interest in the 2032 RSNs and 50% with respect to its ownership interest in the 2036 RSNs) and 0% to each purchase contract, which will establish its initial tax basis in each purchase contract as $0 and the beneficial owner’s initial tax basis in the RSNs as $50 ($25 with respect to the 2032 RSNs and $25 with respect to the 2036 RSNs). This position will be binding on each beneficial owner of each Equity Unit, but not on the IRS. See “Material United States Federal Income and Estate Tax Consequences.”
Repurchase of the Equity Units
We may purchase from time to time any of the Equity Units that are then outstanding by tender, in the open market, by private agreement or otherwise, subject to compliance with applicable law.

DESCRIPTION OF THE PURCHASE CONTRACTS
The following is a summary of some of the terms of the purchase contracts. The purchase contracts will be issued pursuant to the purchase contract and pledge agreement among us, the purchase contract agent, the collateral agent, the custodial agent and the securities intermediary. This summary of the purchase contracts, together with the summary of the purchase contract and pledge agreement set forth under the caption “Certain Provisions of the Purchase Contract and Pledge Agreement” in this prospectus supplement, contain a description of the material terms of the purchase contracts but are only summaries and are not complete. This summary is subject to and is qualified by reference to all the provisions of the purchase contract and pledge agreement, the Indenture, the RSNs and the form of remarketing agreement, which has been attached as an exhibit to the purchase contract and pledge agreement, including the definitions of certain terms used therein, forms of which have been or will be filed and/or incorporated by reference as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus form a part.
Purchase of Common Stock
Each purchase contract that is a component of a Corporate Unit or a Treasury Unit will obligate its holder to purchase, and us to issue and deliver, on August 1, 2029 (or if such day is not a business day, the following business day) (the “purchase contract settlement date”), for $50 in cash a number of shares of our common stock equal to the settlement rate (together with cash, if applicable, in lieu of any fractional shares of common stock in the manner described below), unless the purchase contract terminates prior to that date or is settled early at the holder’s option. The number of shares of our common stock issuable upon settlement of each purchase contract on the purchase contract settlement date (which is referred to as the “settlement rate”) will be determined as follows, subject to adjustment as described under “— Early Settlement Upon a Fundamental Change” and “— Anti-dilution Adjustments” below:
(1)   If the applicable market value of our common stock is equal to or greater than the “threshold appreciation price” of $151.4693, the settlement rate will be 0.3301 shares of our common stock (this settlement rate is referred to as the “minimum settlement rate”).
Accordingly, if the market price for the common stock increases between the date of this prospectus supplement and the period during which the applicable market value is measured and the applicable market value is greater than the threshold appreciation price, the aggregate market value of the shares of common stock issued upon settlement of each purchase contract will be higher than the stated amount of $50.00 (the “stated amount”), assuming that the market price of the common stock on the purchase contract settlement date is the same as the applicable market value of the common stock. If the applicable market value is the same as the threshold appreciation price, the aggregate market value of the shares issued upon settlement will be equal to the stated amount, assuming that the market price of the common stock on the purchase contract settlement date is the same as the applicable market value of the common stock.
(2)   If the applicable market value of our common stock is less than the threshold appreciation price but greater than the “reference price” of $121.1827, the settlement rate will be a number of shares of our common stock equal to $50 divided by the applicable market value, rounded to the nearest ten thousandth of a share.
Accordingly, if the market price for the common stock increases between the date of this prospectus supplement and the period during which the applicable market value is measured, but the market price does not exceed the threshold appreciation price, the aggregate market value of the shares of common stock issued upon settlement of each purchase contract will be equal to the stated amount, assuming that the market price of the common stock on the purchase contract settlement date is the same as the applicable market value of the common stock.
(3)   If the applicable market value of our common stock is less than or equal to the reference price, the settlement rate will be 0.4126 shares of our common stock (this settlement rate is referred to as the “maximum settlement rate”).
Accordingly, if the market price for the common stock decreases between the date of this prospectus supplement and the period during which the applicable market value is measured and the applicable market value is less than the reference price, the aggregate market value of the shares of common stock issued upon settlement of each purchase contract will be less than the stated amount, assuming that the market price on the purchase contract settlement date is the same as the applicable market value of the common stock. If the applicable market value of the common stock is the same as the reference price, the aggregate market value of the shares issued upon settlement will be equal to the stated amount, assuming that the market price of the common stock on the purchase contract settlement date is the same as the applicable market value of the common stock.
The “reference price” is equal to $50 divided by the maximum settlement rate (such quotient rounded to the nearest $0.0001), which is $121.1827 and is approximately equal to the closing price of our common stock on The New York Stock Exchange on the date the Equity Units are priced.
The “threshold appreciation price” is equal to $50 divided by the minimum settlement rate (such quotient rounded to the nearest $0.0001), which is $151.4693 and represents appreciation of approximately 25.00% over the reference price.
If you elect to settle your purchase contract early in the manner described under “— Early Settlement,” the number of shares of our common stock issuable upon settlement of such purchase contract will be 0.3301, the minimum settlement rate, subject to adjustment as described under “— Anti-dilution Adjustments.” If you elect to settle your purchase contract early upon a fundamental change, the number of shares of our common stock issuable upon settlement will be determined as described under “— Early Settlement Upon a Fundamental Change.” The minimum settlement rate and the maximum settlement rate are referred to as the “fixed settlement rates.”
The “applicable market value” means the average of the volume-weighted average price, or VWAP, of our common stock on each trading day during the 20 consecutive scheduled trading day period ending on, and including, the third scheduled trading day immediately preceding the purchase contract settlement date (the “market value averaging period”). The “VWAP” of our common stock means, for the relevant trading day, the per share VWAP on the principal exchange or quotation system on which our common stock is listed or admitted for trading as displayed under the heading Bloomberg VWAP on Bloomberg page “DUK US <EQUITY> AQR” (or its equivalent successor if that page is not available) in respect of the period from the scheduled open of trading on the relevant trading day until the scheduled close of trading on the relevant trading day (or if such VWAP is unavailable, the market price of one share of our common stock on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us). Following a fundamental change described in clause (2) of such definition where the holders of our common stock receive only cash in such fundamental change, the “VWAP” shall be equal to the cash amount paid per share of our common stock.
A “trading day” means, for purposes of determining a VWAP or closing price, a day (i) on which the principal exchange or quotation system on which our common stock is listed or admitted for trading is scheduled to be open for business and (ii) on which there has not occurred or does not exist a market disruption event.
A “market disruption event” means any of the following events:
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any suspension of, or limitation imposed on, trading by the principal exchange or quotation system on which our common stock is listed or admitted for trading during the one-hour period prior to the close of trading for the regular trading session on such exchange or quotation system (or for purposes of determining VWAP, any period or periods prior to 1:00 p.m., New York City time, aggregating one half hour or longer) and whether by reason of movements in price exceeding limits permitted by the relevant exchange or quotation system or otherwise relating to our common stock or in futures or option contracts relating to our common stock on the relevant exchange or quotation system; or

•
any event (other than a failure to open or, except for purposes of determining VWAP, a closure as described below) that disrupts or impairs the ability of market participants during the one-hour period prior to the close of trading for the regular trading session on the principal exchange or quotation system on which our common stock is listed or admitted for trading (or, for purposes of determining VWAP, any period or periods prior to 1:00 p.m., New York City time, aggregating one half hour or longer) in general to effect transactions in, or obtain market values for, our common stock on the relevant exchange or quotation system or futures or options contracts relating to our common stock on any relevant exchange or quotation system; or
•
the failure to open of the principal exchange or quotation system on which futures or options contracts relating to our common stock are traded or, except for purposes of determining VWAP, the closure of such exchange or quotation system prior to its respective scheduled closing time for the regular trading session on such day (without regard to after hours or other trading outside the regular trading session hours) unless such earlier closing time is announced by such exchange or quotation system at least one hour prior to the earlier of the actual closing time for the regular trading session on such day and the submission deadline for orders to be entered into such exchange or quotation system for execution at the actual closing time on such day.

If a market disruption event occurs on any scheduled trading day during the market value averaging period, we will notify investors on the calendar day on which such event occurs.
If 20 trading days for our common stock have not occurred during the market value averaging period, all remaining trading days will be deemed to occur on the third scheduled trading day immediately prior to the purchase contract settlement date and the VWAP of our common stock for each of the remaining trading days will be the VWAP of our common stock on that third scheduled trading day or, if such day is not a trading day, the closing price as of such day.
The “closing price” per share of our common stock means, on any date of determination, the closing sale price or, if no closing sale price is reported, the last reported sale price of our common stock on the principal United States securities exchange on which our common stock is listed, or if our common stock is not so listed on a United States securities exchange, the average of the last quoted bid and ask prices for our common stock in the over-the-counter market as reported by OTC Markets Group Inc. or similar organization, or, if those bid and ask prices are not available, the market value of our common stock on that date as determined by a nationally recognized independent investment banking firm retained by us for this purpose.
We will not issue any fractional shares of our common stock upon settlement of a purchase contract. Instead of a fractional share, the holder will receive an amount of cash equal to the percentage of a whole share represented by such fractional share multiplied by the closing price of our common stock on the trading day immediately preceding the purchase contract settlement date (or the trading day immediately preceding the relevant settlement date, in the case of early settlement). If, however, a holder surrenders for settlement at one time certificates evidencing more than one purchase contract, then the number of shares of our common stock issuable pursuant to such purchase contracts will be computed based upon the aggregate number of purchase contracts surrendered (including any global security certificate, to the extent permitted by, and practicable under, depository procedures).
Unless:
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a holder has settled early the related purchase contracts by delivery of cash to the purchase contract agent in the manner described under “— Early Settlement” or “— Early Settlement Upon a Fundamental Change;”

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a holder of Corporate Units has settled the related purchase contracts with separate cash in the manner described under “— Notice to Settle with Cash;” or

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an event described under “— Termination” has occurred;

then, on the purchase contract settlement date,
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in the case of Corporate Units where there has not been a successful optional or final remarketing or a tax credit event redemption, the holder will be deemed to have exercised its put right as described under “— Remarketing” (unless it shall have elected not to exercise such put right by delivering cash as described thereunder) and to have elected to apply the proceeds of the put option to satisfy in full the holder’s obligation to purchase our common stock under the related purchase contracts;

•
in the case of Corporate Units where the Treasury portfolio or cash has replaced the RSNs as a component of the Corporate Units following a successful optional remarketing or a tax credit event redemption, the portion of the proceeds of the applicable ownership interests in the Treasury portfolio when paid at maturity or an amount of cash equal to the stated amount of $50 per Corporate Unit will be applied to satisfy in full the holder’s obligation to purchase common stock under the related purchase contracts and any excess proceeds will be delivered to the purchase contract agent for the benefit of the holders of Corporate Units;
•
in the case of Corporate Units where the RSNs have been successfully remarketed during the final remarketing period, the portion of the remarketing proceeds sufficient to satisfy the holder’s obligation to purchase our common stock under the related purchase contracts will be applied to satisfy in full the holder’s obligation to purchase common stock under the related purchase contracts and any excess proceeds will be delivered to the purchase contract agent for the benefit of the holders of Corporate Units; and

•
in the case of Treasury Units, the proceeds of the related Treasury securities, when paid at maturity, will be applied to satisfy in full the holder’s obligation to purchase our common stock under the related purchase contracts and any excess proceeds will be delivered to the purchase contract agent for the benefit of the holders of Treasury Units.

The common stock will then be issued and delivered to the holder or the holder’s designee on the purchase contract settlement date. We will pay all stock transfer and similar taxes attributable to the initial issuance and delivery of the shares of our common stock pursuant to the purchase contracts, unless any such tax is due because the holder requests such shares to be issued in a name other than such holder’s name.
Prior to the settlement of a purchase contract, the shares of our common stock underlying each purchase contract will not be outstanding, and the holder of the purchase contract will not have any voting rights, rights to dividends or other distributions or any other rights of a holder of our common stock by virtue of holding such purchase contract.
By purchasing a Corporate Unit or a Treasury Unit, a holder will be deemed to have, among other things:
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irrevocably appointed the purchase contract agent as its attorney-in-fact to enter into and perform the related purchase contract and the purchase contract and pledge agreement in the name of and on behalf of such holder;

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agreed to be bound by the terms and provisions of the Corporate Units or Treasury Units, as applicable, including, but not limited to, the terms of the related purchase contract and the purchase contract and pledge agreement, for so long as the holder remains a holder of Corporate Units or Treasury Units;

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consented to and agreed to be bound by the pledge of such holder’s right, title and interest in and to its undivided beneficial ownership interest in each series of RSNs, the portion of the Treasury portfolio (or cash) described in the first and second clauses of remarketing Treasury portfolio and the first clause of tax credit event Treasury portfolio, in each case, of the definition of “applicable ownership interest” or the Treasury securities, as applicable, and the delivery of such collateral by the purchase contract agent to the collateral agent; and

•
agreed to the satisfaction of the holder’s obligations under the purchase contracts with the proceeds of the pledged undivided beneficial ownership in the RSNs, Treasury portfolio (or cash), Treasury securities or put option, as applicable, in the manner described above if the option to settle the purchase contracts through payment of separate cash is not elected.

Remarketing
We have agreed to enter into a remarketing agreement with one or more remarketing agents no later than 20 days prior to the first day of the final remarketing period or, if we elect to conduct an optional remarketing, no later than five business days prior to the first day of the applicable optional remarketing period.

During a blackout period that relates to each remarketing period:
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a holder may not settle a purchase contract early;

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a holder may not create Treasury Units; and

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a holder may not recreate Corporate Units from Treasury Units.

Each of an “optional remarketing” and a “final remarketing” is referred to as a “remarketing.” In a remarketing, the RSNs of each series that are a part of Corporate Units (except, in the case of a final remarketing, where the holder has elected to settle the purchase contract through payment of separate cash) and any separate RSNs whose holders have elected to participate in the remarketing, as described under “Description of the Remarketable Senior Notes — Remarketing of RSNs That Are Not Included in Corporate Units,” will be remarketed.
Following any successful remarketing of the RSNs:
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the interest rate on each series of RSNs may be reset as described below and under “Description of the Remarketable Senior Notes — Interest Rate Reset” below;

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interest will be payable on the RSNs semi-annually on February 1 and August 1 of each year; and

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the RSNs will cease to be redeemable at our option, and the provisions described under “Description of the Remarketable Senior Notes — Optional Redemption” and “— Redemption Procedures” will no longer apply to either series of RSNs.

All such modifications will take effect only if the remarketing is successful, without the consent of holders, upon the earlier of the optional remarketing settlement date or the purchase contract settlement date, as the case may be, and will apply to all RSNs of such series, whether or not included in the remarketing. All other terms of the RSNs will remain unchanged.
In order to remarket the RSNs, the remarketing agent, in consultation with us, will:
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remarket each series of RSNs as fixed-rate notes; and

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reset the interest rate on such series of RSNs (either upward or downward) in order to produce the required price in the remarketing, as discussed under “— Optional Remarketing” and “— Final Remarketing” below.

We will use commercially reasonable efforts to ensure that, if required by applicable law, a registration statement, including a prospectus, with regard to the full amount of each series of the RSNs to be remarketed will be effective under the securities laws in a form that may be used by the remarketing agent in connection with the remarketing (unless a registration statement is not required under the applicable laws and regulations that are in effect at that time or unless we conduct any remarketing in accordance with an exemption under the securities laws).
We will separately pay a fee to the remarketing agent for its services as remarketing agent. Holders whose RSNs are remarketed will not be responsible for the payment of any remarketing fee in connection with the remarketing.
Optional Remarketing
Unless a termination event has occurred, we may elect, at our option, to engage the remarketing agent pursuant to the terms of the remarketing agreement, to remarket the RSNs on any optional remarketing date occurring during the “period for optional remarketing” beginning on, and including, January 30, 2029 (the second business day immediately preceding the February 1, 2029 interest payment date) and ending on, and including, July 6, 2029 (the tenth calendar day immediately preceding the first day of the final remarketing period), unless the RSNs have been previously successfully remarketed or have been previously redeemed pursuant to a tax credit event redemption. Any optional remarketing during the period for optional remarketing will occur during one or more periods of up to 15 business days selected by us; any such period of up to 15 business days selected by us for an optional remarketing is referred to as an “optional remarketing period,” a remarketing that occurs during an optional remarketing period as an “optional remarketing” and the date the RSNs are priced in an optional remarketing as the “optional remarketing date.” In any optional remarketing, the aggregate principal amount of the RSNs of each series that are a part of Corporate Units and any separate RSNs of either series whose holders have elected to participate in the optional remarketing, as described under “Description of the Remarketable Senior Notes — Remarketing of RSNs That Are Not Included in Corporate Units,” will be remarketed. If we elect to conduct an optional remarketing, the remarketing agent will use its commercially reasonable efforts to obtain a price for the RSNs of each series that results in aggregate proceeds of at least 100% of the aggregate of the Treasury portfolio purchase price (as defined below) and the separate RSNs purchase price (as defined below). To obtain that price, the remarketing agent may, in consultation with us, in the case of any series of RSNs successfully remarketed as fixed-rate notes, reset the interest rate on such series of RSNs as described under “Description of the Remarketable Senior Notes — Interest Rate Reset.” We will request that the depository notify its participants holding Corporate Units, Treasury Units and separate RSNs of our election to conduct an optional remarketing no later than five business days prior to the date we begin any optional remarketing.
An optional remarketing on any remarketing date will be considered successful if the remarketing agent is able to remarket the RSNs of each series at a price that results in aggregate proceeds of at least 100% of the Treasury portfolio purchase price and the separate RSNs purchase price.
Following a successful optional remarketing of the RSNs, on the optional remarketing settlement date (as defined below), the portion of the remarketing proceeds equal to the Treasury portfolio purchase price will, except as described below, be used to purchase the remarketing Treasury portfolio and the remaining proceeds attributable to the RSNs underlying the Corporate Units will be remitted to the purchase contract agent for distribution pro rata to the holders of such Corporate Units. The portion of the remarketing proceeds attributable to the separate RSNs sold in the remarketing will be remitted to the custodial agent for distribution on the optional remarketing settlement date to the holders of such separate RSNs.
If we elect to conduct an optional remarketing and the remarketing is successful:
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settlement with respect to the remarketed RSNs will occur on the second business day following the optional remarketing date, unless the remarketed RSNs are priced after 4:30 p.m., New York City time, on the optional remarketing date, in which case settlement will occur on the third business day following the optional remarketing date (such settlement date is referred to as the “optional remarketing settlement date”);

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interest on the RSNs will be payable semi-annually;

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the interest rate on such series of RSNs will be reset by the remarketing agent in consultation with us on the optional remarketing date and will become effective on the optional remarketing settlement date, if applicable;

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the other modifications to the terms of the RSNs, as described under “— Remarketing,” will become effective;

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after the optional remarketing settlement date, Corporate Units will consist of a purchase contract and the applicable ownership interest in the remarketing Treasury portfolio (or cash), as described herein; and

•
holders may no longer create Treasury Units or recreate Corporate Units from Treasury Units.

If we do not elect to conduct an optional remarketing during an optional remarketing period or no optional remarketing succeeds for any reason, the RSNs will continue to be a component of the Corporate Units or will continue to be held separately and the remarketing agent will use its commercially reasonable efforts to remarket the RSNs during the final remarketing period.
For the purposes of a successful optional remarketing, “Treasury portfolio purchase price” means the lowest aggregate ask-side price quoted by a primary United States government securities dealer in New York City to the quotation agent selected by us between 9:00 a.m. and 4:00 p.m., New York City time, on the optional remarketing date for the purchase of the remarketing Treasury portfolio for settlement on the optional remarketing settlement date; provided that if the remarketing Treasury portfolio consists of cash, “Treasury portfolio purchase price” means the amount of such cash.

Following a successful optional remarketing and receipt of the proceeds, the collateral agent will purchase, at the Treasury portfolio purchase price, a remarketing Treasury portfolio consisting of:
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United States Treasury securities (or principal or interest strips thereof) that mature on or prior to the purchase contract settlement date in an aggregate amount at maturity equal to the principal amount of the 2032 RSNs underlying the undivided beneficial ownership interests in the 2032 RSNs included in the Corporate Units on the optional remarketing date;

•
United States Treasury securities (or principal or interest strips thereof) that mature on or prior to the purchase contract settlement date in an aggregate amount at maturity equal to the principal amount of the 2036 RSNs underlying the undivided beneficial ownership interests in the 2036 RSNs included in the Corporate Units on the optional remarketing date;

•
if the optional remarketing settlement date occurs prior to May 1, 2029, with respect to the originally-scheduled quarterly interest payment dates on the 2032 RSNs that would have occurred on May 1, 2029 and the purchase contract settlement date, U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to (i) May 1, 2029 (in connection with the interest payment date that would have occurred on May 1, 2029) and (ii) August 1, 2029 (in connection with the interest payment date that would have occurred on the purchase contract settlement date), each in an aggregate amount at maturity equal to the aggregate interest payments (assuming no reset of the interest rate) that would have been paid to the holders of the Corporate Units on May 1, 2029 and the purchase contract settlement date, respectively, on the principal amount of the 2032 RSNs underlying the undivided beneficial ownership interests in the 2032 RSNs included in the Corporate Units on the optional remarketing date;

•
if the optional remarketing settlement date occurs on or after May 1, 2029, United States Treasury securities (or principal or interest strips thereof) that mature on or prior to the purchase contract settlement date in an aggregate amount at maturity equal to the aggregate interest payment (assuming no reset of the interest rate) that would have been paid to the holders of the Corporate Units on the purchase contract settlement date on the principal amount of the 2032 RSNs underlying the undivided beneficial ownership interests in the 2032 RSNs included in the Corporate Units on the optional remarketing date;

•
if the optional remarketing settlement date occurs prior to May 1, 2029, with respect to the originally-scheduled quarterly interest payment dates on the 2036 RSNs that would have occurred on May 1, 2029 and the purchase contract settlement date, U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to (i) May 1, 2029 (in connection with the interest payment date that would have occurred on May 1, 2029) and (ii) August 1, 2029 (in connection with the interest payment date that would have occurred on the purchase contract settlement date), each in an aggregate amount at maturity equal to the aggregate interest payments (assuming no reset of the interest rate) that would have been paid to the holders of the Corporate Units on May 1, 2029 and the purchase contract settlement date, respectively, on the principal amount of the 2036 RSNs underlying the undivided beneficial ownership interests in the 2036 RSNs included in the Corporate Units on the optional remarketing date; and

•
if the optional remarketing settlement date occurs on or after May 1, 2029, United States Treasury securities (or principal or interest strips thereof) that mature on or prior to the purchase contract settlement date in an aggregate amount at maturity equal to the aggregate interest payment (assuming no reset of the interest rate) that would have been paid to the holders of the Corporate Units on the purchase contract settlement date on the principal amount of the 2036 RSNs underlying the undivided beneficial ownership interests in the 2036 RSNs included in the Corporate Units on the optional remarketing date.

If United States Treasury securities (or principal or interest strips thereof) that are to be included in the remarketing Treasury portfolio in connection with a successful optional remarketing have a yield that is less than zero, the remarketing Treasury portfolio will consist of an amount in cash equal to the aggregate principal amount at maturity of the United States Treasury securities described in the bullet points above. If the provisions set forth in this paragraph apply, references in this prospectus supplement to a “Treasury security” and “United States Treasury securities (or principal or interest strips thereof)” in connection with the remarketing Treasury portfolio will, thereafter, be deemed to be references to such amount in cash.

The applicable ownership interests in the remarketing Treasury portfolio will be substituted for the undivided beneficial ownership interests in the RSNs of each series that are components of the Corporate Units and the portions of the remarketing Treasury portfolio described in the first and second bullets above will be pledged to us through the collateral agent to secure the Corporate Unit holders’ obligation under the purchase contracts. On the purchase contract settlement date, for each Corporate Unit, $50 of the proceeds from the remarketing Treasury portfolio will automatically be applied to satisfy the Corporate Unit holder’s obligation to purchase common stock under the purchase contract. In addition, proceeds from the portions of the remarketing Treasury portfolio described in the third and fifth bullets (if the optional remarketing occurs prior to May 1, 2029) or the fourth and sixth bullets (if the optional remarketing occurs on or after May 1, 2029), as applicable, which will equal the interest payments (assuming no reset of the interest rate) that would have been paid on May 1, 2029 (if the optional remarketing occurs prior to such date) and the purchase contract settlement date on each series of RSNs that were components of the Corporate Units at the time of remarketing, will be paid to the holders of the Corporate Units on such date or dates, as applicable.
If we elect to remarket the RSNs during any optional remarketing period and a successful remarketing has not occurred on or prior to the last day of the applicable optional remarketing period, we will cause a notice of the failed remarketing to be published no later than 9:00 a.m., New York City time, on the business day immediately following the last date of the applicable optional remarketing period. This notice will be validly published by furnishing such information on a Current Report on Form 8-K or by making a timely release to any appropriate news agency, including Bloomberg Business News and the Dow Jones News Service. We will similarly cause a notice of a successful remarketing of the RSNs to be published no later than 9:00 a.m., New York City time, on the business day immediately following the date of such successful remarketing.
On each business day during any optional remarketing period, we have the right in our sole and absolute discretion to determine whether or not an optional remarketing will be attempted. At any time and from time to time during an optional remarketing period prior to the announcement of a successful optional remarketing, we have the right to postpone any optional remarketing in our sole and absolute discretion.
Final Remarketing
Unless a termination event or a successful optional remarketing has previously occurred or the RSNs have been previously redeemed pursuant to a tax credit event redemption, we will remarket the RSNs during the ten business day period ending on, and including, July 27, 2029 (the third business day immediately preceding the purchase contract settlement date). This period is referred to as the “final remarketing period,” the remarketing during this period as the “final remarketing” and the date the RSNs are priced in the final marketing as the “final remarketing date.” In the final remarketing, the aggregate principal amount of the RSNs of each series that are a part of Corporate Units (except where the holder has elected to settle the purchase contract through payment of separate cash) and any separate RSNs of either series whose holders have elected to participate in the final remarketing will be remarketed. The remarketing agent will use its commercially reasonable efforts to obtain a price for the RSNs of each series to be remarketed that results in proceeds of at least 100% of the principal amount of all the RSNs offered in the remarketing. To obtain that price, the remarketing agent may, in consultation with us, reset the interest rate on such series of RSNs as described under “Description of the Remarketable Senior Notes — Interest Rate Reset.” We will request that the depository notify its participants holding Corporate Units, Treasury Units and separate RSNs of the final remarketing no later than seven calendar days prior to the first day of the final remarketing period. In such notice, we will set forth the dates of the final remarketing period, applicable procedures for holders of separate RSNs to participate in the final remarketing, the applicable procedures for holders of Corporate Units to create Treasury Units and for holders of Treasury Units to recreate Corporate Units, the applicable procedures for holders of Corporate Units to settle their purchase contracts early and any other applicable procedures, including the procedures that must be followed by a holder of separate RSNs in the case of a failed remarketing if a holder of separate RSNs wishes to exercise its right to put its RSNs to us as described below and under “Description of the Remarketable Senior Notes — Put Option upon Failed Remarketing.” We have the right to postpone the final remarketing in our sole and absolute discretion on any day prior to the last three business days of the final remarketing period.

A remarketing during the final remarketing period will be considered successful if the remarketing agent is able to remarket the RSNs for a price of at least 100% of the aggregate principal amount of all the RSNs offered in the remarketing.
If the final remarketing is successful:
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settlement with respect to the remarketed RSNs will occur on the purchase contract settlement date;

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interest on the RSNs will be payable semi-annually;

•
the interest rate on such series of RSNs will be reset by the remarketing agent in consultation with us, and will become effective on the reset effective date, which will be the purchase contract settlement date, as described under “Description of the Remarketable Senior Notes — Interest Rate Reset” below;

•
the other modifications to the terms of the RSNs, as described under “— Remarketing,” will become effective; and

•
the collateral agent will remit the portion of the proceeds equal to the total principal amount of the RSNs of each series underlying the Corporate Units to us to satisfy in full the Corporate Unit holders’ obligations to purchase common stock under the related purchase contracts, and any excess proceeds attributable to RSNs underlying Corporate Units that were remarketed will be remitted to the purchase contract agent for distribution pro rata to the holders of such RSNs and proceeds from the final remarketing attributable to the separate RSNs remarketed will be remitted to the custodial agent for distribution pro rata to the holders of the remarketed separate RSNs.

Unless a termination event has occurred, the RSNs have been redeemed upon the occurrence of a tax credit event, a holder has effected an early settlement or a fundamental change early settlement or there has been a successful remarketing, each Corporate Unit holder has the option at any time on or after the date we give notice of a final remarketing to notify the purchase contract agent at any time prior to 4:00 p.m., New York City time, on the second business day immediately prior to the first day of the final remarketing period of its intention to settle the related purchase contracts on the purchase contract settlement date with separate cash and to provide that cash on or prior to the business day immediately prior to the first day of the final remarketing period, as described under “— Notice to Settle with Cash.” The RSNs of any holder of Corporate Units who has not given this notice or failed to deliver the cash will be remarketed during the final remarketing period. In addition, holders of RSNs that do not underlie Corporate Units may elect to participate in the remarketing as described under “Description of the Remarketable Senior Notes —  Remarketing of RSNs That Are Not Included in Corporate Units.”
If, in spite of using its commercially reasonable efforts, the remarketing agent cannot remarket the RSNs during the final remarketing period at a price equal to or greater than 100% of the aggregate principal amount of all the RSNs offered in the remarketing, a condition precedent set forth in the remarketing agreement has not been fulfilled or a successful remarketing has not occurred for any other reason, in each case resulting in a “failed remarketing,” holders of all RSNs will have the right to put their RSNs to us for an amount equal to the principal amount of their RSNs. The conditions precedent in the remarketing agreement will include, but not be limited to, the timely filing with the SEC of all material related to the remarketing required to be filed by us, the truth and correctness of certain representations and warranties made by us in the remarketing agreement, the furnishing of certain officer’s certificates to the remarketing agent and the receipt by the remarketing agent of customary “comfort letters” from our auditors and opinions of counsel. A holder of Corporate Units will be deemed to have automatically exercised this put right with respect to both series of RSNs underlying such Corporate Units unless the holder has provided a written notice to the purchase contract agent of its intention to settle the purchase contract with separate cash as described below under “— Notice to Settle with Cash” prior to 4:00 p.m., New York City time, on the second business day immediately prior to the purchase contract settlement date, and on or prior to the business day immediately preceding the purchase contract settlement date has delivered the $50 in cash per purchase contract. Settlement with separate cash may only be effected in integral multiples of 40 Corporate Units. If a holder of Corporate Units elects to settle with separate cash, upon receipt of the required cash payment, the related RSNs underlying the Corporate Units will be released from the pledge under the purchase contract and pledge agreement and delivered promptly to the purchase contract agent for delivery to the holder. The holder of the Corporate Units will then receive the applicable number of shares of our common stock on the purchase contract settlement date. The cash received by the collateral agent upon this settlement with separate cash may, upon our written direction, be invested in permitted investments, as defined in the purchase contract and pledge agreement, and the portion of the proceeds equal to the aggregate purchase price of all purchase contracts of such holders will be paid to us on the purchase contract settlement date. Permitted investments may include investments for which the collateral agent or its affiliates serve as manager, investment advisor, administrator, shareholder, servicing agent and/or custodian or sub-custodian and for which the collateral agent may receive fees. Any excess funds received by the collateral agent in respect of any such permitted investments over the aggregate purchase price remitted to us in satisfaction of the obligations of the holders under the purchase contracts will be distributed to the purchase contract agent for ratable payment to the applicable holders who settled with separate cash. If a failed remarketing has occurred, unless a holder of Corporate Units has elected to settle the related purchase contracts with separate cash and delivered the separate cash on or prior to the business day immediately preceding the purchase contract settlement date, the holder will be deemed to have elected to apply the proceeds of the put option against the holder’s obligations to pay the aggregate purchase price for the shares of our common stock to be issued under the related purchase contracts, thereby satisfying the obligations in full, and we will deliver to the holder our common stock pursuant to the related purchase contracts.
If a successful final remarketing has not occurred on or prior to July 27, 2029 (the last day of the final remarketing period), we will cause a notice of the failed remarketing of the RSNs to be published no later than 9:00 a.m., New York City time, on the business day immediately following the last date of the final remarketing period. This notice will be validly published by furnishing such information on a Current Report on Form 8-K or making a timely release to any appropriate news agency, including Bloomberg Business News and the Dow Jones News Service.
Early Settlement
Subject to the conditions described below, a holder of Corporate Units or Treasury Units may settle the related purchase contracts at any time prior to 4:00 p.m., New York City time, on the second business day immediately preceding the purchase contract settlement date, other than during a blackout period in the case of Corporate Units. An early settlement may be made only in integral multiples of 40 Corporate Units or 20 Treasury Units; however, if the Treasury portfolio has replaced the RSNs as a component of the Corporate Units following a successful optional remarketing or a tax credit event redemption, holders of Corporate Units may settle early only in integral multiples of 160,000 Corporate Units. In order to settle purchase contracts early, a holder of Equity Units must deliver to the purchase contract agent at the corporate trust office of the purchase contract agent or its agent, in each case, in Jacksonville, Florida (1) a completed “Election to Settle Early” form, along with the Corporate Unit or Treasury Unit certificate, if they are in certificated form and (2) a cash payment in immediately available funds in an amount equal to:
•
$50 times the number of purchase contracts being settled; plus

•
if the early settlement date occurs during the period from the close of business on any record date next preceding any contract adjustment payment date to the opening of business on such contract adjustment payment date, an amount equal to the contract adjustment payments payable on such contract adjustment payment date, unless we have elected to defer the contract adjustment payments payable on such contract adjustment payment date.

So long as you hold Equity Units as a beneficial interest in a global security certificate deposited with the depository, procedures for early settlement will also be governed by standing arrangements between the depository and the purchase contract agent.
The early settlement right is also subject to the condition that, if required under United States federal securities laws, we have a registration statement under the Securities Act in effect and an available prospectus covering the shares of common stock and other securities, if any, deliverable upon settlement of a purchase contract. We have agreed that, if such a registration statement is required, we will use our commercially reasonable efforts to (1) have a registration statement in effect covering those shares of common stock and other securities, if any, to be delivered in respect of the purchase contracts being settled and (2) provide a prospectus in connection therewith, in each case in a form that may be used in connection with the early settlement right (it being understood that if there is a material business transaction or development that has not yet been publicly disclosed, we will not be required to file such registration statement or provide such a prospectus, and the early settlement right will not be available, until we have publicly disclosed such transaction or development; provided that we will use commercially reasonable efforts to make such disclosure as soon as it is commercially reasonable to do so). In the event that a holder seeks to exercise its early settlement right and a registration statement is required to be effective in connection with the exercise of such right but no such registration statement is then effective, the holder’s exercise of such right will be void unless and until such a registration statement is effective.
Upon early settlement, except as described below in “— Early Settlement Upon a Fundamental Change,” we will sell, and the holder will be entitled to buy, the minimum settlement rate of shares of our common stock (or in the case of an early settlement following a reorganization event, such number of exchange property units, as described under “— Reorganization Events” below) for each purchase contract being settled (regardless of the market price of our common stock on the date of early settlement), subject to adjustment under the circumstances described under “— Anti-dilution Adjustments” below. We will cause, no later than the second business day after the applicable early settlement date, (1) the shares of our common stock to be issued and (2) the related RSNs of each series or applicable ownership interests in the Treasury portfolio or Treasury securities, as the case may be, underlying the Equity Units and securing such purchase contracts to be released from the pledge under the purchase contract and pledge agreement and delivered to the purchase contract agent for delivery to the holder. Upon early settlement, the holder will be entitled to receive any accrued and unpaid contract adjustment payments (including any accrued and unpaid deferred contract adjustment payments and compounded contract adjustment payments thereon) to, but excluding, the contract adjustment payment date immediately preceding the early settlement date. The holder’s right to receive future contract adjustment payments will also terminate.
If the purchase contract agent receives a completed “Election to Settle Early” form (along with the Corporate Unit or Treasury Unit certificate, if they are in certificated form) and payment of $50 for each purchase contract being settled (and, if required, an amount equal to the contract adjustment payments payable on the next contract adjustment payment date) prior to 4:00 p.m., New York City time, on any business day and all conditions to early settlement have been satisfied, then that day will be considered the early settlement date. If the purchase contract agent receives the foregoing at or after 4:00 p.m., New York City time, on any business day or at any time on a day that is not a business day, then the next business day will be considered the early settlement date.
Early Settlement Upon a Fundamental Change
If a “fundamental change” (as defined below) occurs prior to the 30th scheduled trading day preceding the purchase contract settlement date, then, following the fundamental change, each holder of a purchase contract, subject to certain conditions described in this prospectus supplement, will have the right to accelerate and settle the purchase contract early on the fundamental change early settlement date (defined below) at the settlement rate determined as if the applicable market value were determined, for such purpose, based on the “market value averaging period” starting on the 22nd scheduled trading day prior to the fundamental change early settlement date and ending on, and including, the third scheduled trading day immediately preceding the fundamental change early settlement date, plus an additional make-whole amount of shares (such additional make-whole amount of shares being hereafter referred to as the “make-whole shares”). This right is referred to as the “fundamental change early settlement right.”
If 20 trading days for our common stock have not occurred during the deemed market value averaging period referred to in the preceding paragraph, all remaining trading days will be deemed to occur on the third scheduled trading day immediately prior to the fundamental change early settlement date and the VWAP of our common stock for each of the remaining trading days will be the VWAP of our common stock on that third scheduled trading day or, if such day is not a trading day, the closing price as of such day.
We will provide each of the holders with a notice of the completion of a fundamental change within four scheduled trading days after the effective date of a fundamental change. The notice will specify (1) a date (subject to postponement as described below, the “fundamental change early settlement date”), which will be at least 26 scheduled trading days after the date of such notice and one business day prior to the purchase contract settlement date, on which date we will deliver shares of our common stock to holders who exercise the fundamental change early settlement right, (2) the date by which holders must exercise the fundamental change early settlement right, which will be no earlier than the second scheduled trading day before the fundamental change early settlement date, (3) the first scheduled trading day of the deemed market value averaging period, which will be the 22nd scheduled trading day prior to the fundamental change early settlement date, (4) the reference price, the threshold appreciation price and the fixed settlement rates, (5) the amount and kind (per share of common stock) of the cash, securities and other consideration receivable by the holder upon settlement and (6) the amount of accrued and unpaid contract adjustment payments (including any deferred contract adjustment payments and compounded contract adjustment payments thereon), if any, that will be paid upon settlement to holders exercising the fundamental change early settlement right. To exercise the fundamental change early settlement right, you must deliver to the purchase contract agent at the corporate trust office of the purchase contract agent or its agent, in each case, in Jacksonville, Florida during the period beginning on, and including, the date we deliver notice that a fundamental change has occurred and ending at 4:00 p.m., New York City time, on the second scheduled trading day immediately preceding the fundamental change early settlement date (such period, subject to extension as described below, the “fundamental change exercise period”), the certificate evidencing your Corporate Units or Treasury Units if they are held in certificated form, and payment of $50 for each purchase contract being settled in immediately available funds.
A “fundamental change” will be deemed to have occurred if any of the following occurs:
(1)   except in connection with transactions described in clause (2), a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than us, our direct or indirect wholly owned subsidiaries and our and their employee benefit plans, has become, and files a Schedule TO (or any successor schedule, form or report) or any schedule, form or report under the Exchange Act that discloses that such “person” or “group” has become, the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of shares of our common stock representing more than 50% of the voting power of our common stock, unless such beneficial ownership arises solely as a result of a revocable proxy delivered in response to a public proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act and is not also then reportable on Schedule 13D or Schedule 13G (or any successor schedule) under the Exchange Act regardless of whether such a filing has actually been made; provided that no “person” or “group” shall be deemed to be the beneficial owner of any securities tendered pursuant to a tender or exchange offer made by or on behalf of such “person” or “group” until such tendered securities are accepted for purchase or exchange under such offer;
(2)   the consummation of (A) any recapitalization, reclassification or change of our common stock (other than a change to par value, or from par value to no par value, or changes resulting from a subdivision or combination) as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of us pursuant to which our common stock will be converted into cash, securities or other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than one or more of our direct or indirect wholly owned subsidiaries;
(3)   our common stock (or other common stock underlying the purchase contracts) ceases to be listed or quoted on any of The New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market (or any of their respective successors) (each, a “permitted exchange”) unless our common stock has been accepted for listing or admitted for trading on another permitted exchange; or
(4)   our stockholders approve any plan or proposal for the liquidation or dissolution of us;
provided that a transaction or transactions described in clause (2) above will not constitute a fundamental change, however, if at least 90% of the consideration received or to be received by our common stockholders, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights, in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of The New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions the purchase contracts relate to such consideration, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights. If any transaction in which our common stock is replaced by the common stock or other common equity of another entity occurs, following the completion of the related fundamental change exercise period, references to us in the “fundamental change” definition shall instead be references to such other entity.
If you exercise the fundamental change early settlement right, we will deliver to you on the fundamental change early settlement date for each purchase contract with respect to which you have elected fundamental change early settlement, a number of shares (or exchange property units, if applicable) equal to the settlement rate described above plus the additional make-whole shares. In addition, on the fundamental change early settlement date, we will pay you the amount of any accrued and unpaid contract adjustment payments (including any deferred contract adjustment payments and compounded contract adjustment payments thereon) to, but excluding, the fundamental change early settlement date, unless the date on which the fundamental change early settlement right is exercised occurs following any record date and prior to the related scheduled contract adjustment payment date, and we are not deferring the related contract adjustment payment, in which case we will instead pay all accrued and unpaid contract adjustment payments to the holder as of such record date. If the date on which the fundamental change early settlement right is exercised occurs following any record date and prior to the related scheduled contract adjustment payment date and we are deferring such contract adjustment payment, we will pay you any accrued and unpaid contract adjustment payments (including any accrued and unpaid deferred contract adjustment payments and compounded contract adjustment payments thereon) to, but excluding, the fundamental change early settlement date on the fundamental change early settlement date. You will also receive on the fundamental change early settlement date the RSNs of each series or the applicable ownership interest in the Treasury portfolio or Treasury securities underlying the Corporate Units or Treasury Units, as the case may be, with respect to which you are effecting a fundamental change early settlement, which, in each case, shall have been released from the pledge under the purchase contract and pledge agreement. If you do not elect to exercise your fundamental change early settlement right, your Corporate Units or Treasury Units will remain outstanding and will be subject to normal settlement on the purchase contract settlement date.
We have agreed that, if required under the United States federal securities laws, we will use our commercially reasonable efforts to (1) have in effect throughout the fundamental change exercise period a registration statement covering the common stock and other securities, if any, to be delivered in respect of the purchase contracts being settled and (2) provide a prospectus in connection therewith, in each case in a form that may be used in connection with the fundamental change early settlement (it being understood that for so long as there is a material business transaction or development that has not yet been publicly disclosed (but in no event for a period longer than 90 days), we will not be required to file such registration statement or provide such a prospectus, and the fundamental change early settlement right will not be available, until we have publicly disclosed such transaction or development; provided that we will use commercially reasonable efforts to make such disclosure as soon as it is commercially reasonable to do so). In the event that a holder seeks to exercise its fundamental change early settlement right and a registration statement is required to be effective in connection with the exercise of such right but no such registration statement is then effective or a blackout period is continuing, the holder’s exercise of such right will be void unless and until such a registration statement is effective and no blackout period is continuing. The fundamental change exercise period will be extended by the number of days during such period on which no such registration statement is effective or a blackout period is continuing (provided that the fundamental change exercise period will not be extended beyond the third scheduled trading day preceding the purchase contract settlement date) and the fundamental change early settlement date will be postponed to the third scheduled trading day following the end of the fundamental change exercise period. We will provide each of the holders with a notice of any such extension and postponement at least 23 scheduled trading days prior to the postponed fundamental change early settlement date.
Unless the Treasury portfolio has replaced the RSNs as a component of the Corporate Units as a result of a successful optional remarketing or as a result of a tax credit event redemption, holders of Corporate Units may exercise the fundamental change early settlement right only in integral multiples of 40 Corporate Units. If the Treasury portfolio has replaced the RSNs as a component of Corporate Units, holders of the Corporate Units may exercise the fundamental change early settlement right only in integral multiples of 160,000 Corporate Units.
A holder of Treasury Units may exercise the fundamental change early settlement right only in integral multiples of 20 Treasury Units.
Calculation of Make-Whole Shares.   The number of make-whole shares per purchase contract applicable to a fundamental change early settlement will be determined by us by reference to the table below, based on the date on which the fundamental change occurs or becomes effective (the “effective date”) and the “stock price” in the fundamental change, which will be:
•
in the case of a fundamental change described in clause (2) above where the holders of our common stock receive only cash in the fundamental change, the cash amount paid per share of our common stock; or

•
otherwise, the average of the closing prices of our common stock over the 20 trading-day period ending on, and including, the trading day immediately preceding the effective date of the fundamental change.

	Stock Price
Effective Date	$20.00	$40.00	$60.00	$80.00	$100.00	$121.19	$140.00	$151.47	$160.00	$180.00	$200.00	$220.00	$240.00
August 13, 2026	0.3361	0.1481	0.0917	0.0615	0.0331	0.0000	0.0324	0.0487	0.0425	0.0328	0.0272	0.0235	0.0209
August 1, 2027	0.2182	0.0985	0.0618	0.0425	0.0221	0.0000	0.0225	0.0382	0.0320	0.0231	0.0188	0.0163	0.0144
August 1, 2028	0.1053	0.0490	0.0312	0.0223	0.0122	0.0000	0.0123	0.0259	0.0192	0.0119	0.0096	0.0084	0.0075
August 1, 2029	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
The stock prices set forth in the second row of the table (that is, the column headers) will be adjusted upon the occurrence of certain events requiring anti-dilution adjustments to the fixed settlement rates in a manner inversely proportional to the adjustments to the fixed settlement rates.
Each of the make-whole share amounts in the table will be subject to adjustment in the same manner and at the same time as the fixed settlement rates as set forth under “— Anti-dilution Adjustments.”
The exact stock price and effective date applicable to a fundamental change may not be set forth on the table, in which case:
•
if the stock price is between two stock prices on the table or the effective date is between two effective dates on the table, the number of make-whole shares will be determined by straight line interpolation between the number of make-whole shares set forth for the higher and lower stock prices and the two effective dates based on a 365-day year, as applicable;

•
if the stock price is in excess of $240.00 per share (subject to adjustment in the same manner as the stock prices set forth in the second row of the table as described above), then the number of make-whole shares will be zero; and

•
if the stock price is less than $20.00 per share (subject to adjustment in the same manner as the stock prices set forth in the second row of the table as described above) (the “minimum stock price”), then the number of make-whole shares will be determined as if the stock price equaled the minimum stock price, using straight line interpolation, as described above, if the effective date is between two effective dates on the table.

Notice to Settle with Cash
Unless a termination event has occurred, a holder effects an early settlement or a fundamental change early settlement with respect to the underlying purchase contract, or a successful remarketing or tax credit event redemption has occurred, a holder of Corporate Units may settle the related purchase contract with separate cash by delivering the Corporate Unit certificate, if in certificated form, to the purchase contract agent at the corporate trust office of the purchase contract agent or its agent, in each case, in Jacksonville, Florida with the completed “Notice to Settle with Cash” form at any time on or after the date we give notice of a final remarketing and prior to 4:00 p.m., New York City time, on the second business day immediately preceding the first day of the final remarketing period or, if there has been a failed final remarketing, on the second business day immediately preceding the purchase contract settlement date. Holders of Corporate Units may only cash-settle Corporate Units in integral multiples of 40 Corporate Units.
The holder must also deliver to the securities intermediary the required cash payment in immediately available funds. Such payment must be delivered prior to 4:00 p.m., New York City time, on the first business day immediately preceding the final remarketing period or, if there has been a failed remarketing, on the first business day immediately preceding the purchase contract settlement date.
Upon receipt of the cash payment, the related RSN of each series will be released from the pledge arrangement and transferred to the purchase contract agent for distribution to the holder of the related Corporate Units. The holder of the Corporate Units will then receive the applicable number of shares of our common stock on the purchase contract settlement date.
If a holder of Corporate Units that has given notice of its election to settle with cash fails to deliver the cash by the applicable time and date specified above, such holder shall be deemed to have consented to the disposition of its RSNs in the final remarketing or to have exercised its put right (as described under “— Remarketing” above), in each case, as applicable.
Any cash received by the collateral agent upon cash settlement may, upon our written direction, be invested in permitted investments, as defined in the purchase contract and pledge agreement, and the portion of the proceeds equal to the aggregate purchase price of all purchase contracts of such holders will be paid to us on the purchase contract settlement date. Any excess funds received by the collateral agent in respect of permitted investments over the aggregate purchase price remitted to us in satisfaction of the obligations of the holders under the purchase contracts will be distributed to the purchase contract agent for payment to the holders who settled with cash.
Contract Adjustment Payments
Contract adjustment payments in respect of Corporate Units and Treasury Units will be fixed at a rate per year of 2.90% of the stated amount of $50 per purchase contract. Contract adjustment payments payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Contract adjustment payments will accrue from the date of issuance of the purchase contracts and will be payable quarterly in arrears on February 1, May 1, August 1 and November 1 of each year, commencing on November 1, 2026.
Contract adjustment payments will be payable to the holders of purchase contracts as they appear on the books and records of the purchase contract agent at the close of business on the relevant record dates, which will be the fifteenth day (whether or not a business day) of the calendar month immediately preceding the calendar month in which the relevant payment date falls. These distributions will be paid through the purchase contract agent, which will hold amounts received in respect of the contract adjustment payments for the benefit of the holders of the purchase contracts relating to the Equity Units. Subject to any applicable laws and regulations, each such payment will be made as described under “Certain Provisions of the Purchase Contract and Pledge Agreement — Book-Entry Issuance — The Depository Trust Company.”
If any date on which contract adjustment payments are to be made on the purchase contracts related to the Corporate Units or Treasury Units is not a business day, then payment of the contract adjustment payments payable on that date will be made on the next succeeding day that is a business day, and no interest or payment will be paid in respect of the delay.
For the avoidance of doubt, subject to our right to defer contract adjustment payments, all record holders of purchase contracts on any record date will be entitled to receive the full contract adjustment payment due on the related contract adjustment payment date regardless of whether the holder of such purchase contract elects to settle such purchase contract early (whether at its option or in connection with a fundamental change) following such record date.
Our obligations with respect to contract adjustment payments will rank junior and be subordinated in right of payment and upon liquidation to all of our Senior Indebtedness and will be structurally subordinated to all liabilities of our subsidiaries.

“Senior Indebtedness” means all obligations or indebtedness of, or guaranteed or assumed by, Duke Energy Corporation, whether or not represented by bonds, debentures, notes or similar instruments, for borrowed money, and any amendments, renewals, extensions, modifications and refundings of any such obligations or indebtedness, unless in the instrument creating or evidencing any such indebtedness or obligations or pursuant to which the same is outstanding it is specifically stated, at or prior to the time Duke Energy Corporation becomes liable in respect thereof, that any such obligation or indebtedness or such amendment, renewal, extension, modification and refunding thereof is not Senior Indebtedness; provided, however, that Senior Indebtedness does not include: (x) any indebtedness owed by Duke Energy Corporation to trade creditors incurred in connection with the purchase of goods, materials or services obtained in the ordinary course of business; (y) indebtedness owed by Duke Energy Corporation to its subsidiaries or (z) indebtedness owed by Duke Energy Corporation to its employees, which, in each of (x), (y) and (z), will rank equally with the contract adjustment payments in right of payment, subject to the right to defer contract adjustment payments.
We may, at our option and upon prior written notice to the holders of the Equity Units and the purchase contract agent, defer all or part of the contract adjustment payments, but not beyond the purchase contract settlement date (or, with respect to an early settlement upon a fundamental change, not beyond the fundamental change early settlement date or, with respect to an early settlement other than upon a fundamental change, not beyond the contract adjustment payment date immediately preceding the early settlement date).
Deferred contract adjustment payments will accrue additional contract adjustment payments at the rate equal to 7.75% per annum (which is equal to the rate of total distributions on the Corporate Units), compounded on each contract adjustment payment date, to, but excluding, the contract adjustment payment date on which such deferred contract adjustment payments are paid. The additional contract adjustment payments that accrue on deferred contract adjustment payments are referred to as “compounded contract adjustment payments.” We may pay any such deferred contract adjustment payments (including compounded contract adjustment payments thereon) on any scheduled contract adjustment payment date; provided that in order to pay deferred contract adjustment payments on any scheduled contract adjustment payment date other than the purchase contract settlement date, we must deliver written notice thereof to holders of the Equity Units and the purchase contract agent on or before the relevant record date. If the purchase contracts are terminated (upon the occurrence of certain events of bankruptcy, insolvency or similar reorganization with respect to us), the right to receive contract adjustment payments and deferred contract adjustment payments (including compounded contract adjustment payments thereon) will also terminate.
If we exercise our option to defer the payment of contract adjustment payments, then, until the deferred contract adjustment payments (including compounded contract adjustment payments thereon) have been paid, we will not (1) declare or pay any dividends on, or make any distributions on, or redeem, purchase or acquire, or make a liquidation payment with respect to, any shares of our capital stock, (2) make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem any of our debt securities that rank on parity with, or junior to, the contract adjustment payments, or (3) make any guarantee payments under any guarantee by us of securities of any of our subsidiaries if our guarantee ranks on parity with, or junior to, the contract adjustment payments.
The restrictions listed in the prior paragraph do not apply to:
(a)   the declaration and payment of dividends or distributions payable solely in shares of common stock or options, warrants or rights to subscribe for or purchase shares of our common stock;
(b)   the declaration and payment of any dividend in connection with the implementation of a plan (a “rights plan”) providing for the issuance by us to all holders of our common stock of rights entitling them to subscribe for or purchase common stock or any class or series of preferred stock, which rights (i) are deemed to be transferred with such common stock, (ii) are not exercisable and (iii) are also issued in respect of future issuances of common stock, in each case until the occurrence of a specified event or events;
(c)   the issuance of any of our shares of capital stock under any rights plan or redemption or repurchase any rights distributed pursuant to a rights plan;

(d)   the reclassification of our capital stock or exchange or conversion of one class or series of our capital stock for another class or series of our capital stock;
(e)   the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; or
(f)   the purchase of common stock related to the issuance of common stock or rights under our dividend reinvestment plan or any of our benefit plans for our directors, officers, employees, consultants or advisors.
Anti-dilution Adjustments
Each fixed settlement rate will be subject to the following adjustments:
(1)   Stock Dividends.   If we pay or make a dividend or other distribution on our common stock in common stock, each fixed settlement rate in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution will be increased by dividing:
•
each fixed settlement rate by

•
a fraction, the numerator of which will be the number of shares of our common stock outstanding at the close of business on the date fixed for such determination and the denominator will be the sum of such number of shares and the total number of shares constituting the dividend or other distribution.

If any dividend or distribution in this paragraph (1) is declared but not so paid or made, the new fixed settlement rates shall be readjusted, on the date that our board of directors determines not to pay or make such dividend or distribution, to the fixed settlement rates that would then be in effect if such dividend or distribution had not been declared.
(2)   Stock Purchase Rights.   If we issue to all or substantially all holders of our common stock rights, options, warrants or other securities (other than pursuant to a stockholder rights plan or a dividend reinvestment, share purchase or similar plan) entitling them to subscribe for or purchase shares of our common stock for a period expiring within 45 days from the date of issuance of such rights, options, warrants or other securities at a price per share of our common stock less than the current market price (as defined below) calculated as of the date fixed for the determination of stockholders entitled to receive such rights, options, warrants or other securities, each fixed settlement rate in effect at the opening of business on the day following the date fixed for such determination will be increased by dividing:
•
each fixed settlement rate by

•
a fraction, the numerator of which will be the number of shares of our common stock outstanding at the close of business on the date fixed for such determination plus the number of shares of our common stock which the aggregate consideration expected to be received by us upon the exercise of such rights, options, warrants or other securities would purchase at such current market price and the denominator of which will be the number of shares of our common stock outstanding at the close of business on the date fixed for such determination plus the number of shares of our common stock so offered for subscription or purchase.

If any right, option, warrant or other security described in this paragraph (2) is not exercised or converted prior to the expiration of the exercisability or convertibility thereof (and as a result no additional shares of common stock are delivered or issued pursuant to such right, option, or warrant or other security), the new fixed settlement rates shall be readjusted, as of the date of such expiration, to the fixed settlement rates that would then be in effect had the increase with respect to the issuance of such rights, options, warrants or other securities been made on the basis of delivery or issuance of only the number of shares of common stock actually delivered.
For purposes of this paragraph (2), in determining whether any rights, options, warrants or other securities entitle the holders to subscribe for or purchase shares of the common stock at a price per share of our common stock less than the current market price on the date fixed for the determination of stockholders entitled to receive such rights, options, warrants or other securities, and in determining the aggregate price payable to exercise such rights, options, warrants or other securities, there shall be taken into account any consideration received by us for such rights, options, warrants or other securities and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined in good faith by us.
(3)   Stock Splits; Reverse Splits; and Combinations.   If outstanding shares of our common stock shall be subdivided, split or reclassified into a greater number of shares of common stock, each fixed settlement rate in effect at the opening of business on the day following the day upon which such subdivision, split or reclassification becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of our common stock shall each be combined or reclassified into a smaller number of shares of common stock, each fixed settlement rate in effect at the opening of business on the day following the day upon which such combination or reclassification becomes effective shall be proportionately reduced.
(4)   Debt, Asset or Security Distributions.   If we, by dividend or otherwise, distribute to all or substantially all holders of our common stock evidences of our indebtedness, assets or securities or any rights, options or warrants (or similar securities) to subscribe for, purchase or otherwise acquire evidences of our indebtedness, other assets or property of ours or other securities (but excluding (v) any rights, options, warrants or other securities referred to in paragraph (2) above, (w) any dividend or distribution paid exclusively in cash referred to in paragraph (5) below (whether or not an adjustment to the fixed settlement rates is required by such paragraph), (x) any spin-off, (y) any dividends or distributions referred to in paragraph (1) above and (z) any distributions of exchange property units in exchange for, or upon conversion of, our common stock in connection with a reorganization event), each fixed settlement rate in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such dividend or distribution shall be increased by dividing:
•
each fixed settlement rate by

•
a fraction, the numerator of which shall be the current market price of our common stock calculated as of the date fixed for such determination less the then fair market value (as determined in good faith by us) of the portion of the assets, securities or evidences of indebtedness so distributed applicable to one share of our common stock and the denominator of which shall be such current market price.

Notwithstanding the foregoing, if the fair market value (as determined in good faith by us) of the portion of the assets, securities or evidences of indebtedness so distributed applicable to one share of our common stock exceeds the current market price of our common stock on the date fixed for the determination of stockholders entitled to receive such distribution, in lieu of the foregoing increase, each holder of a purchase contract shall receive, for each purchase contract, at the same time and upon the same terms as holders of shares of our common stock, the amount of such distributed assets, securities or evidences of indebtedness that such holder would have received if such holder owned a number of shares of our common stock equal to the maximum settlement rate on the record date for such dividend or distribution.
In the case of the payment of a dividend or other distribution on our common stock of shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit of ours, which are or will, upon issuance, be listed on a United States securities exchange or quotation system, which is referred to as a “spin-off,” each fixed settlement rate in effect immediately before the close of business on the date fixed for determination of stockholders entitled to receive that distribution will be increased by dividing:
•
each fixed settlement rate by

•
a fraction, the numerator of which is the current market price of our common stock and the denominator of which is such current market price plus the fair market value, determined as described below, of those shares of capital stock or similar equity interests so distributed applicable to one share of common stock.

The adjustment to the fixed settlement rate under the immediately preceding paragraph will occur on:
•
the 10th trading day from, and including, the effective date of the spin-off; or

•
if the spin-off is effected simultaneously with an initial public offering of the securities being distributed in the spin-off and the ex date (as defined below) for the spin-off occurs on or before the date that the initial public offering price of the securities being distributed in the spin-off is determined, the issue date of the securities being offered in such initial public offering.

For purposes of this paragraph (4), “initial public offering” means the first time securities of the same class or type as the securities being distributed in the spin-off are offered to the public for cash.
Subject to the immediately following paragraph, the fair market value of the securities to be distributed to holders of our common stock means the average of the closing sale prices of those securities on the principal United States securities exchange or quotation system on which such securities are listed or quoted at that time over the first 10 trading days following the effective date of the spin-off. Also, for purposes of such a spin-off, the current market price of our common stock means the average of the closing sale prices of our common stock on the principal United States securities exchange or quotation system on which our common stock is listed or quoted at that time over the first 10 trading days following the effective date of the spin-off.
If, however, an initial public offering of the securities being distributed in the spin-off is to be effected simultaneously with the spin-off and the ex date for the spin-off occurs on or before the date that the initial public offering price of the securities being distributed in the spin-off is determined, the fair market value of the securities being distributed in the spin-off means the initial public offering price, while the current market price of our common stock means the closing sale price of our common stock on the principal United States securities exchange or quotation system on which our common stock is listed or quoted at that time on the trading day on which the initial public offering price of the securities being distributed in the spin-off is determined.
If any dividend or distribution described in this paragraph (4) is declared but not so paid or made, the new fixed settlement rates shall be readjusted, as of the date our board of directors determines not to pay or make such dividend or distribution, to the fixed settlement rates that would then be in effect if such dividend or distribution had not been declared.
(5)   Cash Distributions.   If we, by dividend or otherwise, make distributions to all or substantially all holders of our common stock exclusively in cash during any quarterly period in an amount that exceeds $1.085 per share per quarter in the case of a regular quarterly dividend (such per share amount being referred to as the “reference dividend”), then immediately after the close of business on the date fixed for determination of the stockholders entitled to receive such distribution, each fixed settlement rate in effect immediately prior to the close of business on such date will be increased by dividing:
•
each fixed settlement rate by

•
a fraction, the numerator of which will be equal to the current market price on the date fixed for such determination less the amount, if any, by which the per share amount of the distribution exceeds the reference dividend and the denominator of which will be equal to such current market price.

The reference dividend will be subject to an inversely proportional adjustment whenever each fixed settlement rate is adjusted, other than pursuant to this paragraph (5). For the avoidance of doubt, the reference dividend will be zero in the case of a cash dividend that is not a regular quarterly dividend.
If any dividend or distribution described in this paragraph (5) is declared but not so paid or made, the new fixed settlement rate shall be readjusted, as of the date our board of directors determines not to pay or make such dividend or distribution, to the fixed settlement rate that would then be in effect if such dividend or distribution had not been declared.
(6)   Tender and Exchange Offers.   In the case that a tender offer or exchange offer (other than an odd lot tender offer) made by us or any of our subsidiaries for all or any portion of our common stock shall expire and such tender or exchange offer (as amended through the expiration thereof) requires the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender offer or exchange offer) of shares of our common stock in such tender offer or exchange offer) of an aggregate consideration having a fair market value per share of our common stock that exceeds the closing price of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer, then, immediately prior to the opening of business on the day after the date of the last time (which is referred to as the “expiration time”) tenders or exchanges could have been made pursuant to such tender offer or exchange offer (as amended through the expiration thereof), each fixed settlement rate in effect immediately prior to the close of business on the date of the expiration time will be increased by dividing:
•
each fixed settlement rate by

•
a fraction (1) the numerator of which will be equal to the product of (a) the current market price on the date of the expiration time and (b) the number of shares of common stock outstanding (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer), and (2) the denominator of which will be equal to the sum of (x) the aggregate value of all cash and any other consideration (as determined by us in good faith) paid or payable for shares purchased in such tender or exchange offer and (y) the product of (i) the current market price on the date of the expiration time and (ii) the number of shares of our common stock outstanding (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer).

For purposes of paragraphs (2) and (4) above (except as otherwise expressly provided therein with respect to spin-offs), the “current market price” per share of our common stock or any other security on any day means the average VWAP of our common stock or such other security on the principal United States securities exchange or quotation system on which our common stock or such other security, as applicable, is listed or quoted at that time for the 10 consecutive trading days preceding the earlier of the trading day preceding the day in question and the trading day before the ex date with respect to the issuance or distribution requiring such computation. For purposes of paragraph (5) above, the “current market price” per share of our common stock means the closing price of our common stock on the trading day immediately preceding the ex date for the relevant cash dividend or distribution. For purposes of paragraph (6) above, the “current market price” per share of our common stock means the closing price of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to the relevant tender offer or exchange offer. The term “ex date,” when used with respect to any issuance or distribution on our common stock or any other security, means the first date on which our common stock or such other security, as applicable, trades, regular way, on the principal United States securities exchange or quotation system on which our common stock or such other security, as applicable, is listed or quoted at that time, without the right to receive the issuance or distribution.
We currently do not have a stockholders rights plan with respect to our common stock. To the extent that we have a stockholders rights plan involving the issuance of share purchase rights or other similar rights to all or substantially all holders of our common stock in effect upon settlement of a purchase contract, you will receive, in addition to the common stock issuable upon settlement of any purchase contract, the related rights for the common stock under the stockholders rights plan, unless, prior to any settlement of a purchase contract, the rights have separated from the common stock, in which case each fixed settlement rate will be adjusted at the time of separation as if we made a distribution to all holders of our common stock as described in paragraph (4) above, subject to readjustment in the event of the expiration, termination or redemption of the rights under the stockholder rights plan.
You may be treated as receiving a constructive distribution from us with respect to the purchase contract if (1) the fixed settlement rates are adjusted (or fail to be adjusted) and, as a result of the adjustment (or failure to adjust), your proportionate interest in our assets or earnings and profits is increased, and (2) the adjustment (or failure to adjust) is not made pursuant to a bona fide, reasonable anti-dilution formula. For example, if the fixed settlement rate is adjusted as a result of a distribution that is taxable to the holders of our common stock, such as a cash dividend, you will be deemed to have received a “constructive distribution” of our stock. Thus, under certain circumstances, an adjustment to the fixed settlement rates might give rise to a taxable dividend to you even though you will not receive any cash in connection with such adjustment. In addition, non-U.S. holders (as defined in “Material United States Federal Income and Estate Tax Consequences”) may, in certain circumstances, be deemed to have received a distribution subject to United States federal withholding tax. See “Material United States Federal Income and Estate Tax

Consequences — Tax Consequences to U.S. Holders — Purchase Contracts” and “Material United States Federal Income and Estate Tax Consequences  — Tax Consequences to Non-U.S. Holders — U.S. Federal Income and Withholding Tax.”
In addition, we may increase the fixed settlement rates if our board of directors deems it advisable to avoid or diminish any income tax to holders of our common stock resulting from any dividend or distribution of shares (or rights to acquire shares) or from any event treated as a dividend or distribution for income tax purposes or for any other reasons. We may only make such a discretionary adjustment if we make the same proportionate adjustment to each fixed settlement rate.
Adjustments to the fixed settlement rates will be calculated to the nearest ten thousandth of a share. No adjustment to the fixed settlement rates will be required unless the adjustment would require an increase or decrease of at least one percent in one or both fixed settlement rates. If any adjustment is not required to be made because it would not change one or both fixed settlement rates by at least one percent, then the adjustment will be carried forward and taken into account in any subsequent adjustment. All anti-dilution adjustments will be made not later than each day of any market value averaging period and the time at which we are otherwise required to determine the relevant settlement rate or amount of make-whole shares (if applicable) in connection with any settlement with respect to the purchase contracts.
No adjustment to the fixed settlement rates will be made if holders of Equity Units participate, as a result of holding the Equity Units and without having to settle the purchase contracts that form part of the Equity Units, in the transaction that would otherwise give rise to an adjustment as if they held a number of shares of our common stock equal to the maximum settlement rate, at the same time and upon the same terms as the holders of common stock participate in the transaction.
The fixed settlement rates will not be adjusted (subject to our right to increase them if our board of directors deems it advisable as described in the third preceding paragraph):
•
upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

•
upon the issuance of options, restricted stock or other awards in connection with any present or future employment contract, executive compensation plan, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or independent contractors or the exercise of such options or other awards;

•
upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the Equity Units were first issued;

•
upon the repurchase of any shares of our common stock, including without limitation pursuant to an open-market share repurchase program, a structured derivative transaction or other buy-back transaction, that is not a tender offer or exchange offer of the kind described in paragraph (6) above;

•
for a change to par value, or from par value to no par value of the common stock; or

•
for accumulated and unpaid contract adjustment payments.

We will, promptly after the fixed settlement rate is adjusted, provide written notice of the adjustment to the holders of Equity Units and the purchase contract agent.
If any adjustment to the fixed settlement rates becomes effective, or any effective date, expiration time, ex date or record date for any stock split or reverse stock split, tender or exchange offer, issuance, dividend or distribution (relating to a required fixed settlement rate adjustment) occurs, during the period beginning on, and including, (i) the open of business on a first trading day of the 20 scheduled trading-day period during which the applicable market value is calculated or (ii) in the case of the optional early settlement or fundamental change early settlement, the relevant early settlement date or the date on which the fundamental change early settlement right is exercised and, in each case, ending on, and including, the date on which we deliver shares of our common stock under the related purchase contract, we will make appropriate adjustments to the fixed settlement rates and/or the number of shares of our common stock deliverable upon settlement with respect to the purchase contract, in each case, consistent with the methodology used to determine the anti-dilution adjustments set forth above. If any adjustment to the fixed settlement rates becomes effective, or any effective date, expiration time, ex date or record date for any stock split or reverse stock split, tender or exchange offer, issuance, dividend or distribution (relating to a required fixed settlement rate adjustment) occurs, during the period used to determine the “stock price” or any other valuation period hereunder, we will make appropriate adjustments to the applicable prices, consistent with the methodology used to determine the anti-dilution adjustments set forth above.
Reorganization Events
The following events are defined as “reorganization events”:
•
any recapitalization, reclassification or change of our common stock (other than a change to par value, or from par value to no par value, or changes resulting from a subdivision or combination),

•
any consolidation, merger, combination or similar transaction involving us,

•
any sale, lease or other transfer to a third party of the consolidated assets of us and our subsidiaries substantially as an entirety, or

•
any statutory share exchange,

in each case, as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof).
Following the effective date of a reorganization event, the settlement rate shall be determined by reference to the value of an exchange property unit, and we shall deliver, upon settlement of any purchase contract, a number of exchange property units equal to the number of shares of our common stock that we would otherwise be required to deliver. An “exchange property unit” is the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of one share of common stock immediately prior to such reorganization event would have owned or been entitled to receive upon such reorganization event. In the event holders of our common stock have the opportunity to elect the form of consideration to be received in a reorganization event, the exchange property unit that holders of the Corporate Units or Treasury Units are entitled to receive upon settlement will be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of our common stock in such reorganization event.
In the event of such a reorganization event, the issuer of the exchange property units following such reorganization event shall execute and deliver to the purchase contract agent an agreement providing that the holder of each Equity Unit that remains outstanding after the reorganization event (if any) shall have the rights described in the preceding paragraph. Such supplemental agreement shall provide, to the extent the exchange property units are comprised (in whole or in part) of common equity securities, for adjustments to the amount of any such securities constituting all or a portion of an exchange property unit and/or adjustments to the fixed settlement rates, which, for events subsequent to the effective date of such reorganization event, shall be as nearly equivalent as may be practicable to the adjustments provided for under “— Anti-dilution Adjustments” above. The provisions described in the preceding two paragraphs shall similarly apply to successive reorganization events.
In connection with any reorganization event, we will adjust the reference dividend based on the number of shares of common stock comprising an exchange property unit, the value of any non-stock consideration comprising an exchange property unit (if applicable) and any other factor we determine in good faith is relevant to such determination. If an exchange property unit is composed solely of non-stock consideration, the reference dividend will be equal to zero.
Termination
The purchase contract and pledge agreement provides that the purchase contracts and the obligations and rights of us and of the holders of Corporate Units and Treasury Units thereunder (including the holders’ obligation and right to purchase and receive shares of our common stock and to receive accrued and unpaid contract adjustment payments, including deferred contract adjustment payments and compounded contract adjustment payments thereon) will immediately and automatically terminate upon the occurrence of a termination event (as defined below).
Upon any termination event, the Equity Units will represent the right to receive the RSNs underlying the undivided beneficial interest in the RSNs of each series, the applicable ownership interests in the Treasury portfolio or the Treasury securities, as the case may be, forming part of such Equity Units. Upon the occurrence of a termination event, we will promptly give the purchase contract agent, the collateral agent and the holders written notice of such termination event and the collateral agent will release the related interests in the RSNs, applicable ownership interests in the Treasury portfolio or Treasury securities, as the case may be, from the pledge arrangement and transfer such interests in the RSNs, applicable ownership interests in the Treasury portfolio or Treasury securities to the purchase contract agent for distribution to the holders of Corporate Units and Treasury Units. If a holder is entitled to receive RSNs in an aggregate principal amount that is not an integral multiple of $1,000 per series, we will issue RSNs in denominations of $25 and integral multiples thereof in exchange for RSNs in denominations of $1,000 or integral multiples thereof. In addition, if any holder is entitled to receive, with respect to its applicable ownership interests in the Treasury portfolio or its pledged Treasury securities, any securities having a principal amount at maturity of less than $1,000, we will cause such securities to be disposed of for cash and shall deliver such cash to the purchase contract agent to be paid to the holder in lieu of such applicable ownership in the Treasury portfolio or such Treasury securities. Upon any termination event, however, such release and distribution may be subject to a delay. In the event that we become the subject of a case under the United States Bankruptcy Code, such delay may occur as a result of the automatic stay under the United States Bankruptcy Code and continue until such automatic stay has been lifted. Moreover, claims arising out of the RSNs will be subject to the equitable jurisdiction and powers of the bankruptcy court.
A “termination event” means any of the following events with respect to us:
(1)   at any time on or prior to the purchase contract settlement date, a decree or order by a court having jurisdiction in the premises shall have been entered adjudicating us bankrupt or insolvent, or approving as properly filed a petition seeking reorganization arrangement, adjustment or composition of or in respect of us under the United States Bankruptcy Code or any other similar applicable federal or state law and such decree or order shall have been entered more than 90 days prior to the purchase contract settlement date and shall have continued undischarged and unstayed for a period of 90 consecutive days;
(2)   at any time on or prior to the purchase contract settlement date, a decree or order of a court having jurisdiction in the premises shall have been entered for the appointment of a receiver, liquidator, trustee, assignee, sequestrator or other similar official in bankruptcy or insolvency of us or of all or any substantial part of our property, or for the winding up or liquidation of our affairs, and such decree or order shall have been entered more than 90 days prior to the purchase contract settlement date and shall have continued undischarged and unstayed for a period of 90 consecutive days; or
(3)   at any time on or prior to the purchase contract settlement date, we shall institute proceedings to be adjudicated bankrupt or insolvent, or shall consent to the institution of bankruptcy or insolvency proceedings against us, or shall file a petition or answer or consent seeking reorganization under the United States Bankruptcy Code or any other similar applicable federal or state law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver, liquidator, trustee, assignee, sequestrator or other similar official of us or of all or any substantial part of our property, or shall make an assignment for the benefit of creditors, or shall admit in writing our inability to pay our debts generally as they become due.
Pledged Securities and Pledge
The undivided beneficial ownership interests in each series of RSNs, or, following a successful optional remarketing or a tax credit event redemption, the applicable ownership interests in the portion of a remarketing Treasury portfolio described in the first and second bullets of such definition or the applicable ownership interests in the portion of a tax credit event Treasury portfolio described in the first bullet of such definition, in each case, under “What is the Treasury Portfolio?” on page S-6, that are a component of the Corporate Units or, if substituted, the beneficial ownership interest in the Treasury securities that are a component of the Treasury Units, collectively, the “pledged securities,” will be pledged to the collateral agent for our benefit pursuant to the purchase contract and pledge agreement to secure your obligation to purchase shares of our common stock under the related purchase contracts. The rights of the holders of the Corporate Units and the Treasury Units with respect to the pledged securities will be subject to our security interest therein. No holder of Corporate Units or Treasury Units will be permitted to withdraw the pledged securities related to such Corporate Units or Treasury Units from the pledge arrangement except:
•
in the case of Corporate Units, to substitute a Treasury security for the related RSN of each series, as provided under “Description of the Equity Units — Creating Treasury Units by Substituting a Treasury Security for the RSNs;”

•
in the case of Treasury Units, to substitute an RSN of each series for the related Treasury security, as provided under “Description of the Equity Units — Recreating Corporate Units;” and

•
upon early settlement, settlement through the payment of separate cash or termination of the related purchase contracts.

Subject to our security interest and the terms of the purchase contract and pledge agreement, each holder of a Corporate Unit (unless the Treasury portfolio has replaced the RSNs as a component of the Corporate Unit) will be entitled through the purchase contract agent and the collateral agent to all of the proportional rights and preferences of the related RSNs (including distribution, voting, redemption, repayment and liquidation rights). Each holder of Treasury Units and each holder of Corporate Units (if the Treasury portfolio has replaced the RSNs as a component of the Corporate Units) will retain beneficial ownership of the related Treasury securities or the applicable ownership interests in the Treasury portfolio, as applicable, pledged in respect of the related purchase contracts. We will have no interest in the pledged securities other than our security interest.
Except as described in “Certain Provisions of the Purchase Contract and Pledge Agreement — General,” upon receipt of distributions on the pledged securities, the collateral agent will distribute such payments to the purchase contract agent, which in turn will distribute those payments to the holders in whose names the Corporate Units or the Treasury Units are registered at the close of business on the record date for the distribution.

CERTAIN PROVISIONS OF THE PURCHASE CONTRACT AND PLEDGE AGREEMENT
This summary describes some of the other provisions of the purchase contract and pledge agreement, but is only a summary and is not complete. This summary should be read together with, and is subject to and is qualified by reference to all the provisions of, the purchase contract and pledge agreement, a form of which has been or will be filed and incorporated by reference as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus form a part.
General
Except as described under “— Book-Entry Issuance — The Depositary Trust Company” below, payments on the Corporate Units and the Treasury Units will be payable, the purchase contracts will be settled and transfers of the Corporate Units and the Treasury Units will be registrable at, the office of the purchase contract agent or its agent, in each case, in Jacksonville, Florida. In addition, if the Corporate Units or the Treasury Units do not remain in book-entry form, we will make payments on the Corporate Units and the Treasury Units by check mailed to the address of the person entitled thereto as shown on the security register or by a wire transfer to the account designated by the holder by a prior written notice at least five business days prior to the relevant payment date.
Shares of common stock will be delivered on the purchase contract settlement date (or earlier upon early settlement), or, if the purchase contracts have terminated, the related pledged securities will be delivered (subject to delays, including potentially as a result of the imposition of the automatic stay under the United States Bankruptcy Code, as described under “Description of the Purchase Contracts — Termination”) at the office of the purchase contract agent or its agent upon presentation and surrender of the applicable Corporate Unit or Treasury Unit certificate, if in certificated form.
If Corporate Units or Treasury Units are in certificated form and the holder fails to present and surrender the certificate evidencing the Corporate Units or the Treasury Units to the purchase contract agent on or prior to the purchase contract settlement date, the shares of common stock issuable upon settlement with respect to the related purchase contract will be registered in the name of the purchase contract agent or its nominee. The shares, together with any distributions, will be held by the purchase contract agent as agent for the benefit of the holder until the certificate is presented and surrendered or the holder provides satisfactory evidence that the certificate has been destroyed, lost or stolen, together with any indemnity and security that may be required by the purchase contract agent and us.
If the purchase contracts terminate prior to the purchase contract settlement date, the related pledged securities are transferred to the purchase contract agent for distribution to the holders and a holder fails to present and surrender the certificate evidencing the holder’s Corporate Units or Treasury Units, if in certificated form, to the purchase contract agent, the related pledged securities delivered to the purchase contract agent and payments on the pledged securities will be held by the purchase contract agent as agent for the benefit of the holder until the applicable certificate is presented, if in certificated form, or the holder provides the evidence and indemnity described above.
No service charge will be made for any registration of transfer or exchange of the Corporate Units or the Treasury Units, except for any tax or other governmental charge that may be imposed in connection therewith.
The purchase contract agent will have no obligation to invest or to pay interest on any amounts it holds pending payment to any holder.
Modification
The purchase contract and pledge agreement will contain provisions permitting us, the purchase contract agent and the collateral agent to modify the purchase contract and pledge agreement without the consent of the holders for any of the following purposes:
•
to evidence the succession of another person to our obligations;

•
to add to our covenants for the benefit of holders or to surrender any of our rights or powers under the purchase contract and pledge agreement;

•
to evidence and provide for the acceptance of appointment of a successor purchase contract agent or a successor collateral agent, securities intermediary or custodial agent;

•
to make provision with respect to the rights of holders pursuant to the requirements applicable to reorganization events; and

•
to cure any ambiguity or to correct or supplement any provisions that may be inconsistent with any other provision in the purchase contract and pledge agreement or to make such other provisions in regard to matters or questions arising under the purchase contract and pledge agreement that do not adversely affect the interests of any holders of Equity Units, in each case, it being understood that any amendments to conform the provisions of the purchase contract and pledge agreement to the description of such agreement, the Equity Units and the purchase contracts contained in the preliminary prospectus supplement for the Equity Units as supplemented and/or amended by the related pricing term sheet will be deemed not to adversely affect the interests of the holders.

The purchase contract and pledge agreement will contain provisions allowing us, the purchase contract agent and the collateral agent, subject to certain limited exceptions, to modify the terms of the purchase contracts or the purchase contract and pledge agreement with the consent of the holders of not less than a majority of the outstanding Equity Units, with holders of Corporate Units and Treasury Units voting as a single class. However, no such modification may, without the consent of the holder of each outstanding purchase contract affected thereby:
•
subject to our right to defer contract adjustment payments, change any payment date;

•
impair the holders’ right to institute suit for the enforcement of a purchase contract or payment of any contract adjustment payments (including compounded contract adjustment payments);

•
except as required pursuant to any anti-dilution adjustment, reduce the number of shares of our common stock purchasable under a purchase contract, increase the purchase price of the shares of our common stock on settlement of any purchase contract, change the purchase contract settlement date or change the right to early settlement or fundamental change early settlement in a manner adverse to the holders or otherwise adversely affect the holder’s rights under any purchase contract, the purchase contract and pledge agreement or the remarketing agreement in any respect;

•
increase the amount or change the type of collateral required to be pledged to secure a holder’s obligations under the purchase contract and pledge agreement;

•
impair the right of the holder of any purchase contract to receive distributions on the collateral, or otherwise adversely affect the holder’s rights in or to such collateral;

•
reduce any contract adjustment payments or any deferred contract adjustment payments (including compounded contract adjustment payments) or change any place where, or the coin or currency in which, any contract adjustment payment is payable; or

•
reduce the percentage of the outstanding purchase contracts whose holders’ consent is required for the modification, amendment or waiver of the provisions of the purchase contracts and the purchase contract and pledge agreement.

However, if any amendment or proposal would adversely affect only the Corporate Units or only the Treasury Units, then only the affected class of holders will be entitled to vote on such amendment or proposal, and such amendment or proposal will not be effective except with the consent of the holders of not less than a majority of such class or, if referred to in the seven bullets above, each holder affected thereby.
No Consent to Assumption
Each holder of a Corporate Unit or a Treasury Unit will be deemed under the terms of the purchase contract and pledge agreement, by the purchase of such Corporate Unit or Treasury Unit, to have expressly withheld any consent to the assumption under Section 365 of the United States Bankruptcy Code or otherwise of the related purchase contracts by us, our receiver, liquidator or trustee or person or entity performing similar functions in the event that we become a debtor under the United States Bankruptcy Code or other similar state or federal law providing for reorganization or liquidation.

Consolidation, Merger and Conveyance of Assets as an Entirety
We will agree not to consolidate with or merge into any other entity or convey, transfer or lease our properties and assets substantially as an entirety to any entity unless (i) either we are the continuing entity, or the successor entity or acquiring entity (if other than us) is a corporation organized and existing under the laws of the United States of America or a State thereof or the District of Columbia and such corporation expressly assumes all of our responsibilities and liabilities under the purchase contracts, the Corporate Units, the Treasury Units, the purchase contract and pledge agreement and the remarketing agreement (if any) by one or more supplemental agreements executed and delivered to the purchase contract agent, the collateral agent, the custodial agent and securities intermediary by such corporation, and (ii) we or such successor or acquiring corporation, as the case may be, will not, immediately after such consolidation, merger, conveyance, transfer or lease, be in default in the performance of any of our or its obligations or covenants under such agreements.
In case of any such consolidation, merger, conveyance, transfer or lease and upon any such assumption by the successor or acquiring corporation, such successor or acquiring corporation shall succeed to and be substituted for us, with the same effect as if it had been named in the purchase contracts, the Corporate Units, the Treasury Units, the purchase contract and pledge agreement and the remarketing agreement (if any), and (other than in the case of a lease) we shall be relieved of any further obligation under the purchase contracts, the Corporate Units, the Treasury Units, the purchase contract and pledge agreement and the remarketing agreement (if any).
Title
We, the purchase contract agent and the collateral agent may treat the registered owner of any Corporate Units or Treasury Units as the absolute owner of the Corporate Units or Treasury Units for the purpose of making payment (subject to the record date provisions described above) and settling the related purchase contracts and for all other purposes.
Replacement of Equity Unit Certificates
In the event that physical certificates have been issued, any mutilated Corporate Unit or Treasury Unit certificate will be replaced by us at the expense of the holder upon surrender of the certificate to the purchase contract agent at the corporate trust office of the purchase contract agent or its agent, in each case, in Jacksonville, Florida. Corporate Unit or Treasury Unit certificates that become destroyed, lost or stolen will be replaced by us at the expense of the holder upon delivery to us and the purchase contract agent of evidence of their destruction, loss or theft satisfactory to us and the purchase contract agent. In the case of a destroyed, lost or stolen Corporate Unit or Treasury Unit certificate, an indemnity and security satisfactory to the purchase contract agent and us may be required at the expense of the holder before a replacement certificate will be issued.
Notwithstanding the foregoing, we will not be obligated to issue any Corporate Unit or Treasury Unit certificates on or after the business day immediately preceding the purchase contract settlement date or the date on which the purchase contracts have terminated. The purchase contract and pledge agreement will provide that, in lieu of the delivery of a replacement Corporate Unit or Treasury Unit certificate, the purchase contract agent, upon delivery of the evidence and indemnity and/or security described above, will, in the case of the purchase contract settlement date, deliver the shares of common stock issuable pursuant to the purchase contracts included in the Corporate Units or Treasury Units evidenced by the certificate, or, if the purchase contracts have terminated prior to the purchase contract settlement date, transfer the pledged securities included in the Corporate Units or Treasury Units evidenced by the certificate.
Governing Law
The purchase contracts and the purchase contract and pledge agreement and the remarketing agreement will be governed by, and construed in accordance with, the laws of the State of New York (without regard to conflicts of laws principles thereof).

Information Concerning the Purchase Contract Agent
The Bank of New York Mellon Trust Company, N.A. (or its successor) will be the purchase contract agent. The purchase contract agent will act as the agent for the holders of Corporate Units and Treasury Units. The purchase contract agent will not be obligated to take any discretionary action in connection with a default under the terms of the Corporate Units, the Treasury Units or the purchase contract and pledge agreement. All calculations and determinations of any make-whole shares, make-whole amounts, rates, market values and any adjustments to reference price or the threshold appreciation price shall be made by us based on our good faith calculations, and the purchase contract agent shall have no responsibility with respect thereto. We will provide a schedule of such calculations to the purchase contract agent and the purchase contract agent will be entitled to conclusively rely upon the accuracy of such calculations without independent verification.
The purchase contract and pledge agreement will contain provisions limiting the liability of the purchase contract agent. The purchase contract and pledge agreement also will contain provisions under which the purchase contract agent may resign or be replaced. Such resignation or replacement will be effective upon the appointment of a successor.
In addition to serving as the purchase contract agent and collateral agent, as described below, The Bank of New York Mellon Trust Company, N.A. will serve as the custodial agent and securities intermediary under the purchase contract and pledge agreement for each series of RSNs. We and certain affiliates of ours maintain banking relationships with The Bank of New York Mellon Trust Company, N.A. or its affiliates. The Bank of New York Mellon Trust Company, N.A. also serves as trustee under other indentures under which certain of our affiliates have issued securities. The Bank of New York Mellon Trust Company, N.A. and its affiliates have purchased, and are likely to purchase in the future, our securities and securities of our affiliates.
Information Concerning the Collateral Agent
The Bank of New York Mellon Trust Company, N.A. (or its successor) will be the collateral agent. The collateral agent will act solely as our agent and will not assume any obligation or relationship of agency or trust for or with any of the holders of the Corporate Units and the Treasury Units except for the obligations owed by a pledgee of property to the owner thereof under the purchase contract and pledge agreement and applicable law.
The purchase contract and pledge agreement will contain provisions limiting the liability of the collateral agent. The purchase contract and pledge agreement also will contain provisions under which the collateral agent may resign or be replaced. Such resignation or replacement will be effective upon the appointment of a successor.
Miscellaneous
The purchase contract and pledge agreement will provide that we will pay all fees and expenses related to (1) the retention of the purchase contract agent, the collateral agent, the custodial agent and the securities intermediary and (2) any enforcement by the purchase contract agent of the rights of the holders of the Corporate Units and the Treasury Units. Holders who elect to substitute the related pledged securities, thereby creating Treasury Units or recreating Corporate Units, however, will be responsible for any fees or expenses payable in connection with such substitution, as well as for any commissions, fees or other expenses incurred in acquiring the pledged securities to be substituted. We and the purchase contract agent will not be responsible for any such fees or expenses. The purchase contract agent shall be under no obligation to exercise any of the rights or powers vested in it by the purchase contract and pledge agreement at the request or direction of any of the holders pursuant to the purchase contract and pledge agreement, unless such holders shall have offered to the purchase contract agent security or indemnity satisfactory to the purchase contract agent against the costs, expenses, fees and liabilities which might be incurred by it in compliance with such request or direction.
The purchase contract and pledge agreement will also provide that any court of competent jurisdiction may in its discretion require, in any suit for the enforcement of any right or remedy under the purchase contract and pledge agreement, or in any suit against the purchase contract agent for any action taken, suffered or omitted by it as purchase contract agent, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and costs against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant. The foregoing shall not apply to any suit instituted by the purchase contract agent, to any suit instituted by any holder, or group of holders, holding in the aggregate more than 10% of the outstanding Equity Units, or to any suit instituted by any holder for the enforcement of any interest on any RSNs owed pursuant to such holder’s applicable ownership interests in RSNs or contract adjustment payments on or after the respective payment date therefor in respect of any Equity Unit held by such holder, or for enforcement of the right to purchase shares of our common stock under the purchase contracts constituting part of any Equity Unit held by such holder.
Book-Entry Issuance — The Depository Trust Company
The Depository Trust Company, or DTC, which is referred to along with its successors in this capacity as the “depository,” will act as securities depository for the Corporate Units and the Treasury Units. The Corporate Units and the Treasury Units will be issued only as fully registered securities registered in the name of Cede & Co., the depository’s nominee, or such other name as may be requested by an authorized representative of DTC. One or more fully registered global security certificates, representing the total aggregate number of Corporate Units and Treasury Units, will be issued and will be deposited with the depository or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below. Investors may hold interests in the Corporate Units and/or the Treasury Units through DTC if they are participants in DTC or indirectly through organizations that are participants in DTC. For more information on DTC, see “Description of the Remarketable Senior Notes — Book-Entry Issuance — The Depository Trust Company.”
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the Corporate Units and the Treasury Units so long as the Corporate Units and Treasury Units are represented by global security certificates.
DTC advises that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. The depository holds securities that its participants (“direct participants”) deposit with the depository. The depository also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include United States and Non-United States securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The depository is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation, and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the depository’s system is also available to others, including securities brokers and dealers, banks, trust companies and clearing corporations that clear transactions through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to the depository and its participants are on file with the SEC.
If (1) the depository notifies us that it is unwilling or unable to continue its services as depository and no successor depository has been appointed within 90 days after our receipt of such notice; (2) the depository ceases to be a clearing agency registered under the Exchange Act when the depository is required to be so registered and we receive notice of such cessation, and no successor depository has been appointed within 90 days after our receipt of such notice or our becoming aware of such cessation; or (3) any Event of Default (as defined in “Description of the Remarketable Senior Notes — Events of Default”) has occurred and is continuing or any other event has occurred and is continuing, which after notice or lapse of time, would become an Event of Default with respect to the RSNs, or we have failed to perform any of our obligations under the purchase contract and pledge agreement, the Corporate Units, the Treasury Units or the purchase contracts, and any beneficial owner requests that its beneficial interest be exchanged for a physical certificate, then (x) we will prepare definitive certificates with respect to such Corporate Units or Treasury Units, as applicable, and will deliver such certificates to the purchase contract agent and (y) upon surrender of the global security certificates representing Corporate Units or Treasury Units by the depository, accompanied by registration instructions, we will cause definitive certificates to be delivered to the beneficial owners in accordance with instructions provided by the depository. We and the purchase contract agent will not be liable for any delay in delivery of such instructions and may conclusively rely on, and will be authorized and protected in relying on, such instructions. Each definitive certificate so delivered will evidence Corporate Units or Treasury Units, as applicable, of the same kind and tenor as the global security certificate so surrendered in respect thereof.
As long as the depository or its nominee is the registered owner of the global security certificates, the depository or its nominee, as the case may be, will be considered the sole owner and holder of the global security certificates and all Corporate Units and Treasury Units represented by these certificates for all purposes under the Corporate Units, the Treasury Units and the purchase contract and pledge agreement. Except in the limited circumstances referred to above, owners of beneficial interests in global security certificates:
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will not be entitled to have the Corporate Units or the Treasury Units represented by these global security certificates registered in their names; and

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will not be considered to be owners or holders of the global security certificates or any Corporate Units or Treasury Units represented by these certificates for any purpose under the Corporate Units, the Treasury Units or the purchase contract and pledge agreement.

All payments on the Corporate Units and the Treasury Units represented by the global security certificates and all transfers and deliveries of related RSNs, Treasury securities and common stock will be made to the depository or its nominee, as the case may be, as the holder of the securities.
Ownership of beneficial interests in the global security certificates will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with the depository or its nominee. Ownership of beneficial interests in global security certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depository or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Procedures for settlement of purchase contracts on the purchase contract settlement date or upon early settlement will be governed by arrangements among the depository, participants and persons that may hold beneficial interests through participants designed to permit settlement without the physical movement of certificates. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by the depository from time to time. None of us, the purchase contract agent or any agent of us or the purchase contract agent will have any responsibility or liability for any aspect of the depository’s or any participant’s records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of the depository’s records or any participant’s records relating to these beneficial ownership interests.
Although the depository has agreed to the foregoing procedures in order to facilitate transfers of interest in the global security certificates among participants, the depository is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. Neither we nor any underwriter has any responsibility for the performance by the depository or its direct participants or indirect participants of their respective obligations as described herein or under the rules and procedures governing the depository.
The information in this section concerning the depository and its book-entry system has been obtained from sources that we believe to be reliable, but neither we nor any underwriter takes any responsibility for the accuracy thereof.

DESCRIPTION OF THE REMARKETABLE SENIOR NOTES
The following summary description sets forth certain terms and provisions of the 2032 RSNs and the 2036 RSNs. Because this description is a summary, it does not describe every aspect of the RSNs and should be read together with the indenture dated as of June 3, 2008 (as such indenture has been and may be amended and supplemented from time to time, the “Notes Indenture”), between Duke Energy Corporation and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as trustee (the “Trustee”), under which the RSNs will be issued, as supplemented by separate supplemental indentures (each, a “Supplemental Indenture”) establishing the respective terms of the 2032 RSNs and the 2036 RSNs. The Notes Indenture and the Supplemental Indentures are filed, and/or incorporated by reference, as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus form a part. In this summary, we refer to the Notes Indenture and the Supplemental Indentures, together, as the “Indenture.”
The Indenture and its associated documents contain the full legal text of the matters described in this section. This summary is subject to and qualified in its entirety by reference to all of the provisions of the RSNs and the Indenture, including definitions of certain terms used in the Indenture. We also include references in parentheses to certain sections of the Notes Indenture. Whenever we refer to particular sections or defined terms of the Notes Indenture in this prospectus supplement, such sections or defined terms are incorporated by reference herein. The Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and you should refer to the Trust Indenture Act for provisions that apply to the RSNs.
General
We will issue each series of RSNs as a series of debt securities under the Indenture. We may issue an unlimited amount of other securities under the Indenture. Each series of RSNs and all other debt securities issued previously or hereafter under the Indenture are collectively referred to herein as the “Indenture Securities.”
The RSNs will be our direct, unsecured and unsubordinated obligations, ranking equally in priority with all of our existing and future unsecured and unsubordinated indebtedness and senior in right of payment to all of our existing and future subordinated debt. We may issue additional series of notes that rank pari passu with the RSNs.
The RSNs will be issued in fully registered form only, without coupons. Any RSNs that are issued as separate securities as a result of the creation of Treasury Units or in connection with an early settlement, early settlement upon a fundamental change, a remarketing, a termination or a settlement with separate cash will be initially represented by one or more fully registered global securities (the “global notes”) deposited with the Trustee, as custodian for DTC, as depository, and registered in the name of DTC or DTC’s nominee. A beneficial interest in a global note will be shown on, and transfers or exchanges thereof will be effected only through, records maintained by DTC and its participants, as described below under “— Book-Entry Issuance — The Depository Trust Company.” The authorized denominations of the RSNs will be $1,000 and any larger amount that is an integral multiple of $1,000. However, if a holder is entitled to receive RSNs in an aggregate principal amount that is not an integral multiple of $1,000 upon termination of the purchase contracts as described under “Description of the Purchase Contracts — Termination” above, such holder may direct the purchase contract agent to request that we issue RSNs in denominations of $25 and integral multiples thereof. Except in certain circumstances described below, the RSNs that are issued as global notes will not be exchangeable for RSNs in definitive certificated form.
Each Corporate Unit includes a 1/40, or 2.5%, undivided beneficial ownership interest in a 2032 RSN having a principal amount of $1,000 and a 1/40, or 2.5%, undivided beneficial ownership interest in a 2036 RSN having a principal amount of $1,000 that, in the aggregate, correspond to the stated amount of $50 per Corporate Unit.
The RSNs will not be subject to a sinking fund provision or repayable at the option of the holders and will not be subject to satisfaction and discharge prior to August 1, 2031.
The entire principal amount of the 2032 RSNs will mature and become due and payable, together with any accrued and unpaid interest thereon, on August 1, 2032. The entire principal amount of the 2036 RSNs will mature and become due and payable, together with any accrued and unpaid interest thereon, on August 1, 2036. As described below under “— Put Option upon Failed Remarketing,” holders will have the right to require us to purchase their RSNs under certain circumstances. Except as set forth under “— Put Option upon Failed Remarketing,” the Indenture will not contain any financial covenants or restrict us from paying dividends, making investments, incurring indebtedness or redeeming or repurchasing securities. Except for the covenants described under “— Consolidation, Merger, Conveyance or Transfer,” the Indenture does not contain provisions that afford holders of the RSNs protection in the event we are involved in a highly leveraged transaction or other similar transaction that may adversely affect such holders. The Indenture does not limit our ability to issue or incur other debt or issue preferred stock.
The 2032 RSNs are initially being offered in one series in the principal amount of $875,000,000 and the 2036 RSNs are initially being offered in one series in the principal amount of $875,000,000. If we issue additional Equity Units as a result of the underwriters’ exercise of their over-allotment option, we may, without the consent of the holders of the RSNs, increase the principal amount of each series and issue up to an additional $125,000,000 principal amount of 2032 RSNs and up to an additional $125,000,000 principal amount of 2036 RSNs, such RSNs having the same ranking, interest rate, maturity and other terms as the existing RSNs of the applicable series. Any such new 2032 RSNs, together with the existing 2032 RSNs, will constitute a single series of securities under the Indenture, and any such new 2036 RSNs, together with the existing 2036 RSNs, will constitute a single series of securities under the Indenture. The existing RSNs and any new RSNs of the same series having the same terms as the applicable RSNs offered hereby subsequently issued under the Indenture will be treated as a single class for purposes under the Indenture, including, without limitation, voting waivers and amendments. Any new 2032 RSNs and 2036 RSNs that are not deemed to be fungible for U.S. federal income tax purposes with the existing 2032 RSNs and 2036 RSNs, respectively, will have a separate CUSIP number.
The Company will not pay any additional amounts to holders of the RSNs in respect of any tax, assessment or governmental charge.
Principal and Interest
The 2032 RSNs will mature on August 1, 2032 and will initially bear interest from the first date of original issuance at the rate of 4.85% per annum. The 2036 RSNs will mature on August 1, 2036 and will initially bear interest from the first date of original issuance at a rate of 4.85% per annum. Subject to any changes to the interest payment dates made upon a successful remarketing, interest on each series of RSNs will be payable quarterly in arrears on February 1, May 1, August 1 and November 1 of each year (each, an “interest payment date”), commencing on November 1, 2026, and at maturity. Subject to certain exceptions, the Indenture provides for the payment of interest on an interest payment date only to persons in whose names the RSNs are registered at the close of business on the regular record date. The “regular record date” means the fifteenth day (whether or not a business day) of the calendar month immediately preceding the calendar month in which the applicable interest payment date falls. Notwithstanding the foregoing, any interest payable at maturity or on a redemption date will be paid to the person to whom principal is payable. Interest will be calculated on the basis of a 360-day year of twelve 30-day months, and with respect to any period less than a full calendar month, on the basis of the actual number of days elapsed per 30-day month.
The interest rate on the RSNs may be reset in connection with a successful remarketing, as described below under “Interest Rate Reset.” However, if there is not a successful remarketing, the interest rate will not be reset and each series of RSNs will continue to bear interest at the applicable initial interest rate, all as described below under “— Interest Rate Reset.” Except in the case of a failed final remarketing, interest on the applicable series of RSNs following the optional remarketing settlement date or the purchase contract settlement date, as applicable, will be payable on a semi-annual basis.
Remarketing
The RSNs will be remarketed as described under “Description of the Purchase Contracts —  Remarketing.”
Following any successful remarketing of the RSNs:
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the interest rate on each series of the RSNs may be reset as described below and under “— Interest Rate Reset” below;

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interest on the RSNs will be payable semi-annually on February 1 and August 1 of each year; and

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the RSNs will cease to be redeemable at our option, and the provisions described under “— Optional Redemption” and “— Redemption Procedures” below will no longer apply to either series of RSNs.

All such modifications will take effect only if the remarketing is successful, without the consent of holders, on the optional remarketing settlement date or the purchase contract settlement date, as the case may be, and will apply to all RSNs of such series, whether or not included in the remarketing. All other terms of the RSNs will remain unchanged.
We will use commercially reasonable efforts to ensure that, if required by applicable law, a registration statement, including a prospectus, with regard to the full amount of each series of RSNs to be remarketed will be effective under the securities laws in a form that may be used by the remarketing agent in connection with the remarketing (unless a registration statement is not required under the applicable laws and regulations that are in effect at that time or unless we conduct any remarketing in accordance with an exemption under the securities laws).
In order to remarket the RSNs, the remarketing agent, in consultation with us, will:
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remarket each series of RSNs as fixed-rate notes; and

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reset the interest rate on each series of RSNs (either upward or downward) in order to produce the required price in the remarketing, as discussed under “Description of the Purchase Contracts — Remarketing.”

Remarketing of RSNs That Are Not Included in Corporate Units
At any time after we give notice of a remarketing (other than during a blackout period), holders of RSNs of either series that do not underlie Corporate Units may elect to have their RSNs remarketed in such remarketing in the same manner as RSNs that underlie Corporate Units by delivering their RSNs along with a notice of this election to the custodial agent. The custodial agent will hold the RSNs separate from the collateral account in which the pledged securities will be held.
Holders of RSNs electing to have their RSNs remarketed will also have the right to make or withdraw such election at any time on or prior to 4:00 p.m., New York City time, on the second business day immediately preceding the first day of an optional remarketing period or final remarketing period, as the case may be, in each case, other than during a blackout period. In the event of successful remarketing during an optional remarketing period, each holder of (i) separate 2032 RSNs that elects to have such RSNs remarketed will receive, for each $1,000 principal amount of such RSNs sold, the remarketing price per 2032 RSN and (ii) separate 2036 RSNs that elects to have such RSNs remarketed will receive, for each $1,000 principal amount of such RSNs sold, the remarketing price per 2036 RSN. The “remarketing price per 2032 RSN” means, for each $1,000 principal amount of 2032 RSNs, an amount in cash equal to the quotient of the portion of the Treasury portfolio purchase price attributable to the components of the remarketing Treasury portfolio described in the first and third or fourth bullets under “What is the Treasury portfolio?” on page S-6 above divided by the number of 2032 RSNs having a principal amount of $1,000 included in such remarketing that are held as components of Corporate Units. The “remarketing price per 2036 RSN” means, for each $1,000 principal amount of 2036 RSNs, an amount in cash equal to the quotient of the portion of the Treasury portfolio purchase price attributable to the components of the remarketing Treasury portfolio described in the second and fifth or sixth bullets under “What is the Treasury portfolio?” on page S-6 above divided by the number of 2036 RSNs having a principal amount of $1,000 included in such remarketing that are held as components of Corporate Units. For purposes of determining the proceeds that the remarketing agent will seek to obtain for the RSNs in an optional remarketing, the “separate RSNs purchase price” means the amount of cash equal to the sum of (i) the product of (A) the remarketing price per 2032 RSN and (B) the number of 2032 RSNs having a principal amount of $1,000 included in such remarketing that are not part of Corporate Units and (ii) the product of (A) the remarketing price per 2036 RSN and (B) the number of 2036 RSNs having a principal amount of $1,000 included in such remarketing that are not part of Corporate Units. In the event of a successful remarketing during the final remarketing period, each holder of separate RSNs that elects to have its RSNs remarketed will receive its pro rata portion of the proceeds of such final remarketing attributable to the remarketed separate RSNs, which, for each $1,000 principal amount of RSNs, will be an amount at least equal to $1,000 in cash. Any accrued and unpaid interest on such RSNs will be paid in cash by us, on the purchase contract settlement date.
Interest Rate Reset
We will remarket each series of RSNs as fixed-rate notes. In connection with a successful remarketing, the interest rate on such series of RSNs may be reset on the date of a successful remarketing and the relevant reset rate will become effective on the settlement date of the remarketing, which will be, in the case of an optional remarketing, the second business day following the optional remarketing date (or, if the remarketed RSNs are priced after 4:30 p.m., New York City time, on the optional remarketing date, the third business day following the optional remarketing date) and, in the case of the final remarketing period, the purchase contract settlement date. If a reset occurs pursuant to a successful optional remarketing, the reset rate will be the interest rate determined by the remarketing agent, in consultation with us, as the rate that each series of RSNs should bear in order for the remarketing proceeds to equal at least 100% of the Treasury portfolio purchase price plus the separate RSNs purchase price, if any. If a reset occurs pursuant to a successful final remarketing, the reset rate will be the interest rate determined by the remarketing agent, in consultation with us, as the rate that each series of RSNs should bear in order for the remarketing proceeds to equal at least 100% of the principal amount of the RSNs being remarketed. In any case, the reset rate may be higher or lower than the initial interest rate on such series of RSNs depending on the results of the remarketing and market conditions at that time. However, in no event will the reset rate exceed the maximum rate permitted by applicable law. In addition, following a successful remarketing, interest on any series of RSNs remarketed as fixed-rate notes will be payable on a semi-annual basis on February 1 and August 1 of each year.
If the RSNs are not successfully remarketed, the interest rate will not be reset and the 2032 RSNs will continue to bear interest at the initial annual interest rate of 4.85% and the 2036 RSNs will continue to bear interest at the initial annual interest rate of 4.85%.
The remarketing agent is not obligated to purchase any RSNs that would otherwise remain unsold in the remarketing. None of us, the remarketing agent or any agent of ours or the remarketing agent will be obligated in any case to provide funds to make payment upon tender of RSNs for remarketing.
Put Option upon Failed Remarketing
If the RSNs have not been successfully remarketed on or prior to the last day of the final remarketing period, holders of RSNs will have the right to require us to purchase their RSNs on the purchase contract settlement date, upon at least two business days’ prior notice in the case of RSNs that are not included in Corporate Units, at a price equal to the principal amount of such RSNs. In such circumstances, holders of RSNs that underlie Corporate Units will be deemed to have exercised such put right with respect to both series of RSNs as described under “Description of the Purchase Contracts — Remarketing,” unless they settle the related purchase contracts with separate cash.
Optional Redemption
We may redeem the RSNs at our option if there has been a failed final remarketing. In that event, any RSNs that remain outstanding after the purchase contract settlement date will be redeemable on or after August 1, 2031 at our option, in whole or in part, at any time and from time to time, at a redemption price equal to the principal amount thereof plus accrued and unpaid interest, if any, to but excluding the redemption date. We may at any time irrevocably waive the right to redeem the RSNs for any specified period (including the remaining term of the applicable series of RSNs). We may not redeem the RSNs if the applicable series of RSNs has been accelerated and such acceleration has not been rescinded or unless all accrued and unpaid interest has been paid in full on all outstanding RSNs of such series for all interest periods terminating on or prior to the redemption date. Following a successful remarketing of any series of RSNs, such RSNs will cease to be redeemable at our option.
Tax Credit Event Redemption
If a tax credit event occurs and is continuing, we may, at our option, upon the sending of notice as described herein, redeem each series of the RSNs in whole, but not in part, at any time at a price, which is referred to as the “tax credit event redemption price,” equal to, for each RSN, the tax credit event redemption amount described below.
A notice of redemption of the RSNs of either series upon the occurrence of a tax credit event (i) may only be sent by the later of (a) the end of the calendar year in which the RSNs of such series were issued and (b) six months from the date of issuance of the RSNs of such series and (ii) shall be accompanied by a certificate from an officer of us stating that a tax credit event has occurred.
A “tax credit event” occurs with respect to the RSNs if, in our reasonable determination, there exists a material risk, due to the RSNs (considered together with other debt) having been issued, as part of an original issuance, to one or more “specified foreign entities,” as defined in Section 7701(a)(51)(B) of the Internal Revenue Code of 1986, as amended, that we or any of our affiliates would be unable to utilize or otherwise ineligible to claim any tax credits otherwise allowed under Section 38 of the Internal Revenue Code of 1986, as amended.
Installments of interest on RSNs that are due and payable on or prior to a redemption date in respect of a tax credit event will be payable to the holders of RSNs registered as such at the close of business on the relevant regular record dates. If the tax credit event redemption occurs, the tax credit event redemption price for the RSNs that are not components of the Corporate Units at the time of the tax credit event redemption will be payable in cash to the holders of such RSNs. If the tax credit event redemption occurs, the tax credit event redemption price for the RSNs that are components of the Corporate Units at the time of the tax credit event redemption will be distributed to the collateral agent, who in turn will, at our written direction, use the tax credit event redemption price to purchase from an investment banking firm retained by us for this purpose the tax credit event Treasury portfolio described below on behalf of the holders of Corporate Units and remit the remainder of the tax credit event redemption price, if any, to the purchase contract agent for payment to such holders. Thereafter, the applicable ownership interest in the tax credit event Treasury portfolio described in clause (1) of the definition thereof above (or $50 in cash, if the paragraph following clause (2) of the definition thereof above applies), will be pledged to us through the collateral agent to secure the Corporate Unit holders’ obligations to purchase shares of our common stock under the related purchase contracts.
If there is a tax credit event redemption with respect to one series of RSNs, we will be required to redeem the other series of RSNs at the same time even if we would be unable to otherwise effect a tax credit event redemption with respect to such other series of RSNs.
“Tax credit event redemption amount” means, for each RSN, the product of the principal amount of that RSN and a fraction, the numerator of which is the tax credit event Treasury portfolio purchase price (as described below) and the denominator of which is the aggregate principal amount of the RSNs included in Corporate Units on the redemption date.
For purposes of a tax credit event redemption, “tax credit event Treasury portfolio purchase price” means the lowest aggregate ask-side price quoted by a primary United States government securities dealer in New York City to the quotation agent selected by us between 9:00 a.m. and 4:00 p.m., New York City time, on the third business day immediately preceding the redemption date for the purchase of the tax credit event Treasury portfolio for settlement on the redemption date.
The Treasury portfolio to be purchased in connection with a tax credit event redemption, referred to as a “tax credit event Treasury portfolio,” will be determined by us or on our behalf by an investment banking firm retained by us for this purpose and will consist of:
•
U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to August 1, 2029 in an aggregate amount at maturity equal to the principal amount of the RSNs that are components of the Corporate Units; and

•
with respect to each scheduled interest payment date on the RSNs that occurs after the redemption date and on or prior to August 1, 2029, U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to such scheduled interest payment date in an aggregate amount at maturity equal to the aggregate interest payment that would be due on the aggregate principal amount of the RSNs of each series that would have been components of the Corporate Units on that date

(assuming no tax credit event redemption) and assuming that interest accrued from and including the immediately preceding interest payment date to which interest has been paid.
In no event will the Trustee, the purchase contract agent or the collateral agent have any responsibility for determining the tax credit event Treasury portfolio purchase price, the tax credit event redemption amount or which U.S. Treasury securities are to be included in the tax credit event Treasury portfolio.
Redemption Procedures
We will mail notice of any redemption to the registered holder of the RSNs being redeemed (or, in the case of global notes, in accordance with the procedures of DTC) not less than 10 days and not more than 60 days before the redemption date. The notice of redemption will identify, among other things, the redemption date, the redemption price (in the case of an optional redemption) or the tax credit event redemption price (in the case of a tax credit event redemption), as applicable, and that, on the redemption date, the redemption price or tax credit event redemption price, as the case may be, will become due and payable and that the RSNs called for redemption will cease to accrue interest on and after the redemption date (unless there is a default on payment of the redemption price or tax credit event redemption price, as the case may be). Prior to the redemption date, we will deposit with the paying agent or the Trustee money sufficient to pay the redemption price or tax credit event redemption price, as the case may be, of the RSNs to be redeemed on that date. If, in the case of an optional redemption, we redeem less than all of the RSNs, the Trustee will choose the RSNs to be redeemed by lot, provided, that in the case of global notes, the RSNs to be redeemed in part will be selected in accordance with the applicable procedures of DTC.
In the event the final remarketing fails and you do not settle the related purchase contracts with separate cash, if you hold RSNs as part of Corporate Units you will be deemed to exercise your option to put both series of RSNs to us unless you elect to settle the purchase contracts with separate cash as described under “Description of the Purchase Contracts — Notice to Settle with Cash,” and we will apply the proceeds of the put option against your obligations under the purchase contracts. This remedy has the effect similar to an automatic redemption of the RSNs on the purchase contract settlement date, but we do not have to give you prior notice or follow any of the other redemption procedures.
We will not be required to register the transfer or exchange of (i) all of any series RSNs during a period of 15 days immediately preceding the date notice is given of the selection of such series of RSNs for redemption or (ii) any RSNs being redeemed, except with respect to, in the case of an optional redemption, the unredeemed portion of any RSN being redeemed in part.
Payment
So long as either series of RSNs is registered in the name of DTC, as depository for the RSNs as described herein under “Book-Entry Issuance — The Depository Trust Company,” or DTC’s nominee, payments on such series of RSNs will be made as described therein.
If we default in paying interest on an RSN, we will pay such interest either:
•
on a special record date fixed by the Trustee between 10 and 15 days before the payment; or

•
in any other lawful manner of payment that is consistent with the requirements of any securities exchange on which the RSNs may be listed for trading if deemed practicable by the Trustee. (See Section 307.)

We will pay principal of and interest on the RSNs at maturity upon presentation of the RSNs at the corporate trust office of The Bank of New York Mellon Trust Company, N.A. in Jacksonville, Florida, as its paying agent. In our discretion, we may change the place of payment on the RSNs, and we may remove any paying agent and may appoint one or more additional paying agents (including us). (See Section 1002.)
If any interest payment date, maturity date or the date (if any) on which we are required to repurchase RSNs is not a business day, then the applicable payment will be made on the next succeeding business day as if made on the date such payment was due, and no interest will accrue on such payment for the period from and after such interest payment date, repurchase date or maturity date, as the case may be, to the date of such payment on the next succeeding business day.

Form; Transfers; Exchanges
Except as described above, so long as the RSNs are registered in the name of DTC, as depositary for the RSNs as described herein under “— Book-Entry Issuance — The Depository Trust Company” or DTC’s nominee, transfers and exchanges of beneficial interests in the RSNs will be made as described therein. In the event that the book-entry only system is discontinued, and the RSNs are issued in certificated form, you may exchange or transfer RSNs at the corporate trust office of the Trustee. RSNs presented or surrendered for registration of transfer or for exchange shall (if so required by us or the Trustee) be duly endorsed or shall be accompanied by a written instrument of transfer in the form satisfactory to us and the Trustee, duly executed by the holder thereof or its attorney duly authorized in writing. The Trustee acts as our agent for registering RSNs in the names of holders and transferring debt securities. We may appoint another agent or act as its own agent for this purpose. The entity performing the role of maintaining the list of registered holders is called the “Security Registrar.” We will also perform transfers. In our discretion, we may change the place for registration of transfer of the RSNs and may remove and/or appoint one or more additional Security Registrars (including us). (See Sections 305 and 1002.)
Events of Default
An “Event of Default” with respect to the applicable series of RSNs means any of the following events:
•
a default in the payment of any interest upon any RSN when it becomes due and payable, and continuance of such default for a period of 60 days;

•
a default in the payment of the principal of or any premium on any RSN at the date on which such principal or premium becomes due and payable as herein provided, whether at the stated maturity of the RSN or by declaration of acceleration, call for redemption or otherwise;

•
a failure to pay the purchase price of any RSN on the purchase contract settlement date if required under “— Put Option upon Failed Remarketing” above;

•
a default in the performance, or breach, of any of our covenants in the Indenture (other than a covenant a default in whose performance or whose breach is elsewhere in this “Events of Default” section specifically dealt with or which has expressly been included in the Indenture solely for the benefit of a series of Indenture Securities other than the RSNs), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to us by the Trustee or to us and the Trustee by the holders of at least 33% in principal amount of the outstanding RSNs of the relevant series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” thereunder, unless the Trustee, or the Trustee and the holders of a principal amount of RSNs of such series not less than the principal amount of RSNs the holders of which gave such notice, as the case may be, shall agree in writing to an extension of such period prior to its expiration; provided, however, that the Trustee, or the Trustee and the holders of such principal amount of RSNs of such series, as the case may be, shall be deemed to have agreed to an extension of such period if corrective action is initiated by us within such period and is being diligently pursued; or

•
we file for bankruptcy or certain other similar events in bankruptcy, insolvency, receivership or reorganization occur. (See Section 501.)

No Event of Default with respect to either series of RSNs necessarily constitutes an Event of Default with respect to the Indenture Securities of any other series issued under the Indenture.
Remedies
Acceleration
If an Event of Default occurs and is continuing with respect to any one series of Indenture Securities, then either the Trustee or the holders of not less than 33% in principal amount of the outstanding Indenture Securities of such series may declare the principal amount of all of the Indenture Securities of such series to be due and payable immediately. (See Section 502.)

Rescission of Acceleration
After the declaration of acceleration has been made and before the Trustee has obtained a judgment or decree for payment of the money due, the Event of Default giving rise to such declaration of acceleration will, without further act, be deemed to have been waived, and such declaration and its consequences will be rescinded and annulled for such series of Indenture Securities, if:
•
we pay or deposit with the Trustee a sum sufficient to pay:

•
all overdue interest;

•
the principal of (and premium, if any) on the RSNs which have become due other than by such declaration of acceleration and interest thereon;

•
interest on overdue interest to the extent lawful; and

•
all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

•
all Events of Default, other than the nonpayment of the principal which has become due solely by such declaration of acceleration, have been cured or waived as provided in the Indenture.

No such rescission shall affect any subsequent Event of Default or impair any right consequent thereon. (See Section 502.) For more information as to waiver of defaults, see “— Waiver of Default and of Compliance” below.
Control by Holders; Limitations
Subject to the Indenture, if an Event of Default with respect to the Indenture Securities of any one series occurs and is continuing, the holders of a majority in principal amount of the outstanding Indenture Securities of that series will have the right to:
•
direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or

•
exercise any trust or power conferred on the Trustee with respect to the Indenture Securities of such series.

These rights of holders to make direction are subject to the following limitations:
•
the holders’ directions may not conflict with any law or the Indenture; and

•
subject to the provisions of the Indenture, the Trustee will have the right to decline to follow any such holders’ direction if the Trustee in good faith, by a responsible officer or officers of the Trustee, determines that the proceeding so directed would involve the Trustee in personal liability.

The Trustee may also take any other action it deems proper that is consistent with the holders’ direction. (See Sections 512, 601 and 603.) With respect to Events of Default and other defaults in the performance of, or breach of, covenants in the Indenture that do not constitute Events of Default, if any such Event of Default or other default occurs and is continuing after any applicable notice and/or cure period, then the Trustee may in its discretion (and subject to the rights of the holders to control remedies as described above and certain other conditions specified in the Indenture) bring such judicial proceedings as the Trustee shall deem appropriate or proper. (See Section 503.)
The Indenture provides that no holder of any Indenture Security will have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture for the appointment of a receiver or trustee, or for any other remedy thereunder, unless:
•
that holder has previously given the Trustee written notice of a continuing Event of Default;

•
the holders of not less than a majority in aggregate principal amount of the outstanding Indenture Securities of that series have made written request to the Trustee to institute proceedings in respect of that Event of Default;

•
such holder or holders have offered the Trustee reasonable indemnity against costs, expenses and liabilities incurred in complying with such request;

•
for 60 days after receipt of such notice, request and offer of indemnity, the Trustee has failed to institute any such proceeding; and

•
no direction inconsistent with such request has been given to the Trustee during such 60-day period by the holders of a majority in aggregate principal amount of the outstanding Indenture Securities of that series.

Furthermore, no holder will be entitled to institute any such action if and to the extent that such action would disturb or prejudice the rights of other holders. (See Sections 507 and 603.)
However, each holder has an absolute and unconditional right to receive payment when due and to bring a suit to enforce that right, and such rights shall not be impaired without the consent of such holder. (See Section 508.)
Notice of Default
The Trustee is required to give the holders of the RSNs notice of any default under the Indenture to the extent required by the Trust Indenture Act; except that in the case of a default of the character specified above in the fourth bullet point under “— Events of Default,” no such notice shall be given to such Holders until at least 30 days after the occurrence thereof. (See Section 602.) The Trust Indenture Act currently permits the Trustee to withhold notices of default (except for certain payment defaults) if the Trustee in good faith determines the withholding of such notice to be in the interests of the holders.
We will furnish the Trustee annually with an officer’s certificate stating whether or not we are in default in the performance and observance of any terms, provisions and conditions in the Indenture, and if we are in default, specifying such default and status thereof. (See Section 1004.)
Waiver of Default and of Compliance
The holders of not less than a majority in principal amount of the outstanding Indenture Securities of all series with respect to which any default under the Indenture has occurred and is continuing (voting as one class) may, on behalf of the holders of all Indenture Securities of all such series, waive such past default under the Indenture, except a default in the payment of principal or any premium or interest on any Indenture Security of such series, or with respect to compliance with certain provisions of the Indenture that cannot be amended without the consent of the holder of each outstanding Indenture Security of the series affected. (See Section 513.)
Compliance with certain covenants in the Indenture with respect to Indenture Securities of any series or otherwise provided with respect to Indenture Securities of any series may be waived by the holders of not less than a majority in aggregate principal amount of the Indenture Securities of such series. (See Section 1005.)
Consolidation, Merger, Conveyance or Transfer
Neither the Indenture nor the Indenture Securities (including the RSNs) will prevent any consolidation or merger of us with or into any other person (whether or not affiliated with us), or successive consolidations or mergers in which we or our successor or successors will be a party or parties, or prevent any conveyance or transfer of our properties and assets substantially as an entirety to any other person (whether or not affiliated with us); provided, however, we have agreed in the Indenture that upon any such consolidation, merger, conveyance or transfer, (i) the due and punctual payment of the principal of and premium, if any, and interest on all of the Indenture Securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed by us, will be expressly assumed, by a supplemental indenture, in form reasonably satisfactory to the Trustee, executed and delivered to the Trustee by the person (if other than us) formed by such consolidation, or into which we have been merged, or by the person which has acquired such properties and assets, and (ii) we will deliver to the Trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance or transfer and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the Indenture and that all conditions precedent in the Indenture relating to such transaction have been complied with. (See Section 801.)
Modification of Indenture
Without Holder Consent.   Without the consent of any holders of the RSNs, we and the Trustee may enter into one or more supplemental indentures for any of the following purposes:
•
to evidence the succession of another entity to us;

•
to add one or more covenants or other provisions for the benefit of the holders of all or either series of RSNs, or to surrender any right or power conferred upon us;

•
to add any additional Events of Default for all or either series of RSNs;

•
to add to, change or eliminate any of the provisions of the Indenture in respect of one or more series of Indenture Securities; provided that any such addition, change or elimination (i) will neither (a) apply to any RSN created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (b) modify the rights of the holder of any such RSN with respect to such provision or (ii) will become effective only when there is no such RSN outstanding;

•
to secure the RSNs of either series;

•
to establish the form or terms of the RSNs as permitted by the Indenture;

•
to provide for the issuance of bearer securities or the issuance of Indenture Securities in uncertificated form;

•
to evidence and provide for the acceptance of appointment of a separate or successor Trustee;

•
to cure any ambiguity, defect or inconsistency or to make any other provisions with respect to the Indenture that do not adversely affect the interests of the holders of RSNs in any material respect;

•
following August 1, 2031, to supplement any of the provisions of the RSNs to such extent as shall be necessary to permit or facilitate the satisfaction and discharge of the RSNs pursuant to the Indenture, provided that any such action will not adversely affect the interests of any holder of any RSN in any material respect;

•
set forth the terms of any series of RSNs following a successful remarketing to incorporate the reset interest rate, incorporate semi-annual interest payment dates, and to eliminate the optional redemption provision in the RSNs; or

•
to conform the terms of the Indenture and the RSNs to the descriptions thereof contained in the “Description of the Remarketable Senior Notes,” “Description of the Equity Units,” “Description of the Purchase Contracts” and “Certain Provisions of the Purchase Contract and Pledge Agreement” sections in the preliminary prospectus supplement for the Equity Units, as supplemented and/or amended by the related pricing term sheet.

With Holder Consent.   Except as provided above, the consent of the holders of not less than a majority in aggregate principal amount of the Indenture Securities of all outstanding series affected, voting as one class, is required for the purpose of adding to, changing or eliminating any of the provisions of the Indenture or modifying in any manner the rights of holders of Indenture Securities under the Indenture, pursuant to a supplemental indenture; provided, however, no such amendment, change, elimination or modification may, without the consent of the holder of each series of RSNs affected thereby,
•
change the stated maturity of the principal or interest on any RSN (other than pursuant to the terms thereof), or reduce the principal amount, interest or premium payable or change the currency in which any RSN is payable, or impair the right to bring suit to enforce any payment;

•
reduce the percentages in principal amount of holders whose consent is required for any supplemental indenture or waiver under the Indenture;

•
modify certain of the provisions in the Indenture relating to supplemental indentures and waivers of certain covenants and past defaults;

•
modify the put right of holders of the RSNs upon a failed remarketing in a manner adverse to the holders without the consent of the holder of each RSN so affected; or

•
modify the remarketing provisions of the RSNs in a manner adverse to the holders without the consent of the holder of each RSN so affected.

For the avoidance of doubt, the immediately preceding sentence will not limit our ability to modify the terms of the RSNs in connection with a remarketing that is made in accordance with the terms of the Indenture.
A supplemental indenture which changes or eliminates any provision of the Indenture expressly included solely for the benefit of holders of Indenture Securities of one or more particular series will be deemed not to affect the rights under the Indenture of the holders of Indenture Securities of any other series. (See Sections 901 and 902.)
We will be entitled to set any day as a record date for the purpose of determining the holders of outstanding RSNs of any series entitled to give, make or take any request, demand, direction, consent, waiver or other action under the Indenture, in the manner and subject to the limitations provided in the Indenture. In certain circumstances, the Trustee also will be entitled to set a record date for action by holders. If such a record date is set for any action to be taken by holders of particular outstanding RSNs, such action may be taken only by persons who are holders of such RSNs on the record date. (See Section 104.)
The Indenture provides that certain Indenture Securities, including those for which payment or redemption money has been deposited or set aside in trust as described under “— Satisfaction and Discharge” below, will not be deemed to be “outstanding” in determining whether the holders of the requisite principal amount of the outstanding Indenture Securities have given, made or taken any request, demand, direction, consent, waiver or other action under the Indenture as of any date. (See Section 101.)
Satisfaction and Discharge
Each Supplemental Indenture will provide that any RSNs of the applicable series or any portion thereof will be deemed to have been paid for purposes of the Indenture and, at our election, our entire indebtedness under the RSNs of the applicable series will be satisfied and discharged, if there shall have been irrevocably deposited with the Trustee or any paying agent (other than us), in trust:
•
money sufficient,

•
in the case of a deposit made prior to the maturity of such RSNs, non-redeemable Government Obligations (as defined in the Indenture) sufficient, or

•
a combination of items listed in the preceding two bullet points, which in total are sufficient,

to pay when due the principal of, and any premium and interest due and to become due on such RSNs or portions thereof on and prior to the maturity thereof. Notwithstanding the foregoing, the RSNs will not be subject to satisfaction and discharge prior to August 1, 2031.
Subject to certain limitations, the Indenture will be deemed satisfied and discharged when no RSNs remain outstanding and when we have paid all other sums payable by us under the Indenture. (See Section 401.)
All moneys we pay to the Trustee or any paying agent on the RSNs that remain unclaimed at the end of two years after payments have become due will be paid to us upon request. Thereafter, the holder of such RSNs may look only to us for payment. (See Section 1003.)
Resignation and Removal of the Trustee; Deemed Resignation
The Trustee may resign at any time by giving written notice to us.

The Trustee may also be removed by act of the holders of a majority in principal amount of the then outstanding RSNs of any series.
No resignation or removal of the Trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the Indenture.
Under certain circumstances, we may remove the Trustee and appoint a successor trustee. (See Section 610.)
Notices
Notices to holders of either series of RSNs will be given by mail (or, in the case of global notes, in accordance with DTC’s applicable policies and procedures) to the addresses of the holders as they may appear in the security register. (See Section 106.)
Title
We, the Trustee and any agent of us or the Trustee, will treat the person or entity in whose name RSNs are registered as the owner of those RSNs (whether or not the RSNs may be overdue) for the purpose of receiving payments and for all other purposes irrespective of notice to the contrary. (See Section 308.)
Governing Law; Waiver of Trial by Jury
The Indenture and the RSNs provide that they will be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof.
Each of us and the Trustee irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the Indenture or the transactions contemplated thereby. (See Section 112.)
Regarding the Trustee
The Trustee under the Indenture is The Bank of New York Mellon Trust Company, N.A. (“BNY”). In addition to acting as Trustee, BNY also maintains various banking and trust relationships with us and some of our affiliates.
Book-Entry Issuance — The Depository Trust Company
Each series of RSNs that forms a part of the Corporate Units will be issued in fully registered form and will be registered in the name of the purchase contract agent. The RSNs that do not form a part of the Corporate Units will be evidenced by one or more global notes registered in the name of DTC’s nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. Such global notes will be deposited with the Trustee as custodian for DTC. See “Certain Provisions of the Purchase Contract and Pledge Agreement — Book-Entry Issuance — The Depository Trust Company” for a description of DTC.
Purchases of the RSNs under the DTC system must be made by or through direct participants, which will receive a credit for the RSNs on DTC’s records. The ownership interest of each actual purchaser of each RSN (“beneficial owner”) is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participant through which they purchased the RSNs. Transfers of ownership interests on the RSNs are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in RSNs, except as set forth in the fifth immediately succeeding paragraph. To facilitate subsequent transfers, all RSNs deposited by direct participants with DTC are registered in the name of DTC’s nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of the RSNs with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the RSNs; DTC’s records reflect only the identity of the direct participants to whose accounts the RSNs are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Notices will be sent to DTC.
Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the RSNs unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the voting or consenting rights of Cede & Co. to those direct participants to whose accounts the RSNs are credited on the record date. We believe that these arrangements will enable the beneficial owners to exercise rights equivalent in substance to the rights that can be directly exercised by a registered holder of the RSNs.
Payments of principal and interest on the RSNs will be made to Cede & Co. (or such other nominee of DTC). DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the Trustee on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of each participant and not of DTC, the Trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to Cede & Co. (or other such nominee of DTC) is our responsibility. Disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners is the responsibility of direct and indirect participants.
In a few special situations described below, a book-entry security in global form representing the applicable series of RSNs will terminate and interests in it will be exchanged for physical certificates representing the RSNs. After that exchange, the choice of whether to hold RSNs directly or in street name will be up to you. You must consult your bank, broker or other financial institution to find out how to have your interests in the RSNs transferred to your name, so that you will be a direct holder.
The special situations for termination of a global note representing the RSNs are:
•
DTC notifies us that it is unwilling or unable to continue as depository for that global note or DTC ceases to be a “clearing agency” registered under the Exchange Act and we are unable to find a qualified replacement for DTC within 90 days; or

•
any Event of Default with respect to the RSNs has occurred and is continuing, or any other event has occurred and is continuing, which after notice or lapse of time, would become an Event of Default with respect to the RSNs, and any beneficial owner requests that its beneficial interest be exchanged for a physical certificate.

DTC may discontinue providing its services as securities depository with respect to the RSNs at any time by giving us or the Trustee reasonable notice. In the event no successor securities depository is obtained, certificates for the RSNs will be printed and delivered.
The information in this section concerning DTC’s book-entry system has been obtained from sources that we believe to be reliable, but neither we nor any underwriter takes any responsibility for the accuracy thereof.
The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any RSN (including any transfers between or among direct participants of DTC or beneficial owners of interests in any RSN) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
Neither the Trustee nor any agent shall have any responsibility or liability for any actions taken or not taken by DTC.

MATERIAL UNITED STATES FEDERAL INCOME AND ESTATE TAX CONSEQUENCES
The following is a summary of the material U.S. federal income tax and, in the case of non-U.S. holders (as defined below), estate tax consequences of the purchase, ownership and disposition of Equity Units (including the components thereof), RSNs and shares of our common stock acquired under a purchase contract. This summary applies only to initial holders who acquire the Equity Units for cash at their initial offering price, which will be the price indicated on the cover of this prospectus supplement, and hold the Equity Units as capital assets. This summary does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including minimum tax and Medicare contribution tax consequences, tax consequences to taxpayers subject to special tax accounting rules under section 451(b) of the Internal Revenue Code of 1986, as amended (the “Code”), as well as differing tax consequences that may apply if you are, for instance,
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a dealer in securities;

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a trader in securities that has elected the mark-to-market method of tax accounting for your securities;

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a regulated investment company;

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a real estate investment trust;

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a tax-exempt organization;

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an insurance company;

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a person holding the Equity Units, RSNs or common stock as part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

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a financial institution;

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a person who is an investor in a pass-through entity holding the Equity Units, RSNs or common stock;

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a United States person whose “functional currency” is not the U.S. dollar;

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a “controlled foreign corporation”;

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a “passive foreign investment company”; or

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a U.S. expatriate.

If you are a partnership for U.S. federal income tax purposes that holds the Equity Units, RSNs or our common stock, the tax treatment of your partners will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the Equity Units, RSNs or common stock, you should consult your tax advisor.
This summary is based upon the provisions of the Code, final, temporary and proposed Treasury regulations promulgated thereunder, administrative pronouncements and judicial decisions as of the date hereof. Those authorities may change, perhaps retroactively, so as to result in U.S. federal income and estate tax consequences different from those discussed below. This summary does not address all aspects of U.S. federal income and estate taxes and does not deal with foreign, state, local or other tax considerations that may be relevant to holders in light of their particular circumstances.
Tax Treatment of the Equity Units
The IRS has issued a revenue ruling (the “Revenue Ruling”) addressing the treatment of units similar to the Equity Units. In the Revenue Ruling, the IRS concluded that notes issued as part of a unit with a purchase contract were debt for U.S. federal income tax purposes and that the separate components of the unit were respected in accordance with their form. Based on the Revenue Ruling, the terms of the Equity Units and certain representations, (i) the separate components of an Equity Unit should be respected for U.S. federal income tax purposes in accordance with their form and (ii) the RSNs issued as part of an Equity Unit should be treated as indebtedness for U.S. federal income tax purposes. We and, by purchasing a Corporate Unit, you will be deemed to have agreed to this treatment. However, the Equity Units are complex financial instruments and no assurance can be given that the IRS or a court will agree with this treatment. We have not sought any rulings concerning the treatment of the Equity Units, and this treatment is not binding on the IRS or the courts, either of which could disagree with this treatment and the explanations or conclusions contained in this summary. If you are considering the purchase of Equity Units, you should consult your tax advisor concerning the U.S. federal income and estate tax consequences to you in light of your particular circumstances as well as any consequences arising under the laws of any other taxing jurisdiction. The remainder of this discussion assumes that a holder of an Equity Unit will be treated for U.S. federal income tax purposes as owning the RSNs (or Treasury portfolio or Treasury securities, if applicable) and the purchase contract separately and that the RSNs will be treated as indebtedness for U.S. federal income tax purposes.
Tax Consequences to U.S. Holders
This section applies to you if you are a U.S. holder. You are a “U.S. holder” if for U.S. federal income tax purposes you are a beneficial owner of an Equity Unit that is:
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an individual citizen or resident of the United States;

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a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

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a trust if a United States court is able to exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

Equity Units
Allocation of Purchase Price
The purchase price of each Corporate Unit will be allocated between the RSNs and the purchase contract in proportion to their respective fair market values at the time of purchase. Such allocation will establish your initial tax basis in the RSNs and the purchase contract. We will report the initial fair market value of each undivided beneficial ownership interest in a 2032 RSN and in a 2036 RSN as $25 and the initial fair market value of the purchase contract as $0. By purchasing a Corporate Unit, you will be deemed to agree to such allocation. This allocation is not, however, binding on the IRS. The remainder of this discussion assumes that this allocation of the purchase price of a Corporate Unit will be respected for U.S. federal income tax purposes.
Sale, Exchange, or Other Disposition of Equity Units
Upon a disposition of an Equity Unit, you will be treated as having sold, exchanged or disposed of the purchase contract and either the RSNs (or Treasury portfolio, if applicable) or Treasury securities, as the case may be, that constitute such Equity Unit. The proceeds realized on such disposition will be allocated between the purchase contract and the RSNs, applicable ownership interest in the Treasury portfolio or Treasury securities in proportion to their respective fair market values at the time of disposition. You generally will recognize gain or loss upon such disposition equal to the difference between (i) the portion of your proceeds allocable to the purchase contract and the RSNs, Treasury securities or Treasury portfolio, as the case may be, and (ii) your respective adjusted tax bases in the purchase contract and the RSNs, Treasury portfolio or Treasury securities. As discussed further below, a portion of your proceeds may be treated as being attributable to accrued and unpaid interest on the Treasury securities or Treasury portfolio and therefore may not be treated as proceeds for determining gain or loss. Further, to the extent you are treated as having received an amount with respect to accrued contract adjustment payments, such amounts may be treated as ordinary income to the extent not previously included in income. In the case of the purchase contracts, Treasury securities or Treasury portfolio, subject to certain exceptions discussed below, any such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of such disposition, you held such purchase contract, Treasury securities or Treasury portfolio for a period of more than one year. Long-term capital gains recognized by non-corporate U.S. holders are subject to reduced rates. The deductibility of capital losses is subject to limitations. The rules governing the determination of the character of gain or loss on the taxable disposition of the RSNs are summarized under “— RSNs — Sale, Exchange or Other Disposition of the RSNs.”
If the disposition of Equity Units occurs when the purchase contract has a negative value (i.e., the purchase contract represents a net liability), although the tax treatment is not entirely clear, you should generally be considered (i) to have realized a loss on the purchase contract in an amount equal to the absolute value of such net liability, (ii) to have received additional consideration for the RSNs, Treasury portfolio or Treasury securities in an amount equal to such negative value, and (iii) to have paid such amount to be released from your obligation under the purchase contract. You should consult your tax advisor regarding a disposition of an Equity Unit at a time when the purchase contract has a negative value.
RSNs
Interest Income and Original Issue Discount
Under the indenture and the applicable supplemental indentures governing the RSNs, we and each holder of the RSNs agree, for U.S. federal income tax purposes, to treat the RSNs as indebtedness. Because of certain features relating to the remarketing and reset of the RSNs, we intend to take the position that the RSNs are classified as “contingent payment debt instruments” under the applicable Treasury regulations, and the remaining discussion assumes this treatment is respected. As discussed more fully below, the effect of these Treasury regulations will be to:
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require you to accrue OID, regardless of your usual method of tax accounting, at the comparable yield of the RSNs (as described below); and

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generally result in ordinary rather than capital treatment of any gain, and to some extent loss, on the sale, exchange, or other disposition of the RSNs.

You will be required to accrue OID, for U.S. federal income tax purposes, for each accrual period prior to and including the maturity date of the RSNs in an amount equal to:
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the product of (i) the adjusted issue price (as defined below) of the RSNs as of the beginning of the accrual period; and (ii) the comparable yield (as defined below) of the RSNs, adjusted for the length of the accrual period;

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divided by the number of days in the accrual period; and

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multiplied by the number of days during the accrual period that you held the RSNs.

The “adjusted issue price” of an RSN will be its issue price, increased by any OID previously accrued, determined without regard to any adjustments to OID accruals described below, and decreased by the amount of any non-contingent payments and the projected amount of any contingent payments previously made on the RSN.
Under the rules applicable to contingent payment debt instruments, we are required to determine a “comparable yield” for the RSNs. We will determine the comparable yield of the RSNs based on the yield, as of the initial issue date, at which Duke Energy could issue a fixed-rate debt instrument with terms similar to those of the RSNs, including the guarantee by us, the level of subordination, term, timing of payments and general market conditions, but excluding any adjustments for the riskiness of the contingencies or the liquidity of the RSNs. Our determination of the comparable yield is not binding on the IRS. If the comparable yield were successfully challenged by the IRS, the redetermined yield could be materially greater or less than the comparable yield so determined. Solely for purposes of determining the amount of interest income that U.S. holders will be required to accrue, we are also required to construct a “projected payment schedule” in respect of the RSNs representing a payment or a series of payments the amount and timing of which would produce a yield to maturity on the RSNs equal to the comparable yield. For U.S. federal income tax purposes, you are required to use our determination of the comparable yield and the projected payment schedule in determining interest accruals and adjustments in respect of the RSNs, unless you timely disclose and justify the use of other estimates to the IRS. The comparable yield and the projected payment schedule are not provided for any purpose other than the determination of your interest accruals and adjustments thereof in respect of the RSNs.
Duke Energy has determined that (i) the comparable yield for the 2032 RSNs is 5.20%, compounded quarterly, and (ii) the comparable yield for the 2036 RSNs is 5.65%, compounded quarterly. After the issue date, you may obtain the projected payment schedules by requesting them from us, at InvestDUK@duke-energy.com. Neither the comparable yield nor the projected payment schedule constitutes a representation by us or Duke Energy regarding the actual amount that Duke Energy will pay on the RSNs.
Adjustments to Interest Accruals on the RSNs
If the contingent payments made on the RSNs in a taxable year differ from the projected contingent payments, you will be required to make adjustments to account for the difference. If, during any taxable year, you receive actual payments with respect to the RSNs for that taxable year that, in the aggregate, exceed the total amount of projected payments for the taxable year, you will incur a positive adjustment equal to the amount of such excess. Such positive adjustment will be treated as additional OID in such taxable year. If you receive in a taxable year actual payments with respect to the RSNs for that taxable year that, in the aggregate, are less than the amount of projected payments for that taxable year, you will incur a negative adjustment equal to the amount of such deficit. Such a negative adjustment will be treated as follows:
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first, a negative adjustment will reduce the amount of OID required to be accrued in the current taxable year;

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second, any negative adjustments that exceed the amount of OID accrued in the current year will be treated as ordinary loss to the extent of your total prior OID inclusions with respect to the RSNs, reduced to the extent such prior OID was offset by prior negative adjustments; and

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third, any excess negative adjustments (i) will be treated as a regular negative adjustment in the succeeding taxable year; and (ii) if not used by the time the RSNs are disposed of, will reduce the amount realized on the disposition.

Special rules apply to any contingent payment on an RSN that becomes fixed more than six months before it is due. The application of such rules may affect a U.S. holder’s income accruals, the adjusted issue price of an RSN and a U.S. holder’s adjusted tax basis in an RSN. If, after a remarketing, the remaining amounts of interest payable on the RSNs have become fixed and differ from the payments set forth on the projected payment schedule, negative or positive adjustments reflecting such differences should be taken into account by you as adjustments to interest income in a reasonable manner over the period to which they relate.
Sale, Exchange or Other Disposition of the RSNs
Upon the sale, exchange or other disposition of the RSNs (including a tax credit event redemption), you will generally recognize gain or loss in an amount equal to the difference between the amount realized by you and your tax basis in the RSNs.
Gain on the sale, exchange or other disposition of an RSN will generally be treated as ordinary income, and any loss will be ordinary loss to the extent of the excess of previous interest inclusions over the total net negative adjustments previously taken into account as ordinary losses in respect of an RSN, and thereafter capital loss.
However, if all remaining payments on an RSN become fixed in the event of a successful remarketing, then special rules could apply that would result in a portion of the gain or loss on the sale, exchange or other disposition of the RSN after such time being treated as capital gain or loss. You should consult your tax advisor regarding the application of these rules to your interest in the RSNs. Any capital gain or loss recognized in respect of an RSN will be long-term capital gain or loss if, at the time of the sale, exchange or other disposition, such RSN has been held for more than one year. Capital gains of individuals derived in respect of capital assets held for more than one year are subject to tax at preferential rates. The deductibility of capital losses is subject to limitations. If a U.S. holder recognizes a loss upon a sale or other disposition of an RSN and such loss is above certain thresholds, the U.S. holder may be required to file a disclosure statement with the IRS.
Because gain or loss on the disposition of an RSN may be treated as ordinary income or loss, disposition of a Corporate Unit consisting of an RSN and purchase contract may give rise to capital gain or loss on the purchase contract and ordinary income or loss on the RSN, which must be reported separately for U.S. federal income tax purposes.
Special rules apply in determining the tax basis of an RSN. Your tax basis in an RSN will initially equal the portion of the purchase price of the Corporate Unit allocated to the RSN as described under “— Equity Units — Allocation of Purchase Price” above, and will generally be increased by OID you previously accrued on the RSN, and reduced by the fixed payments you receive and by the contingent payments projected to be made during the period you held the RSN.
Remarketing of the RSNs
A remarketing of the RSNs will be a taxable event for participating holders of RSNs that will be subject to tax in the manner described under “— Sale, Exchange, or Other Disposition of the RSNs.”
If you do not participate in the remarketing, any changes to the terms of the RSNs (including the resetting of the interest rate of the RSNs) should not cause you to be treated as having sold, exchanged or otherwise disposed of the RSNs in a taxable disposition.
Purchase Contracts
Contract Adjustment Payments
There is no direct authority addressing the U.S. federal income tax treatment of the contract adjustment payments under current law, and their treatment is unclear. Contract adjustment payments may constitute taxable ordinary income to you when received or accrued, in accordance with your method of tax accounting. To the extent we are required to file information returns with respect to contract adjustment payments, we intend to report such payments as taxable ordinary income to you. Moreover, amounts you receive upon a disposition of an Equity Unit that are attributable to an accrued contract adjustment payment may be treated as ordinary income to the extent not previously included in income. You should consult your own tax advisor concerning the treatment of contract adjustment payments, including the possibility that any contract adjustment payment may be treated as a purchase price adjustment, rebate or payment analogous to an option premium, rather than being includible in income on a current basis, as well as the treatment of deferred contract adjustment payments, if any.
The treatment of contract adjustment payments could affect your tax basis in a purchase contract or common stock received under a purchase contract or your amount realized upon the sale or disposition of a purchase contract (whether held as part of a Corporate Unit or a Treasury Unit) or the termination of a purchase contract. See “— Acquisition of Common Stock under a Purchase Contract,” “— Termination of a Purchase Contract,” and “Corporate Units — Sale, Exchange or Other Disposition of the Equity Units.”
Unless stated otherwise, the discussion herein assumes that the contract adjustment payments give rise to current, ordinary income.
Acquisition of Common Stock under a Purchase Contract
You generally will not recognize gain or loss on the purchase of our common stock under a purchase contract, except with respect to any cash paid in lieu of a fractional share of common stock, which should be treated as paid in respect of such fractional share. Your aggregate initial tax basis in the common stock acquired under a purchase contract generally should equal (a) the purchase price paid for such common stock, plus (b) your tax basis in the purchase contract, if any, less (c) any such tax basis allocable to the fractional share. The holding period for common stock received under a purchase contract will commence on the day after the common stock is acquired. See “Common Stock Acquired under a Purchase Contract,” below.
Termination of a Purchase Contract
If a purchase contract terminates, you will recognize loss equal to your adjusted tax basis, if any, in the purchase contract at the time of the termination. In general, the loss will be capital loss and will be long-term capital loss if your holding period for such purchase contract exceeds one year at the time of such termination. The deductibility of capital losses is subject to limitations. You will not recognize gain or loss on the receipt of your proportionate share of the RSNs, Treasury securities or Treasury portfolio upon termination of the purchase contract and you will have the same tax basis in the RSNs, Treasury securities or Treasury portfolio, as the case may be, as before such termination. You should consult your own tax advisor regarding the termination of the purchase contract when the purchase contract has a negative value.
Early Settlement of a Purchase Contract
You will not recognize gain or loss on the receipt of your proportionate share of the RSNs, Treasury portfolio or Treasury securities upon early settlement of a purchase contract (including an early settlement upon the occurrence of a fundamental change), and you will have the same tax basis in the RSNs, Treasury portfolio or Treasury securities, as the case may be, as before such early settlement. See “— Acquisition of Common Stock under a Purchase Contract” above for other consequences of settlement of a purchase contract.
Constructive Distributions and Dividends
You might be treated as receiving a constructive distribution from us if (i) the fixed settlement rates are adjusted and as a result of such adjustment your proportionate interest in our assets or earnings and profits under the purchase contract is increased and (ii) the adjustment is not made pursuant to a bona fide, reasonable anti-dilution formula. An adjustment in the fixed settlement rates would not be considered made pursuant to such a formula if the adjustment were made to compensate you for taxable distributions with respect to our common stock (for example, if we increase the cash dividend on our common stock). Certain other possible settlement rate adjustments (including, without limitation, adjustments discussed in “Description of the Purchase Contracts — Early Settlement Upon a Fundamental Change”) may not qualify as being pursuant to a bona fide reasonable adjustment formula. Thus, under certain circumstances, an increase in the fixed settlement rates might give rise to a taxable dividend to you even though you would not receive any cash related thereto. In addition, in certain situations, you might be treated as receiving a constructive distribution if we fail to adjust the fixed settlement rates. Any deemed distributions will generally be taxable as a dividend, return of capital, or capital gain in accordance with the earnings and profits rules described below under “Common Stock Acquired under a Purchase Contract — Distributions.”
Treasury Units
Substitution of Treasury Securities to Create Treasury Units
You may create Treasury Units by delivering Corporate Units and Treasury securities to the collateral agent in substitution for the RSNs. The pledged RSNs will then be released from the collateral agreement and delivered to you. You generally will not recognize gain or loss upon the delivery of the Treasury securities or the release of the RSNs. You will continue to take into account items of income otherwise includible, respectively, with respect to the RSNs and the Treasury securities, and your tax basis in the RSNs, Treasury securities and purchase contract will not be affected by the delivery and release. You should consult your tax advisor regarding the tax consequences of purchasing, owning and disposing of the Treasury securities so delivered to the collateral agent.
Ownership of Treasury Securities
By acquiring Treasury Units, you agree to treat yourself as the beneficial owner of the Treasury securities that are part of the Treasury Units owned by you. We also agree to treat you as the owner of the

Treasury securities. Your initial tax basis in the Treasury securities that are part of the Treasury Units will be equal to the amount paid for the Treasury securities. Your adjusted tax basis in the Treasury securities will be increased by the amount of any OID or acquisition discount, as applicable, included in income with respect thereto, as described below.
Interest Income, Original Issue Discount and Acquisition Discount
A U.S. holder of a Treasury Unit may be required to treat its ownership interest in the Treasury securities constituting part of the Treasury Unit as an interest in a debt instrument that was originally issued on the date the U.S. holder acquired the Treasury securities. The Treasury securities constituting part of a Treasury Unit will have, in the case of Treasury securities with a maturity of more than a year, OID equal to the excess of the amount payable at maturity of the Treasury securities over the purchase price thereof, or, in the case of Treasury securities with a maturity of a year or less, acquisition discount equal to the excess of the amount payable at maturity of the Treasury securities over the purchase price thereof. A U.S. holder will be required to include any OID in income on a constant yield to maturity basis over the period between the purchase date of the Treasury securities and the maturity date of the Treasury securities, regardless of the holder’s method of tax accounting and in advance of the receipt of cash attributable to the OID. A U.S. holder that is a cash method taxpayer will not report acquisition discount until the Treasury securities mature or the holder sells, exchanges or otherwise disposes of the Treasury securities in a taxable transaction, unless the holder elects to accrue the acquisition discount on a current basis. If a U.S. holder does not elect to accrue acquisition discount on a current basis, any interest expense on indebtedness used to purchase or carry the Treasury securities, to the extent it does not exceed the daily portions of acquisition discount with respect to the Treasury securities, will be deferred until the acquisition discount is recognized. A U.S. holder that is an accrual method taxpayer (or a cash method taxpayer that elects to accrue acquisition discount) will be required to accrue the acquisition discount on a straight-line basis unless the holder elects to accrue the acquisition discount on a constant yield to maturity basis. As stated above, amounts of OID or acquisition discount included in a U.S. holder’s gross income will increase the holder’s adjusted tax basis in the Treasury securities.
Substitution of RSNs to Recreate Corporate Units
If you deliver Treasury Units and RSNs to the collateral agent in exchange for Corporate Units and Treasury securities, you generally will not recognize gain or loss upon the delivery of the RSNs or the release of the Treasury securities. You will continue to take into account items of income or deduction otherwise includible or deductible, respectively, with respect to the RSNs and the Treasury securities, and your tax basis in the RSNs, the Treasury securities and the purchase contract will not be affected by the delivery and release.
Treasury Portfolio
Interest Income and Acquisition Discount
Following a successful optional remarketing or tax credit event redemption, you will be required to treat a pro rata portion of each Treasury strip in the Treasury portfolio, if any, as a debt instrument that was originally issued on the date the collateral agent acquired the relevant Treasury strip and that has acquisition discount equal to your pro rata portion of the excess, if any, of the amounts payable on such Treasury strip over your pro rata portion of the purchase price of the Treasury strip acquired on behalf of holders of Corporate Units. You will be required to treat the acquisition discount in the manner described above under “— Treasury Units — Interest Income, Original Issue Discount and Acquisition Discount.”
Tax Basis of and Gain on the Applicable Ownership Interest in the Treasury Portfolio
Your initial tax basis in your applicable ownership interest in the Treasury portfolio will equal your proportionate share of the amount paid by the collateral agent for the Treasury portfolio. Your adjusted tax basis in the applicable ownership interest in the Treasury portfolio will be increased by the amount of acquisition discount included in gross income with respect thereto and decreased by the amount of cash received with respect to the Treasury portfolio.

Upon the disposition or maturity of your pro rata portion of the Treasury securities in the Treasury portfolio, you will recognize gain or loss on the difference between the amount realized and your adjusted tax basis in such Treasury securities. Such gain or loss will generally be capital gain or loss, except to the extent of any gain realized that does not exceed an amount equal to the ratable share of the acquisition discount on such Treasury securities not previously included in income, which will be treated as ordinary income.
Common Stock Acquired under a Purchase Contract
Distributions
Any distribution on our common stock paid out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) will constitute a dividend and will be includible in income by you when received. Any such dividend will be eligible for the dividends-received deduction if you are an otherwise qualifying corporate holder that meets the holding period and other requirements for the dividends-received deduction. Non-corporate U.S. holders that receive dividends on our common stock are eligible for a reduced rate of taxation if certain requirements are satisfied. Any distributions on our common stock in excess of our current and accumulated earnings and profits will first be applied to reduce your tax basis in the common stock, and any amount in excess of your tax basis will be treated as gain from the sale or exchange of your common stock, as described immediately below.
Sale, Exchange or Other Taxable Disposition
Upon a sale, exchange, or other taxable disposition of our common stock, you will recognize capital gain or loss in an amount equal to the difference between the amount realized and your adjusted tax basis in the common stock. Such capital gain or loss will be long-term capital gain or loss if you held the shares for more than one year at the time of the disposition. Certain non-corporate U.S. holders, including individuals, are eligible for preferential tax rates in respect of long-term capital gains. The deductibility of capital losses is subject to certain limitations.
Information Reporting and Backup Withholding
In general, information reporting requirements will apply to payments (including OID and acquisition discount) on the Equity Units, RSNs and common stock made to you and to the proceeds of the sale or other disposition of such instruments, unless you are an exempt recipient. Backup withholding may apply to such payments if you fail to provide a taxpayer identification number, a certification of exempt status, or have been notified by the IRS that you are subject to backup withholding (and such notification has not been withdrawn). Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
Tax Consequences to Non-U.S. Holders
This section applies to you if you are a non-U.S. holder. You are a non-U.S. holder if for U.S. federal income tax purposes you are a beneficial owner of an Equity Unit that is:
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a nonresident alien individual;

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a foreign corporation; or

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a foreign estate or trust.

U.S. Federal Income and Withholding Tax
Interest on the RSNs, Treasury Portfolio and Treasury Securities
Subject to the discussions below under “— Information Reporting and Backup Withholding” and “— FATCA,” payments of interest (including OID and acquisition discount) on the RSNs, Treasury portfolio or Treasury securities to a non-U.S. holder will generally not be subject to U.S. federal income or withholding tax under the “portfolio interest exemption,” provided that:

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the interest is not effectively connected with your conduct of a trade or business within the United States;

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in the case of the RSNs, you do not actually (or constructively) own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and the Treasury regulations;

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in the case of the RSNs, you are not a controlled foreign corporation that is related to us through stock ownership; and

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you provide to the applicable withholding agent your name and address on an IRS Form W-8BEN or Form W-8BEN-E (or other applicable form) and certify, under penalties of perjury, that you are not a United States person (as defined in the Code).

If you satisfy the first requirement above because interest is not effectively connected with the conduct of your trade or business in the United States (as discussed below under “–Effectively Connected Income”), but cannot satisfy the last three requirements described above, payments of interest (including OID and acquisition discount) made to you will generally be subject to withholding at a 30% U.S. federal withholding tax rate (or the rate specified by an applicable tax treaty). If you wish to claim benefits under an applicable tax treaty, you will generally be required to provide to the applicable withholding agent an IRS Form W-8BEN, W-8BEN-E, or other applicable form. For the U.S. federal income tax treatment of non-U.S. holders for whom income is effectively connected with their conduct of a trade or business in the United States, see the discussion below under “— Effectively Connected Income.”
Dividends, Constructive Distributions and Contract Adjustment Payments
We (or the applicable withholding agent) will generally withhold tax at a 30% rate (or the rate specified by an applicable tax treaty) on dividends paid on common stock acquired under a purchase contract (and any deemed dividends resulting from certain adjustments, or failure to make adjustments, to the settlement rate, see “— U.S. Holders — Purchase Contracts — Constructive Distributions and Dividends”). In the case of deemed dividends, such withholding tax may apply to payments made to you on the Equity Units or other amounts received by the withholding agent on your behalf.
As discussed above under “— U.S. Holders — Purchase Contracts — Contract Adjustment Payments,” the U.S. federal income tax treatment of contract adjustment payments is unclear. If we are the applicable withholding agent with respect to a contract adjustment payment, we intend to withhold on such payment at a rate of 30% (or lower applicable treaty rate), and other withholding agents will likely treat contract adjustment payments in the same manner.
However, contract adjustment payments or dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States and, where a tax treaty applies, are attributable to a U.S. permanent establishment of the non-U.S. holder are not subject to the withholding tax, provided the relevant certification requirements are satisfied, but instead are subject to U.S. federal income tax, as described under “— Effectively Connected Income” below.
A non-U.S. holder of common stock or a purchase contract who wishes to claim the benefit of an applicable treaty rate for dividends or contract adjustment payments will be required to satisfy certain certification and disclosure requirements described in “— Interest on the RSNs, Treasury Portfolio and Treasury Securities.” A non-U.S. holder eligible for a reduced rate of U.S. withholding tax on payments pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.
Sale, Exchange, or Other Taxable Disposition of the Equity Units, RSNs or Common Stock
Subject to the discussion below under “— Information Reporting and Backup Withholding” and “— FATCA,” any gain (to the extent not treated as interest income under the OID rules, which would generally be taxed as described above under “— Interest on the RSNs, Treasury Portfolio and Treasury Securities”) realized on the disposition of Equity Units, RSNs or shares of common stock acquired under the purchase contract generally will not be subject to U.S. federal income or withholding tax unless:

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the gain is effectively connected with the conduct of a trade or business by you in the United States;

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you are an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met; or

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you are, by virtue of holding a purchase contract or our common stock, considered to own an interest in a “United States real property holding corporation” or “USRPHC” for U.S. federal income tax purposes at any time during the shorter of the five-year period preceding the disposition or your holding period (subject to the discussion below).

Gain described in the first bullet point above generally will be subject to tax under regular graduated U.S. federal income tax rates and, if you are a corporation, may be subject to a branch profits tax in an amount equal to 30% (or lower treaty rate) of your effectively connected earnings and profits as described below under “— Effectively Connected Income.” An individual non-U.S. holder described in the second bullet point above will be subject to a flat 30% tax rate (or such lower rate as may be specified by an applicable income tax treaty) on the gain derived from the sale, which may be offset by U.S. source capital losses (even though the individual is not considered a resident of the United States).
Generally, a domestic corporation is a USRPHC if the fair market value of its “United States real property interests” as defined in the Code equals or exceeds 50% of the aggregate fair market value of its worldwide real property interests and other assets used or held for use in a trade or business. In the case described in the third bullet point above, we have not determined whether we are a USRPHC. If we are a USRPHC at any point during the shorter of (i) the five-year period preceding the sale or other disposition and (ii) the non-U.S. holder’s holding period, and the 5% Requirement (as defined below) is met, the non-U.S. holder would generally be subject to U.S. federal income tax filing requirements and tax on the net gain from the sale or other disposition of our common stock or a purchase contract under the regular graduated U.S. federal income tax rates applicable to U.S. persons and could, under certain circumstances, be subject to withholding at a 15% rate on the amount realized.
The “5% Requirement” will be considered to have been met if:
•
in the case of a disposition of our common stock, either (1) our common stock is not regularly traded on an established securities market during the calendar year in which the sale or disposition occurs or (2) the non-U.S. holder has owned or is deemed to have owned, at any time within the relevant period, more than 5% of our common stock; and

•
in the case of a disposition of a purchase contract, (1) if the Equity Units are regularly traded on an established securities market during the calendar year in which the sale or disposition occurs, the non-U.S. holder has owned or is deemed to have owned, at any time during the relevant period, more than 5% of the purchase contracts, or (2) if our common stock is regularly traded on an established securities market and the Equity Units are not regularly traded on an established securities market, in each case, during the calendar year in which the sale or disposition occurs, the purchase contracts (and, in certain instances, certain additional non-publicly traded interests in us owned, or deemed owned, by the non-U.S. holder) had a fair market value of greater than 5% of the fair market value of our common stock on the date such purchase contracts were acquired.

We expect the common stock and Equity Units to be regularly traded on an established securities market, as defined by the applicable Treasury Regulations, although there can be no assurance in this regard.
You should consult your tax advisor regarding the rules applicable to interests in USRPHCs in your particular circumstances.
Any amounts received on a disposition of the RSNs, Treasury portfolio or Treasury securities that are attributable to accrued interest are treated as described under “— Interest on the RSNs, Treasury Portfolio and Treasury Securities,” and amounts received on a disposition of a purchase contract that are attributable to an accrued contract adjustment payment may be treated as described under “— Dividends, Constructive Distributions and Contract Adjustment Payments.”

Effectively Connected Income
If you are engaged in a trade or business in the United States and income on the Equity Units, RSNs or our common stock is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base maintained by you), although exempt from 30% withholding tax, you will be subject to U.S. federal income tax on that income in the same manner as if you were a U.S. holder (as described above under “— Tax Consequences to U.S. Holders”). Certain certification and disclosure requirements must be satisfied in order for effectively connected income to be exempt from withholding. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of your earnings and profits for the taxable year, subject to adjustments, that are effectively connected with the conduct by you of a trade or business in the United States.
U.S. Federal Estate Tax
If you are an individual, and assuming the RSNs are treated as indebtedness for U.S. federal estate tax purposes (as described above under “— Tax Treatment of the Equity Units”), your estate will not be subject to U.S. federal estate tax on the RSNs, Treasury portfolio or Treasury securities beneficially owned by you at the time of your death, provided that any payments made to you on the RSNs, Treasury portfolio or Treasury securities, as applicable, would be eligible for exemption from the 30% withholding tax under the rules described above under “— U.S. Federal Income and Withholding Tax” without regard to the certification requirement described in the fourth bullet point regarding portfolio interest.
Common stock acquired under a purchase contract and owned by you at the time of your death will be subject to U.S. federal estate tax unless an applicable estate tax treaty provides otherwise. A purchase contract owned by you at the time of your death may be subject to U.S. federal estate tax unless an applicable estate tax treaty provides otherwise.
Information Reporting and Backup Withholding
Information returns are required to be filed with the IRS in connection with interest payments (including OID and acquisition discount) on the RSNs, Treasury portfolio and Treasury securities, dividends (and deemed dividends) and contract adjustment payments. Unless you comply with certification procedures to establish that you are not a U.S. person, information returns may also be filed with the IRS in connection with the proceeds from a sale or other disposition of the Equity Units, RSNs or our common stock. You may be subject to backup withholding on payments on the Equity Units, RSNs, or our common stock unless you comply with certification procedures to establish that you are not a U.S. person or otherwise establish an exemption. Your provision of a properly executed applicable IRS Form W-8 certifying your non-U.S. status will permit you to avoid backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
FATCA
Provisions contained in the Code commonly referred to as “FATCA” impose a U.S. federal withholding tax of 30% on certain payments (including payments of interest (including OID and acquisition discount) in respect of the RSNs, Treasury portfolio, Treasury securities, dividends (including deemed dividends) paid with respect to shares of our common stock, contract adjustment payments paid with respect to the purchase contract, and gross proceeds from the sale or disposition of the RSNs, Treasury portfolio, Treasury securities and common stock) to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of certain interests in or accounts with those entities) have been satisfied or an exemption applies. Under proposed Treasury regulations, this withholding tax will not apply to the gross proceeds from the sale or other disposition of the RSNs, Treasury portfolio, Treasury securities and our common stock. The preamble to these proposed Treasury regulations indicates that taxpayers may rely on them pending their finalization. An intergovernmental agreement between the United States and an applicable foreign country may modify the general FATCA requirements. If any withholding is imposed, a beneficial owner generally may obtain a refund of any amounts withheld by filing a U.S. federal income tax return, which may entail significant administrative burden. Prospective investors should consult their tax advisors regarding the effects of FATCA on their investment in the Equity Units.
The foregoing discussion of material U.S. federal income and estate tax considerations is for general information purposes only and is not tax or legal advice. Holders should consult their own tax advisors as to the particular tax consequences to them of purchasing, owning and disposing of the Equity Units, RSNs and our common stock, including the applicability and effect of any U.S. federal, state or local or non-U.S. tax laws, and of any changes or proposed changes in applicable law.

ERISA CONSIDERATIONS
ERISA, the Code and similar federal, state and local laws that are substantively similar or are of similar effect (“Similar Law”) impose certain restrictions on:
•
an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA (an “ERISA Plan”);

•
a plan described in Section 4975(e)(1) of the Code, including an individual retirement account or Keogh plan that is subject to Section 4975 of the Code;

•
an entity or account whose underlying assets are deemed to include plan assets of any of any such ERISA Plan or plan described above pursuant to U.S. Department of Labor (the “DOL”) regulations at 29 C.F.R. Section 2510.3-101 (as modified by Section 3(42) of ERISA) by reason of the ERISA Plan’s or a plan’s investment in such entity or account;

•
a governmental plan and certain church plan (each as defined under ERISA) that is not subject to the provisions of Title I of ERISA or Section 4975 of the Code but is subject to Similar Law (together with an ERISA Plan, plan and entity or account described in the preceding paragraphs, referred to as a “Plan”); and

•
persons who have certain specified relationships to a Plan (“Parties in Interest” as defined under ERISA and “Disqualified Persons” as defined under the Code) or, persons who have similar status for purposes of Similar Law.

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan that is subject to ERISA and/or Section 4975 of the Code and prohibit certain transactions involving assets of any such Plan and fiduciaries or other Parties in Interest or Disqualified Persons. Under ERISA and the Code, any person who has any discretionary authority or control over the administration of a Plan subject to these provisions or the management or disposition of assets of such a Plan, or who renders investment advice to such a Plan for a fee or other compensation, is generally considered a fiduciary of such Plan. Fiduciaries of Plans subject to Similar Law may be subject to comparable duties under Similar Law and Similar Law may also prohibit certain transactions with persons that have relationships to such Plan. A Plan may acquire the Corporate Units (and the securities underlying the Corporate Units) subject to the considerations and representations and warranties set forth below and the investing fiduciary’s determination that the investment satisfies ERISA’s fiduciary standards and other requirements under ERISA and the Code or, in the case of a Plan subject to Similar Law satisfies the requirements of Similar Law. Accordingly, among other factors, the investing fiduciary should consider whether:
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the investment would satisfy the prudence and diversification requirements of ERISA, including among other things, the risk of loss on such investment and any limitations on liquidity and marketability of such investment or, in the case of a Plan subject to Similar Law, the investment would satisfy any requirements of Similar Law;

•
an investment in the Corporate Units (and the securities underlying such Corporate Units) is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio;

•
the investment would be consistent with the documents and instruments governing the Plan;

•
as required by ERISA, the investment is made solely in the interest of participants and beneficiaries of the Plan;

•
the acquisition and holding of Corporate Units (and the securities underlying the Corporate Units) does not result in (1) a “prohibited transaction” under Section 406 of ERISA or Section 4975 of the Code for which there is no applicable exemption or (2) in the case of a Plan subject to Similar Law, a violation of Similar Law; and

•
the investment does not violate ERISA’s prohibition on improper delegation of control over or responsibility for Plan assets.

The Corporate Units (and the securities underlying the Corporate Units) held by a Plan will be deemed to constitute Plan assets of the investing Plan. If we or any of our respective affiliates, or an underwriter or any of its respective affiliates, is or becomes a Party in Interest or a Disqualified Person with respect to a Plan subject to ERISA or Section 4975 of the Code, such Plan’s acquisition, holding or disposition of the Corporate Units (and the securities underlying the Corporate Units) may constitute or result in a prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code (e.g., the extension of credit between a Plan and a Party in Interest or Disqualified Person), unless Corporate Units (and the securities underlying the Corporate Units) are acquired and are held pursuant to and in accordance with an applicable prohibited transaction exemption. In this regard, the DOL has issued prohibited transaction class exemptions (“PTCEs”) that may apply to the acquisition, holding and disposition of Corporate Units (and the securities underlying the Corporate Units). These class exemptions include, but are not limited to, PTCE 84-14 (respecting transactions determined by independent qualified professional asset managers), PTCE 90-1 (respecting transactions involving insurance company separate accounts), PTCE 91-38 (respecting transactions involving bank collective investment funds), PTCE 95-60 (respecting transactions involving insurance company general accounts) and PTCE 96-23 (respecting transactions determined by in-house asset managers). In addition, certain statutory prohibited transaction exemptions may be available to provide exemptive relief for a Plan, including, without limitation, the statutory exemption set forth in Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code regarding transactions with certain service providers in which the Plan must pay no more, and receive no less, than “adequate consideration.”
Even if the conditions specified in one or more prohibited transaction exemptions are met, the scope of the relief provided may or may not cover all acts that could be construed as prohibited transactions in connection with an investment in the Corporate Units (and the securities underlying the Corporate Units). For example, certain of the exemptions do not afford relief from the prohibition on self-dealing contained in ERISA Section 406(b) and Code Sections 4975(c)(1)(E) and (F). As a result, there can be no assurance that any exemptions will be available with respect to an investment in, or any particular transaction involving, the Corporate Units (and the securities underlying the Corporate Units).
Special considerations also apply to insurance company general accounts. Based on the reasoning of the U.S. Supreme Court in John Hancock Mut. Life Ins. Co. v. Harris Trust and Sav. Bank, 510 U.S. 86 (1993), an insurance company’s general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party in Interest with respect to a Plan by virtue of such investment. Any investor that is an insurance company using the assets of an insurance company general account should note that the Small Business Job Protection Act of 1996 added Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code. Pursuant to Section 401(c), the DOL issued final regulations effective January 5, 2000 (the “General Account Regulations”) with respect to insurance policies issued on or before December 31, 1998, that are supported by an insurer’s general account. As a result of the General Account Regulations, assets of an insurance company’s general account will not be treated as “plan assets” for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code to the extent such assets relate to contracts issued to Plans on or before December 31, 1998 and the insurer satisfies certain conditions. The plan asset status of an insurance company’s separate accounts is unaffected by Section 401(c) of ERISA, and the assets of a separate account (other than a separate account maintained solely in connection with fixed contractual obligations of the insurance company under which the amounts payable are not affected in any manner by the performance of the separate account) continue to be treated as the plan assets of any Plan subject to ERISA and/or Section 4975 of the Code invested in such a separate account.
The Corporate Units (and the securities underlying the Corporate Units) should not be acquired or held by any person investing assets of a Plan unless such acquisition, holding and disposition either will not constitute a prohibited transaction under ERISA and the Code or will be covered by an applicable prohibited transaction exemption and should not be acquired or held by a person investing assets of a Plan subject to Similar Law unless such acquisition, holding and disposition will not violate applicable Similar Law. Additionally, each person acquiring the Corporate Units (and the securities underlying the Corporate Units) on behalf of, or with the assets of, any Plan will be deemed to have directed Duke Energy, the purchase contract agent, the collateral agent and the remarketing agents to take the respective actions set forth in this prospectus supplement to be taken by such parties.
Any Plan fiduciary or person that proposes to cause a Plan (or to act on behalf of, or use the assets of, a Plan) to acquire the Corporate Units (and the securities underlying the Corporate Units) should consult with its own counsel with respect to the potential applicability of ERISA, the Code or Similar Law, as applicable, before making such an investment and, in particular, consider, in the case of a Plan subject to Title I of ERISA or Section 4975 of the Code, whether any exemption or exemptions would be applicable and determine whether all conditions of such exemption or exemptions have been satisfied or, in the case of a Plan subject to Similar Law, the application of Similar Law, and the potential consequences in its specific circumstances. In addition, an investing fiduciary subject to ERISA should determine whether the investment in the Corporate Units (and the securities underlying the Corporate Units) satisfies ERISA’s fiduciary standards and other requirements under ERISA and the Code and, an investing fiduciary subject to Similar Law should determine whether the investment in the Corporate Units (and the securities underlying the Corporate Units) satisfies the requirements of Similar Law. The investing fiduciary should also determine that none of Duke Energy, the underwriters nor any of their respective affiliates exercised any discretionary authority or discretionary control respecting the acquisition, holding and disposition of the Corporate Units (and the securities underlying the Corporate Units) and understand and acknowledge that none of Duke Energy, the underwriters nor any of their respective affiliates is providing or has provided any recommendation or advice on the decision to acquire hold or dispose of the Corporate Units (and the securities underlying the Corporate Units).
Accordingly, by its acquisition, holding and disposition of any Corporate Units (and the securities underlying the Corporate Units), each investor will be deemed to have represented and warranted that either:
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it is not acquiring the Corporate Units (and the securities underlying the Corporate Units) on behalf of, or with the assets of, any Plan; or

•
(1) the Plan will receive no less, and pay no more, than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code) in connection with the acquisition, holding and disposition of the Corporate Units (and the securities underlying the Corporate Units), (2) acquisition, holding and disposition of the Corporate Units (and the securities underlying the Corporate Units) will not result in a non-exempt prohibited transaction under ERISA or the Code, or, in the case of a Plan subject to Similar Law, result in a violation of Similar Law, (3) none of Duke Energy, the underwriters or any of their respective affiliates exercised any discretionary authority or discretionary control respecting the acquisition, holding and disposition of the Corporate Units (and the securities underlying the Corporate Units) and none of Duke Energy, the underwriters nor any of their respective affiliates is providing or has provided any recommendation or advice on the decision to acquire, hold or dispose of the Corporate Units (and the securities underlying the Corporate Units) and (4) the investor in, or holder of, any Corporate Units (and the securities underlying the Corporate Units) hereby directs Duke Energy, the purchase contract agent, the collateral agent and the remarketing agents to take the actions set forth in this prospectus supplement to be taken by such parties.

This discussion is based on current provisions of ERISA and the Code, existing and currently proposed regulations under ERISA and the Code, the legislative history of ERISA and the Code, existing administrative rulings of the DOL and reported judicial decisions. No assurance can be given that legislative, judicial, or administrative changes will not affect the accuracy of any statements herein with respect to transactions entered into or contemplated prior to the effective date of such changes. This discussion does not purport to deal with all aspects of ERISA or the Code or, to the extent not preempted, any state laws that may be relevant to Plans.
The sale or transfer of Corporate Units (and the securities underlying the Corporate Units) to a Plan or person acting on behalf of, or using assets of, a Plan is in no way a representation by Duke Energy, the underwriters or of any of their respective affiliates that the acquisition holding or disposition of Corporate Units (and the securities underlying the Corporate Units) meets all of the relevant legal requirements for investments by Plans generally or any particular Plan or is appropriate for Plans generally or any particular Plan.

UNDERWRITING (CONFLICTS OF INTEREST)
We have entered into an underwriting agreement with respect to the Equity Units with the underwriters listed below, for whom Barclays Capital Inc., BofA Securities, Inc. and Mizuho Securities USA LLC are acting as representatives. Subject to certain conditions, each of the underwriters has severally, and not jointly, agreed to purchase the respective numbers of Equity Units indicated in the following table:
Name	Number of Equity Units
Barclays Capital Inc.	7,437,500
BofA Securities, Inc.	7,437,500
Mizuho Securities USA LLC	7,437,500
Citigroup Global Markets Inc.	1,575,000
Goldman Sachs & Co. LLC	1,575,000
J.P. Morgan Securities LLC	1,575,000
Morgan Stanley & Co. LLC	1,575,000
Truist Securities, Inc.	1,575,000
Wells Fargo Securities, LLC	1,575,000
CIBC World Markets Corp.	647,500
RBC Capital Markets, LLC	647,500
Santander US Capital Markets LLC	647,500
Scotia Capital (USA) Inc.	647,500
TD Securities (USA) LLC	647,500
Total	35,000,000
The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the Equity Units are subject to certain conditions, including the receipt of legal opinions relating to certain matters. The underwriters must purchase all of the Equity Units if they purchase any of the Equity Units. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.
We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of any of these liabilities.
The underwriters are offering the Equity Units subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the Equity Units, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
We expect that delivery of the Corporate Units will be made to investors in book-entry form through The Depository Trust Company on or about August 13, 2026, which will be the second business day following the initial trade date for the Corporate Units (this settlement cycle being referred to as “T+2”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Corporate Units prior to the business day preceding the settlement date will be required, by virtue of the fact that the Corporate Units initially will settle T+2, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Corporate Units who wish to trade the Corporate Units prior to the business day preceding the settlement date should consult their own advisors.
We have granted to the underwriters a 13-day option to purchase on a pro rata basis up to 5,000,000 additional Equity Units from us at the initial public offering price less the underwriting discounts and commissions. The option may be exercised only to cover any over-allotments of Equity Units.

Commissions and Discounts
The underwriters propose to offer the Equity Units initially at the public offering price on the cover page of this prospectus supplement and to selling group members at that price less a selling concession not in excess of $0.5250 per Equity Unit. After the initial public offering the underwriters may change the public offering price and selling concession.
The following table summarizes the compensation and estimated expenses we will pay:
	Without Over-allotment	With Over-allotment
Underwriting Discounts and Commissions paid by us	$30,625,000	$35,000,000
The expenses of the offering, not including the underwriting discount, are estimated to be approximately $1,760,000.
New Issue of Equity Units
The Corporate Units are a new issue of securities with no established trading market. We will apply for the listing of the Corporate Units on the New York Stock Exchange. If approved for listing, trading on the New York Stock Exchange is expected to commence within 30 days after the Corporate Units are first issued. We have been advised by certain of the underwriters that they intend to make a market in the Corporate Units as permitted by applicable laws and regulations. Those underwriters are not obligated, however, to do so and any such market making may be discontinued at any time without notice at the sole discretion of those underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Corporate Units.
Price Stabilization and Short Positions
In connection with the offering, the underwriters may engage in transactions that stabilize, maintain, or otherwise affect the prices of the Equity Units. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of Equity Units than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of each series of the Equity Units while the offering is in process.
These activities by the underwriters may stabilize, maintain or otherwise affect the market prices of the Equity Units. As a result, the price of the Equity Units may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.
Other Relationships
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include, among other activities, securities trading and underwriting, commercial and investment banking, financial advisory, corporate trust, investment management, investment research, principal investment, hedging, financing and brokerage activities. In the ordinary course of their respective businesses, some of the underwriters and/or their affiliates have in the past and may in the future provide us and our affiliates with commercial banking, investment banking, financial advisory and other services for which they have received and in the future will receive customary fees.
In addition, in the ordinary course of their respective business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates.
Certain of the underwriters or their affiliates have a lending relationship with us and our affiliates. Certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us and our affiliates consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Equity Units offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Equity Units offered hereby.
The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Theodore F. Craver, Jr., who serves as a member of Duke Energy Corporation’s Board of Directors, serves as a member of Wells Fargo & Company’s Board of Directors, which is an affiliate of Wells Fargo Securities, LLC, one of the underwriters in the offering.
Conflicts of Interest
A portion of the net proceeds from the sale of the Equity Units is intended to be used to redeem the Junior Subordinated Debentures. Pending the disbursement of the net proceeds from the sale of the Equity Units to redeem the Junior Subordinated Debentures, such net proceeds are expected to be used to repay a portion of our outstanding commercial paper. To the extent any of the underwriters or their affiliates own our commercial paper or Junior Subordinated Debentures, such party would receive a portion of the net proceeds from the sale of the Equity Units. It is possible that one or more of the underwriters or their affiliates could receive more than 5% of the net proceeds of this offering, and in that case, such underwriter would be deemed to have a “conflict of interest” under Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”). In the event of any such conflict of interest, such underwriter would be required to conduct the distribution of the Equity Units in accordance with FINRA Rule 5121, and no sales of the Equity Units will be made by the affected underwriter(s) to an account over which it exercises discretion without the prior specific written consent of the account holder. However, pursuant subsection (a)(1)(A) of that rule, the appointment of a “qualified independent underwriter” would not be required in connection with this offering.
No Sale of Similar Securities
We have agreed that, subject to certain exceptions described below, without the prior written consent of Barclays Capital Inc., BofA Securities, Inc. and Mizuho Securities USA LLC, we will not during the 30-day period after the date of this prospectus supplement: (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer, dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for shares of our common stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any shares of our common stock, whether any such swap or transaction is to be settled by delivery of shares of our common stock or other securities, in cash or otherwise; provided, however, that the foregoing shall not apply to (a) any securities or options to purchase any securities granted or sold pursuant to any of our employee or director compensation plans or any of our employee or other investment plans as in effect on the date of the underwriting agreement referred to herein, (b) any issuance of securities upon conversion of our outstanding 3.000% Convertible Senior Notes due 2029, (c) any issuance, sale or delivery of securities resulting from the settlement of any forward contract that is outstanding as of the date of the underwriting agreement referred to herein, (d) any issuance, sale or delivery of securities under our equity distribution agreement, dated as of March 6, 2026, in an amount up to $600 million on or after the earlier of (A) the payment and delivery of all 5,000,000 additional Equity Units from us or (B) the expiration of the underwriters’ over-allotment option to purchase additional Equity Units, or (e) the Equity Units or purchase contracts to be issued in the transactions contemplated in this prospectus supplement or any shares of our common stock issued upon settlement of any such purchase contracts.
Our executive officers have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each of these officers has agreed that, subject to certain exceptions described below, without the prior written consent of Barclays Capital Inc., BofA Securities, Inc.

and Mizuho Securities USA LLC, such officer will not during the 30-day period after the date of this prospectus supplement: (i) directly or indirectly offer or sell (or grant any option or warrant to offer or sell) lend or pledge or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the subject shares (as defined below), whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of subject shares or such other securities, in cash or otherwise, or any options or warrants to purchase any subject shares, or any securities convertible into, exchangeable for or that represent the right to receive subject shares. The term “subject shares” means (i) the shares of our common stock, whether now owned or hereafter acquired, owned directly by an officer subject to the lock-up agreement (including holding as a custodian) or with respect to which such officer has beneficial ownership within the rules and regulations of the SEC and (ii) shares of our common stock acquired prior to the date of such officer’s lock-up agreement pursuant to any of our employee or director compensation plan or pursuant to any of our employee or stockholder investment plans. Notwithstanding the foregoing, an officer subject to the lock-up agreement may transfer the subject shares:
(i)   as a bona fide gift or gifts, provided that (i) the donee or donees thereof agree(s) to be bound in writing by the restrictions set forth in such lock-up agreement and (ii) no filing by any party under Section 16(a) of the Exchange Act shall be required (or be made voluntarily) in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the 30-day period referred to above),
(ii)   to any member of the immediate family of such officer, provided that (i) the transferee or transferees agree(s) to be bound in writing by the restrictions set forth in such lock-up agreement and (ii) no filing by any party under Section 16(a) of the Exchange Act shall be required (or be made voluntarily) in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the 30-day period referred to above),
(iii)   to any trust or foundation, provided that (A) the trustee of the trust or foundation agrees to be bound in writing by the restrictions set forth in such lock-up agreement, (B) any such transfer shall not involve a disposition for value, and (C) no filing by any party under Section 16(a) of the Exchange Act shall be required (or be made voluntarily) in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the 30-day period referred to above),
(iv)   to an entity controlled by such officer, provided that (A) the transferee or transferees agree(s) to be bound in writing by the restrictions set forth in such lock-up agreement and (B) no filing by any party under Section 16(a) of the Exchange Act shall be required (or be made voluntarily) in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the 30-day period referred to above),
(v)   pursuant to the laws of testamentary or intestate descent, provided that the transferee or transferees agree(s) to be bound in writing by the restrictions set forth in such lock-up agreement,
(vi)   pursuant to any trading plan complying with Rule 10b5-1 under the Exchange Act that has been entered into by such officer prior to the date of such officer’s lock-up agreement or pursuant to any amendment or replacement of any such trading plan, so long as the number of shares of common stock subject to such original trading plan is not increased, provided that if such sales are required to be reported on Form 4 pursuant to Section 16(a) of the Exchange Act during the 30-day period referred to above, or such officer voluntarily effects any public filing or report regarding such sales during such 30-day period, then such officer shall disclose in such filing or report that such sale was made pursuant to an existing Rule 10b5-1 trading plan, or
(vii)   with the prior written consent of Barclays Capital Inc., BofA Securities, Inc. and Mizuho Securities USA LLC.
For purposes of clause (ii) above, the term “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

Selling Restrictions
Notice to Prospective Investors in the EEA
Prohibition of Sales to EEA Retail Investors
The Equity Units shall not be offered, sold or otherwise made available to any retail investor in the EEA. For the purposes of this provision:
(a)
the expression “retail investor” means a person who is one (or more) of the following:

(i)
a retail client as defined in point (11) of Article 4(1) of MiFID II; or

(ii)
a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)
not an EEA Qualified Investor; and

(b)
the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Equity Units to be offered so as to enable an investor to decide to purchase or subscribe for the Equity Units.

Notice to Prospective Investors in the United Kingdom
Prohibition of Sales to United Kingdom Retail Investors
The Equity Units shall not be offered, sold, distributed or otherwise made available to any retail investor in the United Kingdom. For the purposes of this provision:
(a)
the expression “retail investor” means a person who is either one (or both) of the following:

(i)
not a professional client, as defined in point (8) of Article 2(1) of UK MiFIR; or

(ii)
not a UK Qualified Investor; and

(b)
the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Equity Units to be offered so as to enable an investor to decide to buy or subscribe for the Equity Units.

Other Regulatory Restrictions in the United Kingdom
Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the Equity Units may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to Duke Energy Corporation.
All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the Equity Units in, from or otherwise involving the United Kingdom.
Notice to Prospective Investors in Australia
No placement document, prospectus, product disclosure statement or other disclosure document (including as defined in the Corporations Act 2001 (Cth) (“Corporation Act”)) has been or will be lodged with the Australian Securities and Investments Commission (“ASIC”) or any other governmental agency, in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document for the purposes of Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act. No action has been taken which would permit an offering of the Equity Units in circumstances that would require disclosure under Parts 6D.2 or 7.9 of the Corporations Act.

The Equity Units may not be offered for sale, nor may application for the sale or purchase or any notes be invited in Australia (including an offer or invitation which is received by a person in Australia) and neither this prospectus supplement nor any other offering material or advertisement relating to the Equity Units may be distributed or published in Australia unless, in each case:
(a)
the aggregate consideration payable on acceptance of the offer or invitation by each offeree or invitee is at least A $500,000 (or its equivalent in another currency, in either case, disregarding moneys lent by the person offering the Equity Units or making the invitation or its associates) or the offer or invitation otherwise does not require disclosure to investors in accordance with Part 6D.2 or 7.9 of the Corporations Act;

(b)
the offer, invitation or distribution complied with the conditions of the Australian financial services license of the person making the offer, invitation or distribution or an applicable exemption from the requirement to hold such license;

(c)
the offer, invitation or distribution complies with all applicable Australian laws, regulations and directives (including, without limitation, the licensing requirements set out in Chapter 7 of the Corporations Act);

(d)
the offer or invitation does not constitute an offer or invitation to a person in Australia who is a “retail client” as defined for the purposes of Section 761G of the Corporations Act; and

(e)
such action does not require any document to be lodged with ASIC or the ASX.

Notice to Prospective Investors in Canada
The Equity Units may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Equity Units must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in Singapore
This prospectus supplement has not been and will not be registered as a prospectus under the Securities and Futures Act 2001 (the “SFA”) by the Monetary Authority of Singapore, and the offer of the Equity Units in Singapore is made primarily pursuant to the exemptions under Sections 274 and 275 of the SFA. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Equity Units may not be circulated or distributed, nor may the Equity Units be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than:
(a)
to an institutional investor (as defined in Section 4A of the SFA) (an “Institutional Investor”) pursuant to Section 274 of the SFA;

(b)
to an accredited investor (as defined in Section 4A of the SFA) (an “Accredited Investor”) or other relevant person (as defined in Section 275(2) of the SFA) (a “Relevant Person”) and pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018; or
(c)
otherwise pursuant to, and in accordance with the conditions of, any other applicable exemption or provision of the SFA.

It is a condition of the offer that where the Equity Units are subscribed for or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a Relevant Person which is:
(a)
a corporation (which is not an Accredited Investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or

(b)
a trust (where the trustee is not an Accredited Investor), the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation and the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has subscribed for or acquired the Equity Units except:
(i)
to an Institutional Investor, an Accredited Investor, a Relevant Person, or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(c)(ii) of the SFA (in the case of that trust);

(ii)
where no consideration is or will be given for the transfer;

(iii)
where the transfer is by operation of law; or

(iv)
as specified in Section 276(7) of the SFA.

Notice to Prospective Investors in Japan
The Equity Units have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (the “Financial Instruments and Exchange Law”), and accordingly, the Equity Units have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to, for the account or benefit of, others for re-offering or resale, directly or indirectly, in Japan or to, for the account or benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and guidelines promulgated by the relevant Japanese governmental and regulatory authorities and in effect at the relevant time.
Notice to Prospective Investors in Switzerland
This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the Equity Units. The Equity Units may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the Equity Units to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the Equity Units constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the Equity Units may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in the United Arab Emirates
This prospectus supplement and the accompanying prospectus have not been reviewed, approved or licensed by the Central Bank of the United Arab Emirates (the “UAE”), the Emirates Securities and Commodities Authority (the “SCA”) or any other relevant licensing authority in the UAE including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the UAE including, without limitation, the Dubai Financial Services Authority, a regulatory authority of the Dubai International Financial Centre.
This prospectus supplement and the accompanying prospectus are not intended to, and do not, constitute an offer, sale or delivery of shares or other securities under the laws of the UAE. Accordingly, the Equity Units have not been and will not be registered with the SCA or the UAE Central Bank, the Dubai Financial Market, the Abu Dhabi Securities Market or any other UAE regulatory authority or exchange.
The issue and/or sale of the Equity Units has not been approved or licensed by the SCA, the UAE Central Bank or any other relevant licensing authority in the UAE and does not constitute a public offer of securities in the UAE in accordance with the Commercial Companies Law, Federal Law No. 1 of 2015 (as amended) or otherwise, does not constitute an offer in the UAE in accordance with the Board Decision No. 37 of 2012 Concerning the Regulation of Investment Funds (whether by a Foreign Fund, as defined therein, or otherwise) and further does not constitute the brokerage of securities in the UAE in accordance with the Board Decision No. 27 of 2014 Concerning Brokerage in Securities.

LEGAL MATTERS
Certain legal matters in connection with the offering of the Equity Units will be passed upon for Duke Energy Corporation by Elizabeth H. Jones, Esq., who is Deputy General Counsel of Duke Energy Business Services LLC, the service company affiliate of Duke Energy Corporation and by Hunton Andrews Kurth LLP, New York, New York. Davis Polk & Wardwell LLP, New York, New York and Sidley Austin LLP, New York, New York, have acted as counsel to the underwriters. Sidley Austin LLP acts and, in the past has acted, as counsel to Duke Energy Corporation and certain of its subsidiaries in connection with various matters.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Exchange Act, and, in accordance therewith, file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC, as well as additional information about us, are available to the public through our website at http://www.duke-energy.com and are made available as soon as reasonably practicable after such material is filed with or furnished to the SEC. The information on our website is not a part of this prospectus supplement or the accompanying prospectus. Our filings are also available to the public through the SEC’s website at http://www.sec.gov.
The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. This prospectus supplement incorporates by reference the documents incorporated in the accompanying prospectus at the time the registration statement became effective and all later documents filed with the SEC, in all cases as updated and superseded by later filings with the SEC. We incorporate by reference the documents listed below and any future documents filed by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, until the offering is completed:
•
Annual Report on Form 10-K for the year ended December 31, 2025;

•
Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2026 and June 30, 2026; and

•
Current Reports on Form 8-K (excluding any information and exhibits furnished under either Item 2.02 or Item 7.01 (or any related exhibit furnished under Item 9.01(d) thereof)) filed on March 3, 2026, March 6, 2026, March 9, 2026, March 10, 2026, March 12, 2026, March 16, 2026, April 1, 2026 and May 13, 2026.

We and certain of our subsidiaries separately filed the combined Annual Report on Form 10-K and combined Quarterly Reports on Form 10-Q listed above. We do not intend to incorporate by reference into this prospectus supplement the stand alone information relating to our subsidiaries, and we make no representation as to such stand along information relating to any of our subsidiaries contained in such combined reports.
We will provide you without charge a copy of these filings, other than any exhibits unless the exhibits are specifically incorporated by reference into this prospectus supplement. You may request a copy by writing us at the following address or telephoning one of the following numbers:
Investor Relations Department
Duke Energy Corporation
P.O. Box 1005
Charlotte, North Carolina 28201
(800) 488-3853 (toll-free)

Prospectus
Duke Energy Corporation
Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Stock Purchase Contracts
Stock Purchase Units
From time to time, we may offer the securities described in this prospectus separately or together in any combination, in one or more classes or series, in amounts, at prices and on terms that we will determine at the time of the offering.
We will provide specific terms of these offerings and securities in supplements to this prospectus. You should read carefully this prospectus, the information incorporated by reference in this prospectus and any prospectus supplement before you invest. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.
Our common stock is listed on the New York Stock Exchange, or NYSE, under the trading symbol “DUK.”
Investing in our securities involves risks. You should carefully consider the information in the section entitled “Risk Factors” on page 1 of this prospectus before you invest in any of our securities.
We may offer and sell the securities directly, through agents we select from time to time or to or through underwriters or dealers we select. If we use any agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of those securities and the net proceeds we expect to receive from that sale will also be set forth in a prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is September 23, 2025.

Prospectus

i

REFERENCES TO ADDITIONAL INFORMATION
This prospectus incorporates important business and financial information about us from other documents that are not included in or delivered with this prospectus. This information is available for you to review through the Securities and Exchange Commission’s, or SEC’s, website, www.sec.gov. You can also obtain those documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address and telephone number:
Investor Relations Department
Duke Energy Corporation
P.O. Box 1005
Charlotte, North Carolina 28201
(800) 488-3853 (toll-free)
See “Where You Can Find More Information” in this prospectus.
ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that Duke Energy filed with the SEC utilizing a “shelf” registration process. Under the shelf registration process, we are registering an unspecified amount of our common stock, preferred stock, depositary shares, stock purchase contracts, stock purchase units and debt securities, and may issue any of such securities in one or more offerings.
This prospectus provides general descriptions of the securities we may offer. Each time securities are sold, a prospectus supplement will provide specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. The registration statement filed with the SEC includes exhibits that provide more details about the matters discussed in this prospectus. You should read this prospectus, the related exhibits filed with the SEC and any prospectus supplement, together with the additional information described under the caption “Where You Can Find More Information.”
Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus to “Duke Energy,” “we,” “us” and “our” or similar terms are to Duke Energy Corporation and its subsidiaries.
FORWARD-LOOKING STATEMENTS
This prospectus and the information incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on our management’s beliefs and assumptions and can often be identified by terms and phrases that include “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will,” “potential,” “forecast,” “target,” “guidance,” “outlook,” or other similar terminology. Various factors may cause actual results to be materially different than the suggested outcomes within forward-looking statements; accordingly, there is no assurance that such results will be realized.
In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements included or incorporated by reference in this prospectus might not occur or might occur to a different extent or at a different time than described. Forward-looking statements speak only as of the date they are made and we expressly disclaim any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ii

THE COMPANY
Duke Energy Corporation, or Duke Energy, together with its subsidiaries, is a diversified energy company with both regulated and nonregulated utility operations. We conduct business through the following operating business segments: Electric Utilities and Infrastructure and Gas Utilities and Infrastructure.
Duke Energy’s Electric Utilities and Infrastructure segment conducts operations primarily through the regulated public utilities of Duke Energy Carolinas, LLC, Duke Energy Progress, LLC, Duke Energy Florida, LLC, Duke Energy Indiana, LLC and Duke Energy Ohio, Inc. Duke Energy’s Electric Utilities and Infrastructure segment provides retail electric service through the generation, transmission, distribution and sale of electricity to approximately 8.6 million customers within the Southeast and Midwest regions of the U.S. The service territory is approximately 90,000 square miles across six states with a total estimated population of 27 million people. The operations include electricity sold wholesale to municipalities, electric cooperative utilities and other load-serving entities. Duke Energy’s Electric Utilities and Infrastructure segment is also a joint owner of certain electric transmission projects.
Duke Energy’s Gas Utilities and Infrastructure segment conducts natural gas operations primarily through the regulated public utilities of Piedmont Natural Gas Company, Inc., Duke Energy Ohio, Inc. and Duke Energy Kentucky, Inc. Duke Energy’s Gas Utilities and Infrastructure segment serves residential, commercial, industrial and power generation natural gas customers, including customers served by municipalities who are wholesale customers. Duke Energy’s Gas Utilities and Infrastructure segment has over 1.7 million total customers, including approximately 1.2 million customers located in North Carolina, South Carolina and Tennessee, and an additional 560,000 customers located within southwestern Ohio and northern Kentucky.
Duke Energy is a Delaware corporation. The address of Duke Energy’s principal executive offices is 525 South Tryon Street, Charlotte, North Carolina 28202-1803 and its telephone number is (800) 488-3853. Duke Energy’s common stock is listed and trades on the New York Stock Exchange under the symbol “DUK.”
The foregoing information about Duke Energy is only a general summary and is not intended to be comprehensive. For additional information about Duke Energy, you should refer to the information described under the caption “Where You Can Find More Information” in this prospectus.
RISK FACTORS
Investing in our securities involves risks. Before purchasing any securities we offer, you should carefully consider the risk factors that are incorporated by reference herein from the section captioned “Risk Factors” in our most recent Annual Report on Form 10-K as they may be updated by our subsequent Quarterly Reports on Form 10-Q, together with all of the other information included in this prospectus and any prospectus supplement and any other information that we have incorporated by reference, including filings made with the SEC subsequent to the date hereof. Any of these risks, as well as other risks and uncertainties, could harm our financial condition, results of operations or cash flows.
USE OF PROCEEDS
Unless otherwise set forth in a prospectus supplement, we intend to use the net proceeds of any offering of securities sold by us for general corporate purposes, which may include acquisitions, repayment of debt, capital expenditures and working capital. When a particular series of securities is offered, the prospectus supplement relating to that offering will set forth our intended use of the net proceeds received from the sale of those securities. The net proceeds may be invested temporarily in short-term marketable securities or applied to repay short-term debt until they are used for their stated purpose.

DESCRIPTION OF COMMON STOCK
The following summary of our capital stock is subject in all respects to the applicable provisions of the Delaware General Corporation Law, or the DGCL, and our amended and restated certificate of incorporation. The following discussion is a summary of our amended and restated certificate of incorporation and by-laws and is qualified in its entirety by reference to those documents.
Our total number of authorized shares of capital stock consists of 2 billion shares of common stock, par value $0.001 per share, and 44 million shares of preferred stock, par value $0.001 per share.
Except as otherwise required by law and subject to the rights of the holders of any class or series of preferred stock, with respect to all matters upon which shareholders are entitled to vote or to which shareholders are entitled to give consent, the holders of any outstanding shares of common stock vote together as a class, and every holder of common stock is entitled to cast one vote in person or by proxy for each share of common stock standing in such holder’s name on our books. We do not have a classified board of directors nor do we permit cumulative voting.
Holders of common stock are not entitled to any preemptive rights to subscribe for additional shares of common stock nor are they liable to further capital calls or to assessments by us.
Subject to applicable law and the rights, if any, of the holders of any class or series of preferred stock having a preference over the rights to participate with the common stock with respect to the payment of dividends, holders of our common stock are entitled to receive dividends or other distributions as declared by our board of directors at its discretion.
The board of directors may create a class or series of preferred stock with dividends the rate of which is calculated by reference to, and payment of which is concurrent with, dividends on shares of common stock.
DESCRIPTION OF PREFERRED STOCK
Our board of directors has the full authority permitted by law, at any time and from time to time, to divide the authorized and unissued shares of preferred stock into one or more classes or series and, with respect to each such class or series, to determine by resolution or resolutions the number of shares constituting such class or series and the designation of such class or series, the voting powers, if any, of the shares of such class or series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of any such class or series of preferred stock to the full extent now or as may in the future be permitted by the law of the State of Delaware. The powers, preferences and relative, participating, optional and other special rights of each class or series of preferred stock and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other classes or series at any time outstanding. Except as otherwise required by law, as provided in the certificate of incorporation or as determined by our board of directors, holders of preferred stock will not have any voting rights and will not be entitled to any notice of shareholder meetings.
Provisions that Have or May Have the Effect of Delaying or Prohibiting a Change in Control
Under our certificate of incorporation, the board of directors has the full authority permitted by Delaware law to determine the voting rights, if any, and designations, preferences, limitations and special rights of any class or any series of any class of the preferred stock.
The certificate of incorporation also provides that a director may be removed from office with or without cause. However, subject to applicable law, any director elected by the holders of any series of preferred stock may be removed without cause only by the holders of a majority of the shares of such series of preferred stock.
Our certificate of incorporation requires an affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding shares of stock of all our classes entitled to vote generally in the election of directors, voting together as a single class, to amend, alter or repeal provisions in the certificate of incorporation which relate to the number of directors and vacancies and newly created directorships.

Our certificate of incorporation provides that certain actions required or permitted to be taken at an annual or special meeting of shareholders may be effected without a meeting by written consent of the holders of our common stock, but only if such action is taken in accordance with our certificate of incorporation, our by-laws and applicable law.
Our by-laws provide that, except as expressly required by the certificate of incorporation or by applicable law, and subject to the rights of the holders of any series of preferred stock, special meetings of the shareholders or of any series entitled to vote may be called for any purpose or purposes only by the Chairman of the board of directors or by the board of directors. In addition, special meetings of the shareholders or of any class or series entitled to vote may also be called by our Secretary upon the written request by the holders of record at the time such request is delivered representing at least fifteen percent (15%) of the outstanding shares of our common stock.
The provisions of our certificate of incorporation and by-laws conferring on our board of directors the full authority to issue preferred stock, the restrictions on removing directors elected by holders of preferred stock, the supermajority voting requirements relating to the amendment, alteration or repeal of the provisions governing the number of directors and filling of vacancies and newly created directorships, and the requirement that shareholders act at a meeting unless all shareholders agree in writing, in certain instances could have the effect of delaying, deferring or preventing a change in control or the removal of existing management.
DESCRIPTION OF DEPOSITARY SHARES
We may issue depositary shares representing fractional interests in shares of our preferred stock of any series. In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a depositary. The following description sets forth certain general terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares to which any prospectus supplement may relate and the extent, if any, to which the general terms and provisions may apply to the depositary shares so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the depositary shares, deposit agreements and depositary receipts described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable deposit agreement and depositary receipts for additional information before you decide whether to purchase any of our depositary shares.
In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. Depositary shares will be evidenced by depositary receipts issued pursuant to the related deposit agreement. Immediately following our issuance of the security related to the depositary shares, we will deposit the shares of our preferred stock with the relevant depositary and will cause the depositary to issue, on our behalf, the related depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest in the share of preferred stock represented by the related depositary share, to all the rights, preferences and privileges of, and will be subject to all of the limitations and restrictions on, the preferred stock represented by the depositary receipt (including, if applicable, dividend, voting, conversion, exchange, redemption, sinking fund, subscription and liquidation rights). To the extent appropriate, the applicable prospectus supplement will describe the specific terms of the depositary shares offered thereby. The terms of any offered depositary shares will be described in a supplement to this prospectus.
DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS
We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, shares of our common stock at a future date or dates. We may fix the price and the number of shares of common stock subject to the stock purchase contract at the time we issue the stock purchase contracts or we may provide that the price and number of shares of common stock will be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units, often known as stock purchase units, consisting of a stock purchase contract and beneficial interests in either:

•
our senior debt securities or subordinated debt securities or our preferred stock, or

•
debt securities of third parties, including, but not limited to, U.S. treasury securities, securing the holders’ obligations to purchase the common stock under the stock purchase contracts.

The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units, including, if applicable, collateral or depositary arrangements. The description in the applicable prospectus supplement will not contain all of the information you may find useful and reference will be made to the stock purchase contracts or stock purchase units and, if applicable, the collateral or depository arrangement relating to the stock purchase contracts or stock purchase units.
DESCRIPTION OF DEBT SECURITIES
Duke Energy will issue the debt securities, whether senior or subordinated, in one or more series under its Indenture, dated as of June 3, 2008, as supplemented from time to time. Unless otherwise specified in the applicable prospectus supplement, the trustee under the Indenture, or the Indenture Trustee, will be The Bank of New York Mellon Trust Company, N.A. A copy of the Indenture is an exhibit to the registration statement, of which this prospectus is a part.
Duke Energy conducts its business through subsidiaries. Accordingly, its ability to meet its obligations under the debt securities is dependent on the earnings and cash flows of those subsidiaries and the ability of those subsidiaries to pay dividends or to advance or repay funds to Duke Energy. In addition, the rights that Duke Energy and its creditors would have to participate in the assets of any such subsidiary upon the subsidiary’s liquidation or recapitalization will be subject to the prior claims of the subsidiary’s creditors. Certain subsidiaries of Duke Energy have incurred substantial amounts of debt in the operations and expansion of their businesses, and Duke Energy anticipates that certain of its subsidiaries will do so in the future.
Holders of debt securities will generally have a junior position to claims of creditors of our subsidiaries, including trade creditors, debt holders, secured creditors, taxing authorities, guarantee holders and any holders of preferred stock. In addition to trade debt, certain of our operating subsidiaries have ongoing corporate debt programs used to finance their business activities. Unless otherwise specified in a prospectus supplement, the Indenture will not limit the amount of indebtedness or preferred stock issuable by our subsidiaries.
The following description of the debt securities is only a summary and is not intended to be comprehensive. For additional information you should refer to the Indenture.
General
The Indenture does not limit the amount of debt securities that Duke Energy may issue under it. Duke Energy may issue debt securities from time to time under the Indenture in one or more series by entering into supplemental indentures or by its board of directors or a duly authorized committee authorizing the issuance.
The debt securities of a series need not be issued at the same time, bear interest at the same rate or mature on the same date.
Provisions Applicable to Particular Series
The prospectus supplement for a particular series of debt securities being offered will disclose the specific terms related to the offering, including the price or prices at which the debt securities to be offered will be issued. Those terms may include some or all of the following:
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the title of the series;

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the total principal amount of the debt securities of the series;

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the date or dates on which principal is payable or the method for determining the date or dates, and any right that Duke Energy has to change the date on which principal is payable;

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the interest rate or rates, if any, or the method for determining the rate or rates, and the date or dates from which interest will accrue;

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any interest payment dates and the regular record date for the interest payable on each interest payment date, if any;

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whether Duke Energy may extend the interest payment periods and, if so, the terms of the extension;

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the place or places where payments will be made;

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whether Duke Energy has the option to redeem the debt securities and, if so, the terms of its redemption option;

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any obligation that Duke Energy has to redeem the debt securities through a sinking fund or to purchase the debt securities through a purchase fund or at the option of the holder;

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whether the provisions described under “Satisfaction and Discharge; Defeasance and Covenant Defeasance” will not apply to the debt securities;

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the currency in which payments will be made if other than U.S. dollars, and the manner of determining the equivalent of those amounts in U.S. dollars;

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if payments may be made, at Duke Energy’s election or at the holder’s election, in a currency other than that in which the debt securities are stated to be payable, then the currency in which those payments may be made, the terms and conditions of the election and the manner of determining those amounts;

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the portion of the principal payable upon acceleration of maturity, if other than the entire principal;

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whether the debt securities will be issuable as global securities and, if so, the securities depositary;

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any changes in the events of default or covenants with respect to the debt securities;

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any index or formula used for determining principal, premium or interest;

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the terms of the subordination of any series of subordinated debt;

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if the principal payable on the maturity date will not be determinable on one or more dates prior to the maturity date, the amount which will be deemed to be such principal amount or the manner of determining it;

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the person to whom any interest shall be payable if other than the person in whose name the debt security is registered on the regular record date for such interest payment; and

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any other terms.

Unless Duke Energy states otherwise in the applicable prospectus supplement, Duke Energy will issue the debt securities only in fully registered form without coupons, and there will be no service charge for any registration of transfer or exchange of the debt securities. Duke Energy may, however, require payment to cover any tax or other governmental charge payable in connection with any transfer or exchange (excluding certain exchanges not constituting a transfer as set forth in the Indenture). Subject to the terms of the Indenture and the limitations applicable to global securities, transfers and exchanges of the debt securities may be made at The Bank of New York Mellon Trust Company, N.A., 240 Greenwich Street, New York, New York 10286 or at any other office maintained by Duke Energy for such purpose.
The debt securities will be issuable in denominations of $1,000 and any integral multiples of $1,000, unless Duke Energy states otherwise in the applicable prospectus supplement. Duke Energy may at any time deliver executed debt securities to the Indenture Trustee for authentication, and the Indenture Trustee shall authenticate such debt securities upon the written request of Duke Energy and satisfaction of certain other conditions set forth in the Indenture.
Duke Energy may offer and sell the debt securities, including original issue discount debt securities, at a substantial discount below their principal amount. The applicable prospectus supplement will describe special United States federal income tax and any other considerations applicable to those securities. In addition, the applicable prospectus supplement may describe certain special United States federal income tax or other considerations, if any, applicable to any debt securities that are denominated in a currency other than U.S. dollars.
Global Securities
We may issue some or all of the Debt Securities as book-entry securities. Any such book-entry securities will be represented by one or more fully registered global certificates. We will register each global security with or on behalf of a securities depositary identified in the applicable prospectus supplement. Each global security will be deposited with the securities depositary or its nominee or a custodian for the securities depositary.
As long as the securities depositary or its nominee is the registered holder of a global security representing Debt Securities, that person will be considered the sole owner and holder of the global security and the securities it represents for all purposes. Except in limited circumstances, owners of beneficial interests in a global security:
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may not have the global security or any Debt Securities registered in their names;

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may not receive or be entitled to receive physical delivery of certificated Debt Securities in exchange for the global security; and

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will not be considered the owners or holders of the global security or any Debt Securities for any purposes under the applicable securities or the related mortgage or indenture.

We will make all payments of principal and any premium and interest on a global security to the securities depositary or its nominee as the holder of the global security. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.
Ownership of beneficial interests in a global security will be limited to institutions having accounts with the securities depositary or its nominee, which are called “participants” in this discussion, and to persons that hold beneficial interests through participants. When a global security representing Debt Securities is issued, the securities depositary will credit on its book-entry, registration and transfer system the principal amounts of Debt Securities the global security represents to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by:
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the securities depositary, with respect to participants’ interests; and

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any participant, with respect to interests the participant holds on behalf of other persons.

Payments participants make to owners of beneficial interests held through those participants will be the responsibility of those participants. The securities depositary may from time to time adopt various policies and procedures governing payments, transfers, exchanges and other matters relating to beneficial interests in a global security. None of the following will have any responsibility or liability for any aspect of the securities depositary’s or any participant’s records relating to beneficial interests in a global security representing Debt Securities, for payments made on account of those beneficial interests or for maintaining, supervising or reviewing any records relating to those beneficial interests:
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Duke Energy Corporation;

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the applicable trustee; or

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any agent of either of them.

Redemption
Provisions relating to the redemption of debt securities will be set forth in the applicable prospectus supplement. Unless Duke Energy states otherwise in the applicable prospectus supplement, Duke Energy may redeem debt securities only upon notice mailed at least thirty (30), but not more than sixty (60) days before the date fixed for redemption. Unless Duke Energy states otherwise in the applicable prospectus supplement, that notice may state that the redemption will be conditional upon the Indenture Trustee, or the applicable paying agent, receiving sufficient funds to pay the principal, premium and interest on those debt securities on the date fixed for redemption and that if the Indenture Trustee or the applicable paying agent does not receive those funds, the redemption notice will not apply, and Duke Energy will not be required to redeem those debt securities. If less than all the debt securities of a series are to be redeemed, the particular debt securities to be redeemed shall be selected by the Indenture Trustee by such method as the Indenture Trustee shall deem fair and appropriate.
Duke Energy will not be required to:
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issue, register the transfer of, or exchange any debt securities of a series during the fifteen (15) day period before the date the notice is mailed identifying the debt securities of that series that have been selected for redemption; or

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register the transfer of or exchange any debt security of that series selected for redemption except the unredeemed portion of a debt security being partially redeemed.

Consolidation, Merger, Conveyance or Transfer
The Indenture provides that Duke Energy may consolidate or merge with or into, or convey or transfer all or substantially all of its properties and assets to, another corporation or other entity. Any successor must, however, assume Duke Energy’s obligations under the Indenture and the debt securities issued under it, and Duke Energy must deliver to the Indenture Trustee a statement by certain of its officers and an opinion of counsel that affirm compliance with all conditions in the Indenture relating to the transaction. When those conditions are satisfied, the successor will succeed to and be substituted for Duke Energy under the Indenture, and Duke Energy will be relieved of its obligations under the Indenture and the debt securities.
Modification; Waiver
Duke Energy may modify the Indenture with the consent of the holders of a majority in principal amount of the outstanding debt securities of all series of debt securities that are affected by the modification, voting as one class. The consent of the holder of each outstanding debt security affected is, however, required to:
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change the maturity date of the principal or any installment of principal or interest on that debt security;

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reduce the principal amount, the interest rate or any premium payable upon redemption of that debt security;

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reduce the amount of principal due and payable upon acceleration of maturity;

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change the currency of payment of principal, premium or interest on that debt security;

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impair the right to institute suit to enforce any such payment on or after the maturity date or redemption date;

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reduce the percentage in principal amount of debt securities of any series required to modify the Indenture, waive compliance with certain restrictive provisions of the Indenture or waive certain defaults; or

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with certain exceptions, modify the provisions of the Indenture governing modifications of the Indenture or governing waiver of covenants or past defaults.

In addition, Duke Energy may modify the Indenture for certain other purposes, without the consent of any holders of debt securities.
Unless Duke Energy states otherwise in the applicable prospectus supplement, the holders of a majority in principal amount of the outstanding debt securities of any series may waive, for that series, Duke Energy’s compliance with certain restrictive provisions of the Indenture. The holders of a majority in principal amount of the outstanding debt securities of all series under the Indenture with respect to which a default has occurred and is continuing, voting as one class, may waive that default for all those series, except a default in the payment of principal or any premium or interest on any debt security or a default with respect to a covenant or provision which cannot be modified without the consent of the holder of each outstanding debt security of the series affected.
Events of Default
The following are events of default under the Indenture with respect to any series of debt securities, unless Duke Energy states otherwise in the applicable prospectus supplement:
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failure to pay principal of or any premium on any debt security of that series when due;

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failure to pay when due any interest on any debt security of that series that continues for sixty (60) days; for this purpose, the date on which interest is due is the date on which Duke Energy is required to make payment following any deferral of interest payments by it under the terms of debt securities that permit such deferrals;

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failure to make any sinking fund payment when required for any debt security of that series that continues for sixty (60) days;

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failure to perform any other covenant in the Indenture (other than a covenant expressly included solely for the benefit of other series) that continues for ninety (90) days after the Indenture Trustee or the holders of at least 33% of the outstanding debt securities of that series give Duke Energy and, if such notice is given by the holders, the Indenture Trustee written notice of the default; and

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certain bankruptcy, insolvency or reorganization events with respect to Duke Energy.

In the case of the fourth event of default listed above, the Indenture Trustee may extend the grace period. In addition, if holders of a particular series have given a notice of default, then holders of at least the same percentage of debt securities of that series, together with the Indenture Trustee, may also extend the grace period. The grace period will be automatically extended if Duke Energy has initiated and is diligently pursuing corrective action within the original grace period.
Duke Energy may establish additional events of default for a particular series and, if established, any such events of default will be described in the applicable prospectus supplement.
If an event of default with respect to debt securities of a series occurs and is continuing, then the Indenture Trustee or the holders of at least 33% in principal amount of the outstanding debt securities of that series may declare the principal amount of all debt securities of that series to be immediately due and payable. However, that event of default will be considered waived at any time after the declaration, but before a judgment or decree for payment of the money due has been obtained if:
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Duke Energy has paid or deposited with the Indenture Trustee all overdue interest, the principal and any premium due otherwise than by the declaration and any interest on such amounts, and any interest on overdue interest, to the extent legally permitted, in each case with respect to that series, and all amounts due to the Indenture Trustee; and

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all events of default with respect to that series, other than the nonpayment of the principal that became due solely by virtue of the declaration, have been cured or waived.

The Indenture Trustee is under no obligation to exercise any of its rights or powers at the request or direction of any holders of debt securities unless those holders have offered the Indenture Trustee security or indemnity against the costs, expenses and liabilities which it might incur as a result. The holders of a majority in principal amount of the outstanding debt securities of any series have, with certain exceptions, the right to direct the time, method and place of conducting any proceedings for any remedy available to the Indenture Trustee or the exercise of any power of the Indenture Trustee with respect to those debt securities. The Indenture Trustee may withhold notice of any default, except a default in the payment of principal or interest, or in the payment of any sinking or purchase fund installment, from the holders of any series if the Indenture Trustee in good faith considers it in the interest of the holders to do so.
The holder of any debt security will have an absolute and unconditional right to receive payment of the principal, any premium and, within certain limitations, any interest on that debt security on its maturity date or redemption date and to enforce those payments.

Duke Energy is required to furnish each year to the Indenture Trustee a statement by certain of its officers to the effect that it is not in default under the Indenture or, if there has been a default, specifying the default and its status.
Payments; Paying Agent
The paying agent will pay the principal of any debt securities only if those debt securities are surrendered to it. The paying agent will pay interest on debt securities issued as global securities by wire transfer to the holder of those global securities. Unless Duke Energy states otherwise in the applicable prospectus supplement, the paying agent will pay interest on debt securities that are not in global form at its office or, at Duke Energy’s option:
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by wire transfer to an account at a banking institution in the United States that is designated in writing to the Indenture Trustee at least sixteen (16) days prior to the date of payment by the person entitled to that interest; or

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by check mailed to the address of the person entitled to that interest as that address appears in the security register for those debt securities.

Unless Duke Energy states otherwise in the applicable prospectus supplement, the Indenture Trustee will act as paying agent for that series of debt securities, and the principal corporate trust office of the Indenture Trustee will be the office through which the paying agent acts. Duke Energy may, however, change or add paying agents or approve a change in the office through which a paying agent acts.
Any money that Duke Energy has paid to the Indenture Trustee or a paying agent for principal, any premium or interest on any debt securities which remains unclaimed at the end of two years after that principal, premium or interest has become due will be repaid to Duke Energy at its request. After repayment to Duke Energy, holders should look only to Duke Energy for those payments.
Satisfaction and Discharge, Defeasance and Covenant Defeasance
Upon the written request of Duke Energy, the Indenture shall be satisfied and discharged (except as to certain surviving rights and obligations specified in the Indenture) when:
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either all debt securities have been delivered to the Indenture Trustee for cancellation or all debt securities not delivered to the Indenture Trustee for cancellation are due and payable within one year (at maturity or due to redemption) and Duke Energy has deposited with the Indenture Trustee money or government obligations sufficient to pay and discharge such debt securities to the applicable maturity or redemption date (including principal, any premium and interest thereon);

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Duke Energy has paid or caused to be paid all other sums payable under the Indenture by Duke Energy; and

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Duke Energy has delivered to the Indenture Trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent relating to the satisfaction and discharge of the Indenture have been complied with.

The Indenture provides that Duke Energy may be:
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discharged from its obligations, with certain limited exceptions, with respect to any series of debt securities, as described in the Indenture, such a discharge being called a “defeasance” in this prospectus; and

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released from its obligations under certain restrictive covenants especially established with respect to any series of debt securities, as described in the Indenture, such a release being called a “covenant defeasance” in this prospectus.

Duke Energy must satisfy certain conditions to effect a defeasance or covenant defeasance. Those conditions include the irrevocable deposit with the Indenture Trustee, in trust, of money or government obligations which through their scheduled payments of principal and interest would provide sufficient money to pay the principal and any premium and interest on those debt securities on the maturity dates of those payments or upon redemption.

Following a defeasance, payment of the debt securities defeased may not be accelerated because of an event of default under the Indenture. Following a covenant defeasance, the payment of debt securities may not be accelerated by reference to the covenants from which Duke Energy has been released. A defeasance may occur after a covenant defeasance.
Under current United States federal income tax laws, a defeasance would be treated as an exchange of the relevant debt securities in which holders of those debt securities might recognize gain or loss. In addition, the amount, timing and character of amounts that holders would thereafter be required to include in income might be different from that which would be includible in the absence of that defeasance. Duke Energy urges investors to consult their own tax advisors as to the specific consequences of a defeasance, including the applicability and effect of tax laws other than United States federal income tax laws.
Under current United States federal income tax law, unless accompanied by other changes in the terms of the debt securities, a covenant defeasance should not be treated as a taxable exchange.
Concerning the Indenture Trustee
The Bank of New York Mellon Trust Company, N.A., is the Indenture Trustee. Duke Energy and certain of its affiliates maintain deposit accounts and banking relationships with the Indenture Trustee or its affiliates. The Indenture Trustee or its affiliates also serve as trustee or agent under other indentures and agreements pursuant to which securities of Duke Energy and of certain of its affiliates are outstanding.
The Indenture Trustee will perform only those duties that are specifically set forth in the Indenture unless an event of default under the Indenture occurs and is continuing. In case an event of default occurs and is continuing, the Indenture Trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs.
Upon any application by Duke Energy to the Indenture Trustee to take any action under any provision of the Indenture, Duke Energy is required to furnish to the Indenture Trustee such certificates and opinions as may be required under the Trust Indenture Act of 1939, as amended.
PLAN OF DISTRIBUTION
We may sell securities to one or more underwriters or dealers for public offering and sale by them, or we may sell the securities to investors directly or through agents. The prospectus supplement relating to the securities being offered will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:
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the name or names of any underwriters;

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the purchase price of the securities and the proceeds to us from the sale;

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any underwriting discounts and other items constituting underwriters’ compensation;

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any public offering price;

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any discounts or concessions allowed or reallowed or paid to dealers; and

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any securities exchange or market on which the securities may be listed.

Only those underwriters identified in the prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement.
We may distribute the securities from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the prospectus supplement specifies. We may sell securities through forward contracts or similar arrangements. In connection with the sale of securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

We may sell the securities directly or through agents we designate from time to time. Any agent involved in the offer or sale of the securities covered by this prospectus will be named in a prospectus supplement relating to such securities. Commissions payable by us to agents will be set forth in a prospectus supplement relating to the securities being offered. Unless otherwise indicated in a prospectus supplement, any such agents will be acting on a best-efforts basis for the period of their appointment.
Some of the underwriters, dealers or agents and some of their affiliates who participate in the securities distribution may engage in other transactions with, and perform other services for, us and our subsidiaries or affiliates in the ordinary course of business.
Any underwriting or other compensation which we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions which underwriters allow to dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended. Underwriters, and their controlling persons, and agents may be entitled, under agreements we enter into with them, to indemnification against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended.
EXPERTS
The consolidated financial statements incorporated in this prospectus by reference from Duke Energy Corporation’s Annual Report on Form 10-K, and the effectiveness of Duke Energy Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
VALIDITY OF THE SECURITIES
Elizabeth H. Jones, Esq., who is Deputy General Counsel of Duke Energy Business Services LLC, the service company affiliate of Duke Energy Corporation, and/or counsel named in the applicable prospectus supplement, will issue an opinion about the validity of the securities we are offering in the applicable prospectus supplement. Counsel named in the applicable prospectus supplement will pass upon certain legal matters on behalf of any underwriters.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC, as well as additional information about us, are available to the public through Duke Energy’s website at http://www.duke-energy.com and are made available as soon as reasonably practicable after such material is filed with or furnished to the SEC. The information on our website is not a part of this prospectus. Our filings are also available to the public through the SEC website at http://www.sec.gov.
The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents incorporated in the prospectus at the time the registration statement became effective and all later documents filed with the SEC, in all cases as updated and superseded by later filings with the SEC. Duke Energy incorporates by reference the documents listed below and any future documents filed by Duke Energy Corporation with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until the offering is completed:
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Annual Report on Form 10-K for the year ended December 31, 2024, including the portions of our definitive proxy statement filed on Schedule 14A on March 14, 2025 that are incorporated by reference therein;

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Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025 and June 30, 2025; and

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Current Reports on Form 8-K (excluding any information and exhibits furnished under either Item 2.02 or Item 7.01 (or any related exhibit furnished under Item 9.01(d) thereof)) filed on January 13, 2025, February 3, 2025, March 17, 2025, May 5, 2025, July 29, 2025, August 5, 2025, September 11, 2025 and September 12, 2025.

We and certain of our subsidiaries separately filed the combined Annual Report on Form 10-K and combined Quarterly Reports on Form 10-Q listed above. We do not intend to incorporate by reference into this prospectus the stand alone information relating to our subsidiaries, and we make no representation as to such stand alone information relating to any of our subsidiaries contained in such combined reports.
We will provide you without charge a copy of these filings, other than any exhibits unless the exhibits are specifically incorporated by reference into this prospectus. You may request a copy by writing us at the following address or telephoning one of the following numbers:
Investor Relations Department
Duke Energy Corporation
P.O. Box 1005
Charlotte, North Carolina 28201
(800) 488-3853 (toll-free)
You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell the securities described in this prospectus in any state where the offer or sale is not permitted. You should assume that the information contained in the prospectus is accurate only as of its date. Our business, financial condition, results of operations and prospects may have changed since that date.